As filed with the Securities and Exchange Commission on June 4, 2010
1940 Act File No. 811-22382
SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM N-2
REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940 ☒
Amendment No. 1 ☒

JHW Pan Asia Strategies Fund, LLC
(Exact Name of Registrant as Specified in Charter)
711 Fifth Avenue,  Suite 410
New York,  NY  10022
 (Address of Principal Executive Offices)
(888) – 369-1860
(Registrant’s Telephone Number)
_____________
711 Fifth Avenue,  Suite 410
New York,  NY  10022
 (Name and Address of Agent for Service)

Copy to:
Joshua D. Deringer, Esq. Drinker Biddle & Reath LLP One Logan Square, Ste. 2000 Philadelphia, PA 19103-6996 215-988-2700

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

JHW Pan Asia Strategies Fund, LLC

LIMITED LIABILITY COMPANY UNITS

JHW Pan Asia Strategies Fund, LLC (the “Fund”) is a recently formed limited liability company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), as a non-diversified, closed-end management investment company.  The Fund’s investment objective is to participate through exposure to publicly traded equities, in the profits expected to be generated by rapid economic growth in the Asian emerging markets over the next 10-20 years.  The Fund will seek to achieve superior absolute returns over a multi-year period with little or no regard for performance deviations (“tracking error”) from emerging market and other equity indices.  The Fund intends to achieve its objective by investing all or substantially all of its assets in JHW Pan Asia Strategies Master Fund, LLC (the “Master Fund”), a recently formed Delaware limited liability company registered under the Investment Company Act as a non-diversified, closed-end management investment company.  The Master Fund has the same investment objective as the Fund.  The Master Fund in turn intends to invest primarily in the securities of privately placed investment vehicles and, to the extent permitted by the Investment Company Act, registered investment companies (“Sub-Manager Funds”) managed by independent Sub-Managers (“Sub-Managers”) specializing in equity investments in specific Asian countries as well as the entire region.  The Fund cannot guarantee that its investment objective will be achieved or that the Master Fund’s portfolio design and risk monitoring strategies will be successful.  Investing in the Fund involves a high degree of risk.  See “RISK FACTORS” beginning on page 20.

This confidential private placement memorandum (the “Memorandum”) applies to the offering of units of limited liability company interests (“Units”) of the Fund.  Units will generally be offered as of the first day of each calendar month.  No person who is admitted as a member of the Fund (“Member”) will have the right to require the Fund to redeem its Units.  The information in this Memorandum may be changed.  This Memorandum is not an offer to sell Units and is not soliciting an offer to buy Units in any state or jurisdiction where offer or sale is not permitted.

If you purchase Units of the Fund, you will become bound by the terms and conditions of the Limited Liability Company Agreement of the Fund (“LLC Agreement”).  A copy of the LLC Agreement is attached as Appendix A to this Memorandum.

Investments in the Fund may be made only by “Eligible Investors” as defined herein.  See “ELIGIBLE INVESTORS.”

Units will not be listed on any securities exchange and it is not anticipated that a secondary market for Units will develop.  Units are subject to substantial restrictions on transferability and resale and may not be transferred or resold except as permitted under the LLC Agreement.  Although the Fund may offer to repurchase Units from time to time, Units will not be redeemable at a Member’s option nor will they be exchangeable for Units or shares of any other fund.  As a result, an investor may not be able to sell or otherwise liquidate his or her Units.  Units are appropriate only for those investors who can tolerate a

i

high degree of risk and do not require a liquid investment and for whom an investment in the Fund does not constitute a complete investment program.

This Memorandum concisely provides information that you should know about the Fund before investing.  You are advised to read this Memorandum carefully and to retain it for future reference.  Additional information about the Fund, including the Fund’s statement of additional information (“SAI”), dated June 4, 2010, has been filed with the Securities and Exchange Commission (“SEC”).  You can request a copy of the SAI without charge by writing to the Fund, JHW Pan Asia Strategies Fund, LLC, 711 Fifth Avenue,  Suite 410,  New York,  NY  10022 or by calling the Fund at 888-369-1860.  The SAI is incorporated by reference into this Memorandum in its entirety.  The table of contents of the SAI appears on page 83 of this Memorandum.  You can obtain the SAI, and other information about the Fund, on the SEC’s website (http://www.sec.gov).  The address of the SEC’s internet site is provided solely for the information of prospective investors and is not intended to be an active link.

Neither the SEC nor any state securities commission has determined whether this Memorandum is truthful or complete, nor have they made, nor will they make, any determination as to whether anyone should buy these securities.  Any representation to the contrary is a criminal offense.

GEORGIA SUBSCRIBERS.  These securities have been issued or sold in reliance on Paragraph (13) of Code Section 10-5-9 of the Georgia Securities Act of 1973, and may not be sold or transferred except in a transaction which is exempt under such act or pursuant to an effective registration under such act.

You should not construe the contents of this Memorandum as legal, tax or financial advice.  You should consult with your own professional advisors as to legal, tax, financial, or other matters relevant to the suitability of an investment in the Fund.

You should rely only on the information contained in this Memorandum and the SAI.  The Fund has not authorized anyone to provide you with different information.  You should not assume that the information provided by this Memorandum is accurate as of any date other than the date on the front of this Memorandum.

The date of this Memorandum is June 4, 2010

Page
SUMMARY	1
SUMMARY OF FUND EXPENSES	11
USE OF PROCEEDS	12
INVESTMENT OBJECTIVE AND STRATEGIES	13
RISK FACTORS	20
GENERAL RISKS	21
SPECIAL RISKS OF THE FUND OF FUNDS STRUCTURE	23
INVESTMENT-RELATED RISKS	27
RISKS OF SECURITES ACTIVITIES OF THE SUB-MANAGERS	28
MANAGEMENT RISKS	42
FUND RISKS	43
MANAGEMENT OF THE FUND AND THE MASTER FUND	44
INVESTMENT MANAGEMENT FEE	46
PLACEMENT AGENT	47
ADMINISTRATION	48
CUSTODIAN	49
FUND AND MASTER FUND EXPENSES	49
VOTING	51
CONFLICTS OF INTEREST	52
OUTSTANDING SECURITIES	54
REPURCHASES OF UNITS	54
TRANSFERS OF UNITS	60
CALCULATION OF NET ASSET VALUE; VALUATION	61
CAPITAL ACCOUNTS AND ALLOCATIONS	65

(continued)
Page
CERTAIN TAX CONSIDERATIONS	67
ERISA CONSIDERATIONS	77
ELIGIBLE INVESTORS	78
PURCHASING UNITS	79
ADDITIONAL INFORMATION AND SUMMARY OF THE LLC AGREEMENT	79
REPORTS TO MEMBERS	82
FISCAL YEAR	82
ACCOUNTANTS AND LEGAL COUNSEL	82
INQUIRIES	82
TABLE OF CONTENT OF SAI	83
APPENDIX A – LIMITED LIABILITY COMPANY AGREEMENT	A-1

SUMMARY

This is only a summary and does not contain all of the information that you should consider before investing in the Fund.  Before investing in the Fund, you should carefully read the more detailed information appearing elsewhere in this Memorandum and the SAI, and the Fund’s Limited Liability Company Agreement (the “LLC Agreement”).

The Fund
JHW Pan Asia Strategies Fund, LLC (the “Fund”) is a recently formed Delaware limited liability company that is registered under the Investment Company Act of 1940, as amended (“Investment Company Act”), as a non-diversified, closed-end management investment company.  The Fund intends to invest all or substantially all of its assets in JHW Pan Asia Strategies Master Fund, LLC (the “Master Fund”), a recently formed Delaware limited liability company registered under the Investment Company Act as a non-diversified, closed-end management investment company, which has the same investment objective as the Fund.  The Master Fund may also have other investors from time to time.  The Fund’s Units are subject to substantial limits on transferability and resale.  J.H. Whitney Investment Management, LLC, a Delaware limited liability company (the “Investment Manager”), serves as the investment manager to the Master Fund.

The Fund is a “fund of funds” that, through its investment in the Master Fund, provides a means for investors to participate in investments in the securities of privately placed investment vehicles, which are typically referred to as hedge funds, and, to the extent permitted by the Investment Company Act, registered investment companies (“Sub-Manager Funds”), managed by portfolio managers or management teams (“Sub-Managers”).

An investment in the Fund will enable persons who are admitted as members of the Fund (“Members”) to invest with a group of Sub-Managers whose services generally are not available to the general investing public, and in Sub-Manager Funds which may be closed from time to time to new investors or which otherwise may place stringent restrictions on the number and type of persons whose money they will manage.  An investment in the Fund will enable investors to invest in a cross section of Sub-Manager Funds without being subject to the high minimum investment requirements that they typically impose on investors.  Additionally, by investing the Fund’s assets, through its investment in the Master Fund, with multiple Sub-Manager Funds, the Fund may reduce the volatility inherent in an investment in a single Sub-

Manager Fund.  However, as a “non-diversified” management investment company, the Master Fund may invest in relatively few Sub-Manager Funds and in Sub-Manager Funds that do not have diversified investment portfolios.

The Fund is an appropriate investment only for those investors who can tolerate a high degree of risk and do not require a liquid investment.

Investment Objective and Strategies
The Fund is an Asian-focused, multi-country, multi-strategy fund of funds formed to pursue superior risk-adjusted absolute returns. The Fund will seek to participate in the upside of the Asian securities markets and attempt to mitigate the downside of such markets.  The Fund intends to pursue its investment objective by investing all or substantially all of its assets in the Master Fund, which has the same investment objective as the Fund

The Master Fund in turn intends to achieve its objective by investing its assets in funds or accounts managed by Sub-Managers specializing in equity investments in specific Asian countries as well as the entire region.  The Master Fund will seek to reduce risk and volatility by investing in multiple Sub-Manager Funds. The Sub-Manager Funds will be diversified across strategies (which may include long-short equity, deep-value equity, event-driven, convertible arbitrage, fixed-income arbitrage, macro, market-neutral and multi-strategy), locations from which they are managed (which may include Tokyo, Hong Kong, Singapore, Sydney, Shanghai, New York and London), and size of assets under management. These Sub-Manager Funds may have investments in equity, fixed-income, distressed, derivative, currency and other financial instruments, and in certain cases, on both the long and short side.

There can be no assurance that the investment objective of the Fund and the Master Fund will be achieved or that the Master Fund’s portfolio design and risk monitoring strategies will be successful.

Sub-Manager Funds in which the Master Fund invests will generally be limited partnerships, limited liability companies and similar entities managed by a single Sub-Manager.  Sub-Manager Funds may also be organized as foreign corporations.  In addition, the Master Fund may on occasion retain one or more Sub-Managers to manage and invest designated portions of the Master Fund’s assets either through a separately managed account or a separate Sub-Manager Fund in which the Investment Manager serves as general partner or managing member or in a similar capacity and the Master Fund is the sole limited partner or the only other member or equityholder.  Sub-Managers for which such an investment vehicle is utilized or that manage assets directly on a managed account basis are sometimes referred to herein as “Portfolio Account Managers.”  Investments made on behalf of the Master Fund by Portfolio Account Managers will be subject to additional restrictions and limitations under the Investment Company Act.

See “INVESTMENT OBJECTIVE AND STRATEGIES—Borrowing by the Fund and the Master Fund” and “Additional Investment Policies.”

Risk Factors
An investment in the Fund involves substantial risks and special considerations.  A discussion of the risks associated with an investment in the Fund can be found under “GENERAL RISKS,” “SPECIAL RISKS OF THE FUND OF FUNDS STRUCTURE,” and “INVESTMENT RELATED RISKS.”

Management
The Board has overall responsibility for the management and supervision of the business operations of the Fund.  The Master Fund Board, which will initially have the same composition as the Board, has overall responsibility for the management and supervision of the business operations of the Master Fund.  See “MANAGEMENT OF THE FUND AND THE MASTER FUND—The Boards of Managers.”  To the extent permitted by applicable law, the Board and the Master Fund Board may each delegate any of its rights, powers and authority to, among others, the officers of the applicable fund, any committee of such board, or, in the case of the Master Fund Board, the Investment Manager.

The Investment Manager
Under the supervision of the Master Fund Board and pursuant to an investment management agreement between the Master Fund and the Investment Manager (the “Investment Management Agreement”), the Investment Manager, an investment adviser registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), serves as the Master Fund’s investment manager.

Fund Administration
Each of the Fund and the Master Fund has retained J.D. Clark & Co., Inc. (the “Administrator”) to provide it with certain administrative services.  Each of the Fund and the Master Fund will compensate the Administrator for these services and will reimburse the Administrator for certain of its out-of-pocket expenses.  See “—Fees and Expenses” below.

Fees and Expenses
The Fund bears its own operating expenses (including, without limitation, its offering expenses), and, through its investment in the Master Fund, a pro rata portion of the operating expenses of the Master Fund.  A more detailed discussion of the Fund’s expenses can be found under “FUND AND MASTER FUND EXPENSES.”

Investment Management Fee.  The Fund will bear a proportionate share of the investment management fee (“Investment Management Fee”) paid by the Master Fund to the Investment Manager in consideration of the advisory and other services provided by the Investment Manager to the Master Fund.  The Master Fund will pay the Investment Manager a monthly Investment Management Fee equal to 2.00% on an annualized basis of the Master Fund’s net assets as of each month-end, subject to certain adjustments.  The Investment Management Fee will be paid to the Investment Manager out of the Master Fund’s assets, and will therefore decrease the net profits or increase the net losses of the Fund.  See “INVESTMENT MANAGEMENT FEE.”

Administration Fee.  The Fund will pay the Administrator a quarterly administration fee equal to $7,500 (the “Fund Administration Fee”).  In addition, the Master Fund will pay the Administrator a quarterly administration fee (the “Master Fund Administration Fee”, and together with the Fund Administration Fee, the “Administration Fees”) equal to the greater of (i) $20,000 or (ii) fees of up to 3.0 basis points of the Master Fund’s net assets.  Each of the Administration Fees will be paid to the Administrator out of the assets of the Fund or the Master Fund, as applicable, and will therefore decrease the net profits or increase the net losses of the Fund.  The Fund and the Master Fund will also reimburse the Administrator for certain out-of-pocket expenses.  See “ADMINISTRATION.”

The Fund’s expenses incurred and to be incurred in connection with the initial offering of Units (the “Initial Closing”) will be amortized by the Fund over the 12-month period beginning on the commencement of operations.

The Master Fund’s expenses incurred and to be incurred in connection with the initial offering of interests in the Master Fund (the “Initial Master Closing”) will be amortized over the 12-month period beginning on the commencement of operations.  See “FUND AND MASTER FUND EXPENSES.”

The Board believes that the aggregate expenses of the Fund and the Master Fund will not be materially greater than the expenses that the Fund would incur if the assets of the Fund were invested directly in Sub-Manager Funds.

Distributions
It is expected that distributions will generally not be made to Members.  However, the Board has the right to cause distributions to be made in cash or in-kind to the Members in its sole discretion.  Whether or not distributions are made, each Member will be required each year to pay applicable federal, state and local income taxes on the Member’s allocable share of the Fund’s taxable income.

Eligible Investors
Each prospective investor in the Fund will be required to certify that it is an “accredited investor” within the meaning of Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”).  A natural person must generally have a net worth of $1,000,000, and a company must generally have total assets in excess of $5,000,000.  In addition, Units are generally being offered only to investors that are U.S. persons for U.S. federal income tax purposes.  Investors who meet such qualifications are referred to in this Memorandum as “Eligible Investors.” Existing Members who request to purchase additional Units will be required to qualify as “Eligible Investors” and to complete an additional investor certification prior to the additional purchase.  See “ELIGIBLE INVESTORS.”

Purchasing Units
The minimum initial investment in the Fund by any investor is $100,000, and the minimum additional investment in the Fund by any investor is $25,000.

However, the Fund, in its sole discretion, may accept investments below these minimums.

Units will generally be offered for purchase as of the first day of each calendar month, except that Units may be offered more or less frequently as determined by the Board in its sole discretion.

Subscriptions are generally subject to the receipt of cleared funds on or prior to the acceptance date set by the

Fund and notified to prospective investors.  Pending any offering, funds received from prospective investors will be placed in an interest-bearing escrow account with UMB, N.A., the Fund’s escrow agent.  On the date of any closing, the subscription amount with respect to each investor whose investment is accepted, will be invested in the Fund on behalf of such investor.  Any interest earned with respect to such escrow account will be paid to the Master Fund and allocated pro-rata among Members of the Master Fund.

A prospective investor must submit a completed subscription document on or prior to the acceptance date set by the Fund and notified to prospective investors.  The Fund reserves the right to reject, in its sole discretion, any request to purchase Units at any time.  The Fund also reserves the right to suspend or terminate offerings of Units at any time.  Additional information regarding the subscription process is set forth under “PURCHASING UNITS.”

The Closing Date of the Initial Offering
The Initial Offering is expected to occur on or about July 1, 2010 (or such earlier or later date as the Investment Manager may determine).   The purchase price of Units sold on the Initial Closing will be $100 per Unit and thereafter the purchase price will be based on the net asset value per Unit as of the date such Units are purchased.  Fractions of Units will be issued to one one-hundredth of a Unit.

Repurchases of Units
No Member will have the right to require the Fund to redeem its Units.  The Fund from time to time may offer to repurchase Units pursuant to written tenders by the Members.  However, because all or substantially all of the Fund’s assets will be invested in the Master Fund, the Fund will generally find it necessary to liquidate a portion of its interest in the Master Fund in order to satisfy repurchase requests.  Because interests in the Master Fund (“Master Fund Interests”) may not be transferred, the Fund may withdraw a portion of its Master Fund Interest only pursuant to repurchase offers by the Master Fund.  Therefore, the Fund does not expect to conduct a repurchase offer for Units unless the Master Fund contemporaneously conducts a repurchase offer for Master Fund Interests.

The Investment Manager anticipates recommending to the Master Fund Board that the Master Fund conduct repurchase offers on or about June 30, 2011, and thereafter quarterly on or about each March 31, June 30, September 30 and December 31, subject to the “early repurchase fee” described below.  It is also anticipated that the Fund will generally conduct repurchase offers contemporaneously with repurchase offers conducted by the Master Fund.

The Master Fund will make repurchase offers, if any, to all of the Master Fund’s members, including the Fund.  The Fund does not expect to make a repurchase offer that is larger than the portion of the Master Fund’s corresponding repurchase offer expected to be available for acceptance by the Fund.  Consequently, the Fund will conduct repurchase offers on a schedule and in amounts that will depend on the Master Fund’s repurchase offers.

Subject to the conditions described above, any repurchases of Units will be made at such times and on such terms as may be determined by the Board from time to time in its sole discretion.  Therefore, the Fund may determine not to conduct a repurchase offer at a time that the Master Fund conducts a repurchase offer.  The Fund may also elect to repurchase less than the full amount that a Member requests to be repurchased.  If a repurchase offer is oversubscribed, the Fund may repurchase only a pro rata portion of the amount tendered by each Member.

In determining whether the Master Fund should offer to repurchase Master Fund Interests from members of the Master Fund pursuant to repurchase requests, the Master Fund Board may consider, among other things, the recommendation of the Investment Manager as well as a variety of other operational, business and economic factors.  The Board may consider similar factors when determining whether the Fund should offer to repurchase Units from Members of the Fund.

The Board may under certain circumstances elect to postpone, suspend or terminate an offer to repurchase Units.  See “REPURCHASES OF UNITS.”

A Member who tenders some but not all of its Units for repurchase will be required to maintain a minimum capital account balance of $50,000.  Such minimum capital account balance requirement may be waived by the Board, in its sole discretion.  The Fund reserves the right to reduce the amount to be repurchased from a Member so that the required capital account balance is maintained.   A repurchase request that would result in a Member having a capital account balance of less than $50,000 will be deemed a request for full repurchase.

A 2.00% early repurchase fee will be charged by the Fund with respect to any repurchase of Units from a Member at any time prior to the day immediately preceding the one-year anniversary of the Member’s purchase of the Units.  See “REPURCHASES OF UNITS.”

Transfer Restrictions
A Member may assign, transfer, sell, encumber, pledge or otherwise dispose of (each, a “transfer”) its Units only (1) by operation of law pursuant to the death, divorce, insolvency, bankruptcy, or adjudicated incompetence of the Member; or (2) under other limited circumstances, with the consent of the Board (which may be withheld in its sole discretion and is expected to be granted, if at all, only under extenuating circumstances).  Unless counsel to the Fund confirms that the transfer will not cause the Fund to be treated as a “publicly traded partnership” taxable as a corporation, the Board generally will not consider consenting to a transfer of Units unless the transfer is:  (1) one in which the tax basis of Units in the hands of the transferee is determined, in whole or in part, by reference to its tax basis in the hands of the transferring Member (e.g., certain transfers to affiliates, gifts and contributions to family entities); (2) to members of the transferring Member’s immediate family (siblings, spouse, parents or children); or (3) a distribution from a qualified retirement plan or an individual retirement account.  In connection with any request to transfer Units, the Fund may require the Member requesting the transfer to obtain, at the Member’s expense, an opinion of counsel selected by the Fund as to such matters as the Fund may reasonably request.

Each transferring Member and transferee may be charged reasonable expenses, including attorneys’ and accountants’ fees, incurred by the Fund in connection with the transfer.  See “TRANSFERS OF UNITS.”

Taxes
The Fund and the Master Fund will be treated as partnerships for federal income tax purposes.  Each Member will be required to include in the Member’s U.S. federal taxable income each year, including the Fund’s share of the Master Fund’s taxable income, regardless whether the Fund makes a distribution to the Member in that year.  In addition, for a variety of reasons, a Member’s allocation of taxable income of the Fund in any year may be more or less than the amount of net profits allocated to the Member’s capital account for that year.  For the reasons described above and because, among other things, the Fund is not generally obligated, and does not intend, to make distributions, Members may recognize substantial amounts of taxable income in each year, the taxes on which are substantially in excess of any distributions from the Fund.

For a discussion of certain tax risks and considerations relating to an investment in the Fund see “CERTAIN MATERIAL TAX CONSIDERATIONS.”

Investors should consult their own tax advisers with respect to the specific federal, state, local, U.S. and non-U.S. tax consequences of the purchase, ownership and disposal of Units and any relevant tax filing requirements.

ERISA Plans and Other Tax-Exempt Entities
Prospective investors subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and other tax-exempt entities, including employee benefit plans, individual retirement accounts, and Keogh plans, may purchase Units.  The Fund’s assets should not be considered “plan assets” for purposes of ERISA’s fiduciary responsibility and prohibited transaction rules or similar provisions of the Internal Revenue Code of 1986, as amended (the “Code”).

Term	The Fund’s term is perpetual unless the Fund is otherwise terminated under the terms of the LLC Agreement.
Reports to Members
Members will receive annual tax information necessary for completion of U.S. federal, state and local tax returns.  The Fund will furnish to Members such information as soon as practicable after receipt of the necessary information from the Sub-Manager Funds by the Master Fund.  However, in the likely event that the Master Fund does not receive all of the necessary underlying information on a timely basis, the Fund will be unable to provide such annual tax information to the Members for any given taxable year until after April 15 of the following year.  Members should therefore expect to obtain extensions of the filing dates for their income tax returns at the federal, state and local level.

The Fund anticipates sending Members an unaudited semi-annual and an audited annual report within 60 days after the close of the period for which the report is being made, or as otherwise required by the Investment Company Act. Members also will be sent reports regarding the Fund’s operations each quarter. See “REPORTS TO MEMBERS.”
Fiscal Year	The Fund’s fiscal year is the 12-month period ending on March 31. The Fund’s taxable year is the 12-month period ending on December 31.

SUMMARY OF FUND EXPENSES

The following table illustrates the expenses and fees that the Fund expects to incur and that Members can expect to bear directly or indirectly.  Members will indirectly bear fees and expenses of the Master Fund, which are reflected in the following chart and in the example below.

MEMBER TRANSACTION EXPENSES
Maximum Early Repurchase Fee (as a percentage of repurchased amount) (1)	2.00%
Maximum Placement Fee (as a percentage of Subscription Amount) (2)	2.50%

ANNUAL EXPENSES (as a percentage of net assets)
Investment Management Fee (3)	2.00%
Other Expenses (including the Fund’s and the Master Fund’s initial offering expenses) (4)	2.39%
Acquired Fund (Sub-Manager Fund) Fees and Expenses(5)	3.00%

Total Annual Expenses (including the Fund’s initial offering expenses)	7.39%
________________

The following example is intended to help you compare the cost of investing in the Fund with the cost of investing in other funds.  The example assumes that all distributions are reinvested at net asset value and that the percentage amounts listed under annual expenses remain the same in the years shown.  The assumption in the hypothetical example of a 5% annual return is required by regulation of the SEC applicable to all registered investment companies.  The assumed 5% annual return is not a prediction of, and does not represent, the projected or actual performance of Units.

The example is based on the annual fees and expenses set out on the table above and should not be considered a representation of future expenses.  Actual expenses may be greater or less than those shown.  Moreover, the rate of return of the Fund may be greater or less than the hypothetical 5% return used in the example.  A greater rate of return than that used in the example would increase the dollar amount of the asset-based fees paid by the Fund.

EXAMPLE

You would pay the following fees and expenses on a $1,000 investment, assuming a 5% annual return:

1 YEAR	3 YEARS	5 YEARS	10 YEARS
$115	$234	$364	$665

________________

(1)
A 2.00% early repurchase fee payable to the Fund will be charged with respect to the repurchase of a Member’s Units at any time prior to the day immediately preceding the one-year anniversary of a Member’s purchase of Units.  An early repurchase fee payable by a Member may be waived by the Fund, in circumstances where the Board determines that doing so is in the best interests of the Fund and in a manner as will not discriminate unfairly against any Member.  See “REPURCHASES OF UNITS.”

(2)	Investors may be charged a placement fee of up to 2.50% of the subscription amount. See “PLACEMENT AGENT.”

(3)
The Investment Management Fee is payable by the Master Fund, but will be borne indirectly by Members as a result of the Fund’s investment in the Master Fund.  See “INVESTMENT MANAGEMENT FEE” for additional information.

(4)
Because the Fund and the Master Fund are recently organized, Other Expenses (as defined below) is an estimate based on aggregate net assets of $17.5 million in the Fund and aggregate net assets of $35 million in the Master Fund.

(5)
Members also indirectly bear a portion of the asset-based fees, performance or incentive fees or allocations and other expenses incurred by the Master Fund as an investor in the Sub-Manager Funds or in connection with the allocation of the assets of the Master Fund to Portfolio Account Managers.  Generally, asset-based fees payable to Sub-Managers of the Sub-Manager Funds will range from 1% to 2% (annualized) of the average net asset value of the Master Fund’s investment, and performance or incentive fees or allocations generally range from 15%  to  20% of a Sub-Manager Fund’s net profits annually, although it is possible that such ranges may be exceeded for certain Sub-Managers.

The purpose of the table above is to assist prospective investors in understanding the various fees and expenses Members will bear directly or indirectly.  “Other Expenses,” as shown above, is an estimate based on anticipated contributions to the Fund and the Master Fund and anticipated expenses for the first year of the Fund’s and the Master Fund’s operations, and includes, among other things, professional fees and other expenses that the Fund and the Master Fund will bear, including initial and ongoing offering costs and fees and expenses of the Administrator, escrow agent and custodian.  For a more complete description of the various fees and expenses of the Fund and the Master Fund, see “INVESTMENT MANAGEMENT FEE,” “ADMINISTRATION,” “FUND AND MASTER FUND EXPENSES,” “REPURCHASES OF UNITS,” and “PURCHASING UNITS.”

USE OF PROCEEDS

The proceeds from the sale of units of limited liability company interests (“Units”) of the Fund, not including the amounts of any sales charges, and the Fund’s fees and expenses (including, without limitation, offering expenses), will be invested by the Fund in the Master Fund as soon as practicable after receipt of such proceeds by the Fund.  The Fund expects that such proceeds will be invested by the Master Fund in accordance with the Fund’s and the Master Fund’s investment objective and strategies as soon as practicable after receipt of such proceeds by the Master Fund, consistent with market conditions and the availability of suitable investments.  Such proceeds will be invested together with any interest earned in the Fund’s escrow account prior to the closing of the applicable offering.  See “PURCHASING UNITS—Purchase Terms.”  Delays in investing the Master Fund’s assets may occur because certain Sub-Manager Funds selected by the Investment Manager may provide infrequent opportunities to purchase their securities.

Pending the investment of the proceeds of any offering or any other available funds pursuant to the Fund’s and the Master Fund’s investment objective and strategies, a portion of such amounts, which may include a substantial portion of the proceeds of an offering, may be invested in short-term debt securities or money market funds.  In addition, subject to applicable law, each of the Fund or the Master Fund may maintain a portion of its assets in cash or such short-term securities or money market funds to meet operational needs, for temporary defensive purposes, or to maintain liquidity.  The Fund may be prevented from achieving its objective during any period in which the Master Fund’s assets are not substantially invested in accordance with its principal investment strategies.

INVESTMENT OBJECTIVE AND STRATEGIES

Investment Objective

The Fund is an Asian-focused, multi-country, multi-strategy fund of funds.  The investment objective of the Fund is to pursue superior risk-adjusted absolute returns. The Investment Manager intends to utilize its skills, contacts and know-how developed from its experience of investing in Asia and alternative assets to seek to achieve this objective. In addition, the Investment Manager believes that the Asian economies and/or capital markets currently:

(i) are generally undergoing a rapid, long-term growth in terms of size, complexity and liquidity; and

(ii) are generally less efficient than their European and North American counterparts due to less developed systems of information dissemination and less participation by sophisticated, analytically advanced professional investors.

The Fund intends to achieve its objective by investing all or substantially all of its assets in the Master Fund.  There can be no assurance that the Fund and the Master Fund will achieve its investment objectives or that the Asian economies and capital markets will experience the growth that is forecasted.

The Fund’s investment objective is not fundamental and may be changed by the Fund’s Board of Managers (the “Board”) without the vote of a majority (as defined by the Investment Company Act of 1940, as amended (“Investment Company Act”)) of the Fund’s outstanding Units.  The Fund also has adopted a non-fundamental investment policy relating to the geographic area in which it may invest. The Master Fund will, under normal market circumstances, invest at least 80% of its total assets in Sub-Manager Funds and/or Portfolio Accounts (each as defined below) that are tied economically to Asia. The Fund will notify Members at least 60 days prior to any change in this investment policy.  Additionally, except as otherwise stated in this Memorandum or in the Fund’s Statement of Additional Information (“SAI”), the investment policies, strategies and restrictions of the Fund are not fundamental and may be changed by the Board without the vote of a majority (as defined by the Investment Company Act) of the Fund’s outstanding Units.  The Master Fund’s investment objective is not, and its investment policies, strategies and restrictions generally are not, fundamental, and are subject to change by the Master Fund’s Board of Managers (the “Master Fund Board”) without the consent of the Master Fund’s members.  The principal investment policies and strategies of the Fund and the Master Fund are discussed below.

The Fund intends to pursue its investment objective by investing all or substantially all of its assets in the Master Fund.  The Master Fund in turn intends to achieve its objective by investing its assets in funds or accounts managed by Sub-Managers specializing in equity investments in specific Asian countries as well as the entire region.  The Master Fund will choose Sub-Managers that have a value philosophy of investing and seek to achieve superior absolute returns over a multi-year period.

Investment Strategy

The Master Fund will seek to participate in the upside of the Asian securities markets and attempt to mitigate the downside of such markets. In an attempt to reduce risk and volatility, the Master Fund will invest directly in a diversified basket of absolute return money managers through private investment vehicles (each, a “Sub-Manager Fund”) that have invested the majority of their portfolios in publicly-traded securities primarily in Japan, China and other countries in Asia. These Sub-Manager Funds will be diversified across strategies (which may include long-short equity, deep-value equity, event-driven, convertible arbitrage, fixed-income arbitrage, macro, market-neutral and multi-strategy), locations from which they are managed (which may include Tokyo, Hong Kong, Singapore, Sydney, Shanghai, New York and London), and size of assets under management. These Sub-Manager Funds may have investments in equity, fixed-income, distressed, derivative, currency and other financial instruments, and in certain cases on both the long and short side. The Investment Manager, in its sole discretion, may also invest the Master Fund’s assets directly in certain securities and other instruments for risk management purposes.

Sub-Manager Funds in which the Master Fund will invest may include limited partnerships.  Certain Sub-Manager Funds in which the Master Fund invests may be registered investment companies, including open-end registered investment companies (commonly referred to as “mutual funds”), closed-end investment companies and unit investment trusts (including “exchange-traded funds”), although it is anticipated that the Sub-Manager Funds generally will not be registered investment companies.  The Master Fund’s ability to invest in registered investment companies (including, without limitation, mutual funds, exchange-traded funds and certain money market funds) will be limited by the Investment Company Act, which provides certain restrictions on the amount of securities of a registered investment company that another registered investment company may acquire.  Sub-Manager Funds that are not registered as investment companies under the Investment Company Act typically provide greater flexibility than mutual funds or exchange-traded funds with respect to the types of securities that may be owned, the types of trading strategies employed, and, in some cases, the amount of leverage that can be used.

In addition, the Master Fund may on occasion retain one or more Sub-Managers to manage and invest designated portions of the Master Fund’s assets either through a separately managed account or a separate investment vehicle in which the Investment Manager serves as general partner or managing member and the Master Fund is the sole limited partner or the only other member (each, a “Portfolio Account”).  Sub-Managers for which such an investment vehicle is utilized or that manage assets directly on a managed account basis are sometimes referred to herein as “Portfolio Account Managers.”  For purposes of the Master Fund’s investment restrictions and certain investment limitations under the Investment Company Act, including for example, the Master Fund’s leverage limitations, the Fund will treat all assets held through any Portfolio Account that it establishes to facilitate the management of its assets by a Portfolio Account Manager as if the Master Fund directly owned such assets for purposes of complying with the Investment Company Act.  In addition, the approval of a Portfolio Account Manager must be approved by Members in accordance with the Investment Company Act.  Unless otherwise noted, all of the investments and risks described herein regarding Sub-Managers and Sub-Manager Funds also apply to Portfolio Account Managers and Portfolio Accounts, to the extent permitted by law.

The Investment Manager may invest a portion of the Master Fund’s assets in Sub-Manager Funds, including other “fund of funds,” managed by the Investment Manager or its affiliates.  Such investments will only be made, if at all, upon the Master Fund obtaining any necessary exemptive relief or assurance from the SEC.  There can be no assurance that the SEC will issue such an exemptive order or assurance if the Master Fund elects to seek it.

The Investment Manager’s personnel and its affiliated entities have substantial experience in alternative investment strategies, including directly managing investment strategies in long-short equity in the United States and Asia, investments into the management companies of absolute return funds (strategic stakes) in Asia, allocating assets through the management of a fund of global hedge funds and management of specific operational and back-office functions. In addition, the Investment Manager’s personnel have had experience in private equity investing in the United States and Asia.

The Investment Manager will allocate the assets of the Master Fund into Sub-Manager Funds that, in its view, represent attractive investment opportunities. The investment process will combine both a dual fundamental top-down macro-economic process and a bottom-up manager selection process with a portfolio risk overlay.

From the top-down perspective, the Investment Manager, through its established network of resources, will form an independent view on the market conditions of specific countries, regions or security types, and create an asset-allocation framework. This process is discussed and implemented on a monthly basis, with informal updates performed throughout a month as information becomes available. Considerations within the asset-allocation framework include appreciation potential, efficiency, liquidity, regulatory environment and transparency of markets.

Concurrent with the asset-allocation framework process, a search of available managers is performed. This ongoing search will utilize the Investment Manager’s and its affiliates’ breadth of resources including on-the-ground presence in Singapore, networks in the institutional investment community, and information databases purchased and built over time. The Investment Manager will then select the Sub-Manager Funds it believes are “best of breed,” allocating the Master Fund’s assets to the Sub-Manager Funds based on the asset-allocation framework described above, Sub-Manager Fund specific considerations (such as an investment process, background of principals, risk control, etc.) and overall Fund-level risk parameters.

Initially, the Investment Manager expects that approximately 25% of the Master Fund will be allocated to China-focused managers, 15% to Japan-focused managers, 50% to Pan-Asia managers, and 10% to managers focused on Korea, India, and Australia.  The allocations to such regions may vary from time to time in the Investment Manager’s discretion.  The Investment Manager is not required to make investments with any minimum number of Sub-Manager Funds.

The Master Fund’s portfolio is consistently monitored by the Investment Manager. As mentioned above, the asset-allocation framework is updated as data becomes available. Sub-Manager Funds, as well as potential new Sub-Manager Funds, are monitored and evaluated on an ongoing basis through reviews of reports, phone conversations and meetings. Communication with affiliates or established contacts in Asia also are a key part of the monitoring process.

Despite the foregoing, there can be no assurance that any pre-established risk monitoring guidelines that are tailored by the Investment Manager for each Sub-Manager, will comprehensively or completely capture all or any risk associated with the investments made by such Sub-Manager or will effectively mitigate any risks associated with the investment with a Sub-Manager. Furthermore, there can be no assurance that: (i) the Investment Manager’s risk monitoring and the Fund’s hedging activities will sufficiently mitigate the risks associated with the Fund’s investments in the Sub-Manager Funds; (ii) the Investment Manager will be able to adequately prevent or detect fraud or any other violation of any related pre-established risk monitoring guidelines in respect of the Sub-Manager Funds; or (iii) an investment in the Fund will achieve positive returns, on a risk-adjusted basis or otherwise.

Prospective investors should refer to the Section entitled “Certain Risk Factors,” for a discussion of the risks associated with the investment strategy, process and structure of the Fund.

Investments

General. Through its investments in the Sub-Manager Funds, the Master Fund’s capital will be invested in a variety of securities and derivative instruments with Sub-Managers that use a broad range of investment techniques. In addition to establishing long positions in attractive securities, these techniques may include: selling short; margin borrowings and other forms of leverage to achieve the most efficient use of capital; and derivative transactions both for hedging of existing long and short positions as well as for speculative purposes to pursue independent profit opportunities.

Equities. Under most market conditions, the Master Fund, through its investments in the Sub-Manager Funds, will have a large portion of its assets invested in publicly-traded common stock and equity-linked instruments. This may include listed and unlisted common stocks, debt securities convertible into common stock, warrants to purchase common stock, and preferred stocks. A Sub-Manager Fund may also invest or trade in related derivative instruments such as synthetic equity securities, options on equity securities, and futures contracts on equity indices and baskets of equities. These securities and instruments may be privately placed and may have restrictions in regards to their sale.

Other Securities and Investments. At any time, depending on the particular trading strategy or style of a particular Sub-Manager, and subject to the investment restrictions, guidelines and policies that such Sub-Manager may from time to time be required to comply with, a Sub-Manager Fund may invest or trade on a global basis in a wide range of: listed and unlisted fixed income securities, including those rated below investment grade; structured and synthetic securities; foreign currencies; trade claims, distressed and other special situation securities; and related derivative instruments, such as swaps, forwards, options, futures, caps and floors,  including those relating to interest rates, fixed income products and indices.

Short Positions. Short positions may comprise a significant portion of any Sub-Manager Fund’s investments and, therefore, of the Fund’s overall portfolio. In short selling, a Sub-Manager Fund will sell securities it does not own by borrowing such securities from a third party, such as a broker-dealer.  Short positions may be held for both profit opportunities and for hedging purposes. A Sub-Manager may from time to time engage in short sales for a Sub-Manager Fund in an approach known as “pairs trading,” where the Sub-Manager Fund combines a long position in a particular security with a short position in a similar security in the same or related industry or sector. Pairs trading may be undertaken for speculative and/or hedging purposes and may be weighted toward either the long or short side of the position. A Sub-Manager may from time to time also make short sales “against the box”, where the Sub-Manager Fund retains a long position in the same security. At any particular time, the Fund’s portfolio overall may be “net long” (i.e., the value of long positions, at cost, will be greater than the net exposure on short positions) or “net short” (net exposure on short positions will be greater than the value of long positions).

Restricted Securities. The Sub-Manager Funds may invest in so-called “restricted securities”, i.e., securities as to which the public resale is currently restricted under the  Securities Act and which are not immediately convertible into freely tradable securities. The Sub-Managers may purchase restricted securities where pricing and growth characteristics justify the limited liquidity and which may provide the means of achieving eventual marketability, such as through registration rights under the Securities Act or the right to convert into marketable securities. There will be no limit as to the percentage of the Fund’s assets that may be invested in restricted securities.

Cash Positions. As a defensive strategy, or pending the identification of investments, the Fund or any of the Sub-Managers may periodically invest a significant portion of its respective assets in a variety of cash equivalents or money market instruments.

The Fund will be authorized to invest its capital with Sub-Managers that will invest in all types of securities, derivatives contracts and other financial instruments in furtherance of the Fund’s investment objective. Accordingly, the possible investments to be utilized by the Fund and the Sub-Manager Funds will not necessarily be limited to those described above.

Borrowing by the Fund and the Master Fund

Each of the Fund and the Master Fund may borrow money to pay operating expenses, including, without limitation, investment management fees, or to fund repurchases of Units or Master Fund Interests, as applicable.  In addition, the Master Fund may borrow money to purchase portfolio securities or for other portfolio management purposes.  Such borrowing may be accomplished through credit facilities or derivative instruments or by other means.  The use of borrowings for investment purposes involves a high degree of risk.  Under the Investment Company Act, the Fund, the Master Fund and the Portfolio Account Managers are not permitted to borrow for any purposes if, immediately after such borrowing, the Fund would have an asset coverage (as defined in the Investment Company Act) of less than 300% with respect to indebtedness or less than 200% with respect to preferred stock.  The Master Fund is subject to the same limitation with respect to borrowing by it and the Portfolio Account Managers.  In determining the amount of the Fund’s asset coverage, the Fund will “look through” to the borrowings of the Master Fund as well as the borrowings of any vehicles or accounts that the Master Fund establishes to facilitate the management of the Master Fund’s assets by a Portfolio Account Manager.  Similarly, in determining the amount of the Master Fund’s asset coverage, the Master Fund will “look through” to such vehicles or accounts.  The Investment Company Act also provides that each of the Fund and the Master Fund may not declare distributions, or purchase its stock (including through repurchase offers) if, immediately after doing so, it will have an asset coverage of less than 300% or 200%, as applicable.  The foregoing requirements do not apply to Sub-Manager Funds in which the Master Fund invests unless such Sub-Manager Funds are registered under the Investment Company Act.

The Board may modify the borrowing policies of the Fund including the purposes of borrowings, and the length of time that the Fund may hold portfolio securities purchased with borrowed money.  The Master Fund Board may make similar modifications with respect to the Master Fund.  The rights of any lenders to the Fund or the Master Fund to receive payments of interest or repayments of principal will be senior to those of the Members and the Master Fund’s members, respectively, and the terms of any borrowings may contain provisions that limit certain activities of the Fund or the Master Fund.

Additional Methods of Investing in Sub-Manager Funds; Withdrawal from the Master Fund

The Master Fund will typically invest directly in a Sub-Manager Fund by purchasing an interest in such Sub-Manager Fund.  There may be situations, however, where a Sub-Manager Fund is not open or available for direct investment by the Master Fund or where the Investment Manager elects for other reasons to invest indirectly in a Sub-Manager Fund.  Such an instance may arise, for example, where the Master Fund’s proposed allocation does not meet a Sub-Manager Fund’s investment minimums.  On occasions where the Investment Manager determines that an indirect investment is the most effective or efficient means of gaining exposure to a Sub-Manager Fund, the Master Fund may invest in a Sub-Manager Fund indirectly by purchasing a structured note or entering into a swap or other contract paying a return approximately equal to the total return of a Sub-Manager Fund.  In the case of a structured note or a swap, a counterparty would agree to pay to the Master Fund a return based on the return of the Sub-Manager Fund, in exchange for consideration paid by the Master Fund equivalent to the cost of purchasing an ownership interest in the Sub-Manager Fund.  Indirect investment through a swap or similar contract in a Sub-Manager Fund carries with it the credit risk associated with the counterparty.  Indirect investments will generally be subject to transaction and other fees, which will reduce the value of the Master Fund’s, and therefore the Fund’s, investment.  There can be no assurance that the Master Fund’s indirect investment in a Sub-Manager Fund will have the same or similar results as a direct investment in the Sub-Manager Fund, and the Master Fund’s, and therefore the Fund’s, value may decrease as a result of such indirect investment.  When the Master Fund makes an indirect investment in a Sub-Manager Fund by investing in a structured note, swap, or other contract intended to pay a return equal to the total return of such Sub-Manager Fund, such investment by the Master Fund may be subject to additional regulations.

In the event that the Board determines that it is in the best interest of the Fund, the Board may elect to withdraw all of the Fund’s assets from the Master Fund.  Following any such withdrawal, or the dissolution of the Master Fund, the Board may elect, subject to any necessary approval of the Members pursuant to the Investment Company Act, to invest in another pooled investment entity, retain the Investment Manager to manage the Fund’s assets in accordance with its investment objective, or dissolve the Fund.  Any withdrawal by the Fund of its Master Fund Interest will be subject to the Master Fund’s determination to repurchase Master Fund Interests.  See “REPURCHASES OF UNITS.”  The Fund’s investment performance may be affected by a withdrawal of its assets from the Master Fund.

Additional Investment Policies

Hedging Techniques

From time to time in its sole discretion, the Investment Manager may employ various hedging techniques to reduce certain potential risks to which the Master Fund’s portfolio may be exposed.  These hedging techniques may involve the use of derivative instruments, including swaps and other arrangements such as exchange-listed and over-the-counter put and call options, rate caps, floors and collars, and futures and forward contracts.  The Master Fund may also purchase and write (sell) options contracts on swaps, commonly referred to as swaptions.  The Investment Manager may employ these hedging techniques directly or through Sub-Managers.

To the extent that the Master Fund’s potential exposure in a transaction involving a swap, a swaption or an interest rate floor, cap or collar is covered by the segregation of cash or liquid assets or otherwise, the Fund and the Master Fund believe that such instruments do not constitute senior securities under the Investment Company Act and, accordingly, will not treat them as being subject to the borrowing restrictions of the Fund and the Master Fund.

There are certain risks associated with the use of such hedging techniques.  See “INVESTMENT RELATED RISKS—Hedging.”

Temporary and Defensive Strategies

The Master Fund may, from time to time in its sole discretion, take temporary or defensive positions in cash, cash equivalents, other short-term securities or money market funds to attempt to minimize extreme volatility caused by adverse market, economic, or other conditions.  Any such temporary or defensive positions could prevent the Master Fund and the Fund from achieving their investment objective.  In addition, the Master Fund may, in the Investment Manager’s sole discretion, hold cash, cash equivalents, other short-term securities or investments in money market funds pending investment, in order to fund anticipated redemptions, expenses of the Master Fund or other operational needs, or otherwise in the sole discretion of the Investment Manager.  Subject to applicable law, the Fund may hold cash, cash equivalents, certain other short-term securities or investments in money market funds pending investment, in order to fund anticipated redemptions, expenses of the Fund or other operational needs.    See “USE OF PROCEEDS.”

Applicability of Investment Company Act Limitations

For purposes of the Fund’s investment restrictions and certain investment limitations under the Investment Company Act, including for example, the Fund’s leverage limitations, the Fund will “look through” to the Master Fund as well as the underlying investments of any vehicles or accounts that the Master Fund establishes to facilitate the management of the Master Fund’s assets by a Portfolio Account Manager.  Similarly, the Master Fund will “look through” to such vehicles or accounts for purposes of the Master Fund’s investment restrictions and limitations under the Investment Company Act.  Other Sub-Manager Funds in which the Master Fund invests, however, are not subject to the Fund’s or the Master Fund’s investment restrictions and, unless registered under the Investment Company Act, are generally not subject to any investment limitations under the Investment Company Act or the Code.

Futures Transactions

Each of the Fund and the Master Fund has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act of 1974, as amended (the “CEA”), and, therefore, is not subject to registration or regulation as a commodity pool operator under the CEA.

Pursuant to regulations and/or published positions of the SEC, the Master Fund may also be required to segregate cash or liquid securities in connection with its futures transactions in an amount generally equal to the entire value of the underlying security.

RISK FACTORS

All investments carry risks to some degree.  The Fund cannot guarantee that its investment objective will be achieved or that the Master Fund’s strategy of investing in the Sub-Manager Funds will be successful.  An Investment In The Fund Involves Substantial Risks, Including The Risk That The Entire Amount Invested May Be Lost.  The Fund, through its investment in the Master Fund, allocates its assets to Sub-Managers and invests in Sub-Manager Funds that invest in and actively trade securities and other financial instruments using a variety of strategies and investment techniques that may involve significant risks. Various other types of risks are also associated with investments in the Funds, including risks relating to the fund of funds structure of the Master Fund, risks relating to the master-feeder structure of the Fund, risks relating to compensation arrangements and risks relating to the limited liquidity of Units.

GENERAL RISKS

LIMITED OPERATING HISTORY.  The Fund and the Master Fund were organized on December 30, 2009 and January 4, 2010, respectively. Therefore, the Fund and the Master Fund have no operating history.  Personnel of the Investment Manager have experience in managing investment funds that invest in unregistered investment companies or separate accounts whose investment advisers are hedge fund managers. In addition, the Investment Manager may serve as Investment Manager for other registered closed-end investment companies and pooled investment vehicles, including those not registered with the SEC. Nonetheless, the Funds may not succeed in meeting their objective, and each Fund’s NAV may decrease.

LACK OF OPERATING HISTORY OF SUB-MANAGER FUNDS.  Certain Sub-Manager Funds may be newly formed entities that have no operating histories. In such cases, the Investment Manager may evaluate the past investment performance of the applicable Sub-Managers or of their personnel. However, this past investment performance may not be indicative of the future results of an investment in a Sub-Manager Fund. Although the Investment Manager and its affiliates and personnel have considerable experience evaluating the performance of alternative asset managers and providing manager selection and asset allocation services to clients, the Funds’ investment programs should be evaluated on the basis that there can be no assurance that the Investment Manager’s assessments of Sub-Managers, and in turn their assessments of the short-term or long-term prospects of investments, will prove accurate. Thus, the Fund may not achieve its investment objective and the Fund’s NAV may decrease.

MASTER/FEEDER STRUCTURE.  The Master Fund may accept investments from other investors (including, potentially, other feeder funds), in addition to the Fund.  Because each of the Fund and the Master Fund, as well as any other feeder fund, can set its own transaction minimums, feeder-specific expenses, and other conditions, one fund could offer access to the Master Fund on more attractive terms, or could experience better performance, than the Fund. Smaller feeder funds may be harmed by the actions of larger feeder funds. For example, a larger feeder fund will have more voting power than the Fund over the operations of the Master Fund. If other feeder funds tender for a significant portion of their Master Fund Interests in a repurchase offer, the assets of the Master Fund will decrease. This could cause the Fund’s expense ratio to increase to the extent contributions to the Master Fund do not offset the cash outflows.

NON-DIVERSIFIED STATUS.  Each of the Funds is “non-diversified” under the Investment Company Act. That means that the Funds are not subject to limitations under the Investment Company Act on the percentage of its assets that may be invested in the securities of any one issuer, market segment or Sub-Manager Fund.  The Fund’s and the Master Fund’s NAVs may therefore experience greater volatility than that of an investment company that is subject to such limitations. This policy gives the Master Fund more flexibility to invest in the obligations of a single borrower or issuer than if it were a “diversified” fund.

INDUSTRY CONCENTRATION RISK.  Sub-Manager Funds generally are not subject to industry concentration restrictions on their investments and, in some cases, may invest 25% or more of the value of their total assets in a single industry or group of related industries. Although the Funds do not believe it is likely to occur given the nature of their investment program, it is possible that, at any given time, the assets of Sub-Manager Funds in which the Master Fund has invested will, in the aggregate, be invested in a single industry or group of related industries constituting 25% or more of the value of their combined total assets. However, because these circumstances may arise, the Fund is subject to greater investment risk to the extent that a significant portion of its assets may at some times be invested, indirectly through investments the Master Fund makes in the Sub-Manager Funds, in the securities of issuers engaged in similar businesses that are likely to be affected by the same market conditions and other industry-specific risk factors. Sub-Manager Funds are not generally required to provide current information regarding their investments to their investors (including the Funds). Thus, the Fund and the Investment Manager may not be able to determine at any given time whether or the extent to which Sub-Manager Funds, in the aggregate, have invested 25% or more of their combined assets in any particular industry.

REPURCHASE OFFERS; LIMITED LIQUIDITY; IN-KIND DISTRIBUTIONS.  The Fund will offer to purchase only a small portion of its Units (generally each quarter), and there is no guarantee that Members will be able to sell all of the Units that they desire to sell in any particular repurchase offer. If a repurchase offer is oversubscribed, the Fund may repurchase only a pro rata portion of the Units tendered by each Member. The potential for proration may cause some investors to tender more Units for repurchase than they wish to have repurchased.

The Fund’s assets consist primarily of its interest in the Master Fund.  Accordingly, the Fund will be required to liquidate some of its Master Fund Interests in order to fund repurchases.

The Fund’s repurchase policy will have the effect of decreasing the size of the Fund over time from what it otherwise would have been. Such a decrease may therefore force the Master Fund to sell assets it would not otherwise sell. It may also reduce the investment opportunities available to the Master Fund and cause its expense ratio to increase.

Payment for repurchased Units may require the Master Fund to liquidate portfolio holdings earlier than the Investment Manager would otherwise want, potentially resulting in losses, and may increase the Master Fund’s portfolio turnover, subject to such policies as may be established by the Board in an attempt to avoid or minimize potential losses and turnover resulting from the repurchase of Units.

If a Member tenders some or all of its Units in connection with a repurchase offer made by the Fund, that tender may not be rescinded by the Member after the date on which the repurchase offer terminates. However, although the amount payable to the Member will be based on the value of the Master Fund’s assets as of the repurchase date, the value of Units that are tendered by Members generally will not be determined until at least one month later.  Thus, a Member will not know its repurchase price until after it has irrevocably tendered its Units.

LIMITED LIQUIDITY; IN-KIND DISTRIBUTIONS.  Units provide limited liquidity since Members will not be able to redeem Units on a daily basis because the Fund is a closed-end fund.  A Member may not be able to tender its Units promptly after it has made a decision to do so.  In addition, with very limited exceptions, Units are not transferable, and liquidity will be provided only through repurchase offers made from time to time by the Fund.  Units are therefore suitable only for investors who can bear the risks associated with the limited liquidity of Units and should be viewed as a long-term investment.

The Fund expects to distribute cash to the Members for Units that are repurchased. However, there can be no assurance that the Fund will have sufficient cash to pay for Units that are being repurchased or that it will be able to liquidate investments at favorable prices to pay for repurchased Units. Sub-Manager Funds may be permitted to redeem their interests in-kind. Thus, upon the Fund’s withdrawal of all or a portion of its Master Fund Interests, the Master Fund may liquidate certain holdings in Sub-Manager Funds. The Sub-Manager Funds may pay the Master Fund’s redemption proceeds in securities that are illiquid or difficult to value. In these circumstances, the Master Fund would seek to dispose of these securities in a manner that is in the best interests of the Fund. The Fund does not expect to make in-kind distributions to the Members.

In addition, in extreme cases, the Fund may not be able to complete repurchases if the Master Fund is unable to repurchase a portion of the Fund’s Master Fund Interests due to the Master Fund’s holding of illiquid investments.

LEGAL, TAX AND REGULATORY.  Legal, tax and regulatory changes could occur that may materially adversely affect the Fund. For example, the regulatory and tax environment for derivative instruments in which Sub-Managers may participate is evolving, and changes in the regulation or taxation of derivative instruments may materially adversely affect the value of derivative instruments held by the Fund and the ability of the Fund to pursue its trading strategies. Similarly, the regulatory environment for leveraged investors and for hedge funds generally is evolving, and changes in the direct or indirect regulation of leveraged investors or hedge funds may materially adversely affect the ability of the Fund to pursue its investment objective or strategies. Increased regulatory oversight and other legislation or regulation relating to hedge fund managers, hedge funds and funds of hedge funds could result. Such legislation or regulation could pose additional risks and result in material adverse consequences to the Sub-Manager Funds or the Fund and/or limit potential investment strategies that would have otherwise been used by the Sub-Managers or the Fund in order to seek to obtain higher returns.

SPECIAL RISKS OF FUND OF FUNDS STRUCTURE

NO REGISTRATION.  Sub-Manager Funds generally will not be registered as investment companies under the Investment Company Act and, therefore, the Master Fund will not be entitled to the various protections afforded by the Investment Company Act with respect to its investments in Sub-Manager Funds.  Accordingly, the provisions of the Investment Company Act, which, among other things, require investment companies to have securities held in custody at all times in segregated accounts and regulate the relationship between the investment company and its asset management, are not applicable to an investment in the Sub-Manager Funds. Unlike registered investment companies such as the Master Fund, Sub-Manager Funds generally are not obligated to disclose the contents of their portfolios. This lack of transparency may make it difficult for the Investment Manager to monitor whether holdings of the Sub-Manager Funds cause the Master Fund to be above specified levels of ownership in certain asset classes. Although the Master Fund expects to receive information from each Sub-Manager regarding its investment performance on a regular basis, in most cases there is little or no means of independently verifying this information. A Sub-Manager may use proprietary investment strategies that are not fully disclosed to its investors and may involve risks under some market conditions that are not anticipated by the Master Fund. In addition, many Sub-Managers will not be registered as investment advisers under the Advisers Act in reliance on certain exemptions from registration under that Act. In such cases, Sub-Managers will not be subject to various disclosure requirements and rules that would apply to registered investment advisers.

MULTIPLE LEVELS OF FEES AND EXPENSES.  Although in many cases investor access to the Sub-Manager Funds may be limited or unavailable, an investor who meets the conditions imposed by a Sub-Manager Fund may be able to invest directly with the Sub-Manager Fund. By investing in Sub-Manager Funds indirectly through the Fund and the Master Fund, the investor bears asset-based fees and performance-based fees and allocations. Moreover, investors in the Fund bear a proportionate share of the fees and expenses of the Fund and the Master Fund (including organizational and offering expenses, operating costs, sales charges, brokerage transaction expenses, and administrative fees) and, indirectly, similar expenses of the Sub-Manager Funds.  Thus, an investor in the Fund may be subject to higher operating expenses than if he or she invested in a Sub-Manager Fund directly or in a closed-end fund which did not utilize a “fund of funds” structure.

Most of the Sub-Manager Funds may be subject to a performance-based fee or allocation, irrespective of the performance of other Sub-Manager Funds and the Fund generally. Accordingly, a Sub-Manager to a Sub-Manager Fund with positive performance may receive performance-based compensation from the Sub-Manager Fund, and thus indirectly from the Fund and its Members, even if the Fund’s overall performance is negative. Generally, fees payable to Sub-Managers of the Sub-Manager Funds will range from 1% to 2% (annualized) of the average NAV of the Fund’s investment. In addition, certain Sub-Managers charge a performance allocation or fee generally ranging from 15% to 20% of a Sub-Manager Fund’s net profits, although it is possible that such ranges may be exceeded for certain Sub-Managers. The performance-based compensation received by a Sub-Manager also may create an incentive for that Sub-Manager to make investments that are riskier or more speculative than those that it might have made in the absence of the performance-based allocation. Such compensation may be based on calculations of realized and unrealized gains made by the Sub-Manager without independent oversight.

ADVISERS INVEST INDEPENDENTLY.  The Sub-Managers generally invest wholly independently of one another and may at times hold economically offsetting positions. To the extent that the Sub-Manager Funds do, in fact, hold such positions, the Master Fund’s portfolio, considered as a whole, may not achieve any gain or loss despite incurring fees and expenses in connection with such positions. Furthermore, it is possible that from time to time, various Sub-Manager Funds selected by the Investment Manager may be competing with each other for the same positions in one or more markets. In any such situations, the

Fund could indirectly incur certain transaction costs without accomplishing any net investment result.

LIQUIDITY CONSTRAINTS OF SUB-MANAGER FUNDS.  Since the Master Fund may make additional investments in or affect withdrawals from a Sub-Manager Fund only at certain times pursuant to limitations set forth in the governing documents of the Sub-Manager Fund, the Master Fund from time to time may have to invest a greater portion of its assets temporarily in money market securities than it otherwise might wish to invest and may have to borrow money to repurchase Units. The redemption or withdrawal provisions regarding the Sub-Manager Funds vary from fund to fund.  Therefore, the Master Fund may not be able to withdraw its investment in a Sub-Manager Fund promptly after it has made a decision to do so.  Some Sub-Manager Funds may impose early redemption fees while others may not.  This may adversely affect the Fund’s investment return or increase the Fund’s expenses and limit the Fund’s ability to make offers to repurchase Units from Members.

Sub-Manager Funds may be permitted to redeem their interests in-kind. Thus, upon the Master Fund’s withdrawal of all or a portion of its interest in a Sub-Manager Fund, it may receive securities that are illiquid or difficult to value. See “CALCULATION OF NET ASSET VALUE.” In these circumstances, the Investment Manager would seek to dispose of these securities in a manner that is in the best interests of the Fund and does not intend to distribute securities to Members.

Limitations on the Master Fund’s ability to withdraw its assets from Sub-Manager Funds may limit the Fund’s ability to repurchase Units. For example, many Sub-Manager Funds may impose lock-up periods prior to allowing withdrawals, which can be two years or longer from the date of the Master Fund’s investment. After expiration of the lock-up period, withdrawals may be permitted only on a limited basis, such as semi-annually or annually. Because the primary source of funds to repurchase Units will be withdrawals from Sub-Manager Funds, the application of these lock-ups and other withdrawal limitations, such as gates or suspension provisions, will significantly limit the Fund's ability to tender its Units for repurchase.

SEGREGATED ACCOUNT ALLOCATIONS.  Subject to applicable law, the Master Fund may on occasion allocate its assets by retaining the Portfolio Account Manager to manage a separate account comprised of a designated portion of its assets for the Master Fund, rather than invest in a Sub-Manager Fund. It is possible, given the leverage at which certain of the Portfolio Account Managers will trade, that the Master Fund could lose more in a separate account that is managed by a particular Portfolio Account Manager than the Master Fund has allocated to such Portfolio Account Manager to invest. This risk may be avoided if the Master Fund, instead of retaining a Portfolio Account Manager to manage a separate account comprised of a designated portion of the Master Fund’s assets, creates a separate investment vehicle for which a Portfolio Account Manager will serve as general partner and in which the Master Fund will be the sole limited partner. Use of this structure, however, involves various expenses, and there is no requirement that separate investment vehicles be created for Portfolio Accounts. Portfolio Accounts will be subject to the investment policies and restrictions of the Master Fund, as well as the provisions of the Investment Company Act and the rules thereunder (including, without limitation, the approval of the Portfolio Account Manager in accordance with the Investment Company Act).

VALUATION OF SUB-MANAGER FUNDS.  The valuation of the Master Fund’s investments in Sub-Manager Funds is ordinarily determined based upon valuations calculated by J.D. Clark & Co., Inc. (the “Administrator”), based on information provided by the Sub-Manager Funds or their respective Fund Administrator. Although the Investment Manager reviews the valuation procedures used by all Sub-Managers, neither the Investment Manager nor the Administrator can confirm or review the accuracy of valuations provided by Sub-Manager Funds or their administrators. A Sub-Manager may face a conflict of interest in valuing such securities since their values will affect the Sub-Manager’s compensation.

If a Sub-Manager’s valuations are consistently delayed or inaccurate, the Investment Manager generally will consider whether the Sub-Manager Fund continues to be an appropriate investment for the Master Fund. The Master Fund may be unable to sell interests in such a Sub-Manager Fund quickly, and could therefore be obligated to continue to hold such interests for an extended period of time. In such a case, such interests would continue to be valued without the benefit of the Sub-Manager’s valuations, and the Investment Manager may determine to discount the value of the interests or value them at zero, if deemed to be the fair value of such holding. Revisions to the Fund’s gain and loss calculations will be an ongoing process, and no appreciation or depreciation figure can be considered final until the annual audits of Sub-Manager Funds are completed.  Promoting transparency and receiving necessary information from Sub-Manager Funds may possibly be an impediment to monitoring the performance of Sub-Manager Funds on a regular basis.

INDEMNIFICATION OF SUB-MANAGER FUNDS.  The Sub-Managers often have broad indemnification rights and limitations on liability. The Master Fund may also agree to indemnify certain of the Sub-Manager Funds and their Sub-Managers from any liability, damage, cost, or expense arising out of, among other things, certain acts or omissions relating to the offer or sale of the shares of the Sub-Manager Funds.

INVESTMENTS IN NON-VOTING SECURITIES. In order to avoid becoming subject to certain Investment Company Act prohibitions with respect to affiliated transactions, the Master Fund intends to own less than 5% of the voting securities of each Sub-Manager Fund.  This limitation on owning voting securities is intended to ensure that a Sub-Manager Fund is not deemed an “affiliated person” of the Master Fund for purposes of the Investment Company Act, which may, among other things, potentially impose limits on transactions with the Sub-Manager Funds, both by the Master Fund and other clients of the Investment Manager.  To limit its voting interest in certain Sub-Manager Funds, the Master Fund may enter into contractual arrangements under which the Master Fund irrevocably waives its rights (if any) to vote its interests in a Sub-Manager Fund.  Other accounts managed by the Investment Manager may also waive their voting rights in a particular Sub-Manager Fund.  The Investment Manager and will decide whether to waive such voting rights and, in making these decisions, will consider the amounts (if any) invested by the Master Fund and its other clients in the particular Sub-Manager Fund.  These voting waiver arrangements may increase the ability of the Master Fund and other clients of the Investment Manager to invest in certain Sub-Manager Funds.  However, to the extent the Master Fund contractually forgoes the right to vote the securities of a Sub-Manager Fund, the Master Fund will not be able to vote on matters that require the approval of the interest holders of the Sub-Manager Fund, including matters adverse to the Master Fund’s and Fund’s interests.

There are, however, other statutory tests of affiliation (such as on the basis of control), and, therefore, the prohibitions of the Investment Company Act with respect to affiliated transactions could apply in some situations where the Master Fund owns less than 5% of the voting securities of a Sub-Manager Fund.  In these circumstances, transactions between the Master Fund and a Sub-Manager Fund may, among other things, potentially be subject to the prohibitions of Section 17 of the Investment Company Act notwithstanding that the Master Fund has entered into a voting waiver arrangement.

CONTROL OVER SUB-MANAGERS.  The Master Fund will invest in Sub-Manager Funds that it believes will generally, and in the aggregate, be managed in a manner consistent with the Funds’ investment objective and strategy. The Investment Manager does not have any control over the Sub-Managers, thus there can be no assurances that a Sub-Manager will manage its Sub-Manager Funds in a manner consistent with the Fund’s investment objective.

INVESTMENT-RELATED RISKS

GENERAL ECONOMIC AND MARKET CONDITIONS.  The success of the Fund’s investment program may be affected by general economic and market conditions, such as interest rates, availability of credit, inflation rates, economic uncertainty, changes in laws, and national and international political circumstances. These factors may affect the level and volatility of securities prices and the liquidity of investments held by the Master Fund in the Sub-Manager Funds and, thus, the Fund’s investments. Unexpected volatility or illiquidity could impair the Fund’s profitability or result in losses.

HIGHLY VOLATILE MARKETS.  Price movements of forwards, futures and other derivative contracts in which a Sub-Manager Fund’s assets may be invested are influenced by, among other things, interest rates, changing supply and demand relationships, trade, fiscal, monetary and exchange control programs and policies of governments, and national and international political and economic events and policies. The prices of commodities contracts and all derivative instruments, including futures and options, can be highly volatile. In addition, governments from time to time intervene, directly and by regulation, in certain markets, particularly those in currencies, financial instruments, futures and options. Such intervention often is intended directly to influence prices and may, together with other factors, cause all of such markets to move rapidly in the same direction because of, among other things, interest rate fluctuations. Sub-Manager Funds are also subject to the risk of the failure of any exchanges on which their positions trade or of the clearinghouses for those exchanges.

ETFs.  ETFs are listed and traded on securities exchanges and in over-the-counter markets, and the purchase and sale of these shares involve transaction fees and commissions.  In addition, shares of an ETF are issued in “creation units” and are not redeemable individually except upon termination of the ETF.  To redeem shares of an ETF held by the Master Fund, the Master Fund must accumulate enough shares of an ETF to reconstitute a creation unit.  The liquidity of such Sub-Manager Funds therefore, will depend upon the existence of a secondary market.  Also, even though the market price of an ETF is derived from the securities it owns, such price at any given time may be at, below or above the ETF’s NAV.

RISKS OF SECURITIES ACTIVITIES OF THE SUB-MANAGERS.  The Sub-Managers will invest and trade in a variety of different securities, and utilize a variety of investment instruments and techniques. Each security and each instrument and technique involves the risk of loss of capital. While the Investment Manager will attempt to moderate these risks, there can be no assurance that the Master Fund’s investment activities will be successful or that the Members will not suffer losses. See “RISKS OF SECURITIES ACTIVITIES OF THE SUB-MANAGERS” and “ADDITIONAL INFORMATION ON INVESTMENT TECHNIQUES OF THE MASTER FUND AND THE SUB-MANAGER FUNDS AND RELATED RISKS” in this Prospectus and the SAI, respectively, for further information.

RISKS OF SECURITIES ACTIVITIES OF THE SUB-MANAGERS

All securities investing and trading activities involve the risk of loss of capital. While the Investment Manager will attempt to moderate these risks, there can be no assurance that the Master Fund’s investment activities will be successful or that the Members will not suffer losses. In addition to the risks generally described in this Prospectus and the SAI, the following discussion sets forth some of the more significant risks associated with the styles of investing which may be utilized by one or more Sub-Managers:

NON-U.S. INVESTMENTS. The Master Fund will primarily invest in Sub-Manager Funds that invest in securities of companies located in the Asia-Pacific region. Investments outside the United States or denominated in non-U.S. currencies pose currency exchange risks (including blockage, devaluation and non-exchangeability) as well as a range of other potential risks, which could include, depending on the country involved, expropriation, confiscatory taxation, political or social instability, illiquidity, price volatility and market manipulation. In addition, less information may be available regarding non-U.S. issuers, and non-U.S. companies may not be subject to accounting, auditing and financial reporting standards and requirements comparable to or as uniform as those of U.S. companies. Further, non-U.S. securities markets may not be as liquid as U.S. markets. Transaction costs of investing outside the U.S. are generally higher than in the U.S. Higher costs result because of the cost of converting a foreign currency to dollars, the payment of fixed brokerage commissions on some foreign exchanges, the imposition of transfer taxes or transaction charges by non-U.S. exchanges and confiscatory taxation. There is generally less government supervision and regulation of exchanges, brokers and issuers than there is in the U.S. and there is greater difficulty in taking appropriate legal action in non-U.S. courts. Non-U.S. markets also have different clearance and settlement procedures, which in some markets have at times failed to keep pace with the volume of transactions, thereby creating substantial delays and settlement failures that could adversely affect the Fund’s performance.

HIGH-RISK INVESTING. Substantial risks are involved in investing in securities. The prices of many of the securities in which the Sub-Manager Funds trade are highly volatile and market movements are difficult to predict. Moreover, the value of the Master Fund’s investment positions may be subject to decrease as a result of general economic conditions and/or adverse effects upon the companies in which the Master Fund, directly or indirectly, owns securities.

NON-U.S. EXCHANGE RISK EXPOSURE. To the extent the Sub-Manager Funds do not or are not able to hedge foreign exchange risks, the Fund may be exposed to additional risk due to exchange rate fluctuations. The capital subscriptions to the Fund will be denominated in U.S. dollars. The Sub-Manager Funds also may hedge currency exchange risks if it is considered by the Sub-Manager Funds to be economically justifiable. The Sub-Manager Funds may attempt, within the parameters of currency and exchange controls that may be in effect, to obtain rights to exchange their invested capital, dividends, interest, fees, other distributions and capital gains into convertible currencies. Further, the Master Fund, through the Sub-Manager Funds, may incur costs in connection with conversions between various currencies. Foreign exchange rates have been highly volatile in recent years. The combination of volatility and leverage gives rise to the possibility of large profit and large loss. In addition, there is counterparty risk since currency trading is done on a principal-to-principal basis.

SHORT SELLING. Sub-Manager Funds in which the Master Fund may invest may utilize short selling. Short selling involves directly or indirectly selling (or having the equivalent exposure) securities or other instruments that may or may not be owned and, at times, borrowing the same securities for delivery to the purchaser, with an obligation to replace any such borrowed securities at a later date. Short selling allows a Sub-Manager Fund to profit from declines in market prices to the extent such decline exceeds the transaction costs and any costs of borrowing. However, if the borrowed assets must be replaced by purchases at market prices in order to close out the short position, any appreciation in the price of the borrowed assets would result in a loss, which is theoretically unlimited in amount. Purchasing assets to close out the short position can itself cause the price to rise further, thereby exacerbating the loss. In addition, there are rules prohibiting short sales of equity securities at prices below the last sale price, which may prevent a Sub-Manager Fund from executing short sales at the most desirable time. Short strategies can also be implemented synthetically through various instruments, be used with respect to indices or in the over-the-counter market, and with respect to futures and other instruments. They can also be implemented on a leveraged basis. Lastly, even though the Sub-Manager Fund secures a “good borrow” of the security sold short at the time of execution, the lending institution may recall the lent security at any time, thereby forcing the Sub-Manager Fund to purchase the security at the then-prevailing market price, which may be higher than the price at which such security was originally sold short by the Sub-Manager Fund. The Asian Pacific markets in which the Sub-Manager Funds invest also have less mature short-selling markets, which typically leads to less liquidity and makes it more expensive to borrow.

Sub-Manager Funds may also make short sales “against-the-box,” which involves selling short securities that it owns or has the right to obtain.  The Sub-Manager Fund will incur certain transaction costs, including interest expenses, in connection with short selling against-the-box.  If a Sub-Manager Fund effects a short sale of securities “against-the-box” at a time when it has an unrealized gain on the securities, it may be required to recognize that gain as if it had actually sold the securities (referred to as a “constructive sale”) on the date it effects the short sale.  Uncertainty regarding the tax consequences of effecting short sales may limit the extent to which a Sub-Manager Fund may effect short sales.

OPTION TRANSACTIONS. The purchase or sale of an option involves the payment or receipt of a premium payment by the investor and the corresponding right or obligation, as the case may be, to either purchase or sell the underlying security or other instrument for a specific price at a certain time or during a certain period. Purchasing options involves the risk that the underlying instrument does not change price in the manner expected, so that the option expires worthless and the investor loses its premium. Selling options, on the other hand, involves potentially greater risk because the investor is exposed to the extent of the actual price movement in the underlying security in excess of the premium payment received.

The Master Fund may invest in Sub-Manager Funds that purchase or sell customized options and other derivatives in the over-the-counter market that may have features different from traditional exchange-traded options (in which the Sub-Manager Funds may also invest) though they also share the same risks. These options and derivative instruments may also subject such Sub-Manager Funds to risk of default by the counterparty. Investments in these financial instruments may also be subject to additional risks such as interest rate and other risks.

A Sub-Manager Fund’s ability to close out its position as purchaser of an exchange-listed option would be dependent upon the existence of a liquid secondary market on an exchange. Among the possible reasons for the absence of a liquid secondary market on an exchange are (i) insufficient trading interest in certain options, (ii) restrictions on transactions imposed by an exchange, (iii) trading halts, suspensions or other restrictions imposed with respect to particular classes or series of options or underlying securities, (iv) interruption of the normal operations on an exchange, (v) inadequacy of the facilities of an exchange or similar facility to handle current trading volume or (vi) a decision by one or more exchanges to discontinue the trading of options (or a particular class or series of options), in which event the secondary market on that exchange (or in that class or series of options) would cease to exist, although outstanding options on that exchange would generally continue to be exercisable in accordance with their terms.

LEVERAGE. Subject to applicable law. the Master Fund may borrow and may utilize various lines of credit, swaps, forward purchases and other forms of leverage. In addition, the Sub-Manager Funds in which the Master Fund may invest may also borrow and utilize leverage. While borrowing and leverage present opportunities for increasing total return, they have the effect of potentially increasing losses as well. If income and appreciation on investments made with borrowed funds are less than the cost of the leverage, the value of the Fund’s net assets will decrease. Accordingly, any event that adversely affects the value of an investment by the Sub-Manager Funds would be magnified to the extent leverage is employed. The cumulative effect of the use of leverage in a market that moves adversely to a leveraged investment could result in a substantial loss that would be greater than if leverage were not used. Generally, most leveraged transactions involve the posting of collateral. Increases in the amount of margin the Master Fund or a Sub-Manager Fund is required to post could result in a disposition of Master Fund or Sub-Manager Fund’s assets at times and prices that could be disadvantageous to the Fund and could result in substantial losses. To the extent that a creditor has a claim on the Master Fund or a Sub-Manager Fund, such claim would be senior to the rights of the Master Fund, the Sub-Manager Fund and their investors accordingly and its participating members. Leverage may be used in unlimited amounts by Sub-Manager Funds and the equity base of a Sub-

Manager Fund could be small at times in relation to total assets, which could result in total loss of the Sub-Manager Fund in extreme circumstances.

CONCENTRATION AND NON-DIVERSIFICATION OF INVESTMENTS. The Master Fund itself will attempt to diversify its portfolio over time by investing in numerous Sub-Manager Funds. However, a number of Sub-Managers of the Sub-Manager Funds may have overlapping strategies and thus could accumulate large positions in the same or related instruments without the Investment Manager’s knowledge. Even if known, the Investment Manager’s ability to avoid such concentration would depend on its ability to reallocate the Master Fund’s capital among existing or new Sub-Managers, which might not be feasible for several months until withdrawals and contributions are permitted by the Sub-Manager Funds. Additionally, the Master Fund and Sub-Manager Funds in which the Master Fund may invest have the ability to concentrate their investments by investing a majority of their assets of a single industry or country and few issuers. To the extent they do concentrate in any of these ways, the overall adverse impact on the Fund of adverse developments in the business of such issuer, such industry or such country could be considerably greater than if it did not concentrate its investments to such an extent.

SPECULATIVE PURCHASE OF SECURITIES. Sub-Manager Funds in which the Master Fund invests will make certain speculative purchases of securities of companies that the Sub-Manager believes to be undervalued or that may be the subject of acquisition attempts, exchange offers, cash tender offers or corporate reorganizations. There can be no assurance that securities which the Sub-Manager believes to be undervalued are in fact undervalued, or that undervalued securities will increase in value. Further, in such cases, a substantial period of time may elapse between the Sub-Manager Fund’s purchase of the securities and the acquisition attempt or reorganization. During this period, a portion of the Sub-Manager Fund’s capital would be committed to the securities purchased, and the Sub-Manager Fund may finance such purchase with borrowed funds on which it would have to pay interest.

SWAPS. Investments in swaps involve the exchange by a Sub-Manager Fund with another party of all or a portion of their respective interests or commitments. In the case of currency swaps, a Sub-Manager Fund may exchange with another party their respective commitments to pay or receive currency. Use of swaps by a Sub-Manager Fund subjects such Sub-Manager Fund to risk of default by the counterparty. If there is a default by the counterparty to such a transaction, the Sub-Manager Fund will have contractual remedies pursuant to the agreements related to the transaction. Sub-Manager Funds may enter into currency, interest rate, total return or other swaps that may be surrogates for other instruments such as currency forwards, interest rate options, and equity instruments. The value of such instruments generally depends upon price movements in the underlying assets as well as counterparty risk.

DEFAULT AND COUNTERPARTY RISK. Some of the markets in which Sub-Manager Funds will effect transactions are “over the counter” or “interdealer” markets. The participants in such markets are typically not subject to credit evaluation and regulatory oversight as are members of “exchange based” markets. This exposes the Sub-Manager Fund to the risk that a counterparty will not settle a transaction in accordance with its terms and conditions because of a dispute over the terms of the contract (whether or not bona fide) or because of a credit or liquidity problem, thus causing the Sub-Manager Fund to suffer a loss. In addition, in the case of a default, the Sub-Manager Fund could become subject to adverse market movements while replacement transactions are executed. Such “counterparty risk” is accentuated for contracts with longer maturities where events may intervene to prevent settlement, or where the Sub-Manager Fund has concentrated its transactions with a single or small group of counterparties. The Fund does not have, and Sub-Manager Funds are unlikely to have, an internal credit function that evaluates the creditworthiness of its counterparties. The ability of a Sub-Manager Fund to transact business with any one or number of counterparties, the lack of any meaningful and independent evaluation of such counterparties’ financial capabilities and the absence of a regulated market to facilitate settlement may increase the potential for losses by the Sub-Manager Fund.

SMALL COMPANIES. The Fund, through the Master Fund, may invest its assets in Sub-Manager Funds that invest in small and/or less well established companies. While smaller companies generally have potential for rapid growth, they often involve higher risks because they lack the management experience, financial resources, product diversification, and competitive strength of larger corporations. In addition, in many instances, the frequency and volume of their trading is substantially less than is typical of larger companies. As a result, the securities of smaller companies may be subject to wider price fluctuations. In addition, due to thin trading in some of those stocks, an investment in those stocks may be considered less liquid than an investment in many large capitalization stocks. When making large sales, the Sub-Manager Fund may have to sell portfolio holdings at discounts from quoted prices or may have to make a series of small sales over an extended period of time due to the trading volume of smaller company securities.

DERIVATIVES. The Fund, through the Master Fund, may invest its assets in Sub-Manager Funds that invest in complex derivative instruments that seek to modify or emulate the investment performance of particular securities, commodities, currencies, interest rates, indices or markets or specific risks thereof on a leveraged or unleveraged basis that can be equivalent to a long or short position in the underlying asset or risk. These instruments generally have counterparty risk and may not perform in the manner expected by the counterparties, thereby resulting in greater loss or gain to the Sub-Manager Fund than might otherwise be anticipated. These investments are all subject to additional risks that may result in a loss of all or part of an investment, such as interest rate and credit risk volatility, world and local market price and demand, and general economic factors and activity. Derivatives may have very high leverage embedded in them, which may substantially magnify market movements and result in losses substantially greater than the amount of the investment and which in some cases could represent a significant portion of the Sub-Manager Fund’s assets. Some of the markets in which derivative transactions are effected are over-the-counter or interdealer markets. The participants in such markets are typically not subject to credit evaluation and regulatory oversight as are members of exchange-based markets. This exposes the Sub-Manager Fund to the risks that a counterparty will not settle a transaction because of a credit or liquidity problem or because of disputes over the terms of the contract. Sub-Manager Funds are not restricted from dealing with any particular counterparty or from concentrating all of its transactions with one counterparty.

FUTURES. Futures markets are highly volatile. To the extent a Sub-Manager Fund engages in transactions in futures contracts and options on futures contracts, the profitability of such Sub-Manager Fund will depend to some degree on the ability of the Sub-Manager of such Sub-Manager Fund to analyze correctly the futures markets, which are influenced by, among other things, changing supply and demand relationships, governmental policies, commercial and trade programs, world political and economic events and changes in interest rates. Moreover, investments in commodity futures and options contracts involve additional risks including, without limitation, leverage (margin is usually only 5-15% of the face value of the contract and exposure can be nearly unlimited) and credit risk vis-a-vis the contract counterparty. Finally, the Commodity Futures Trading Commission and futures exchanges have established limits referred to as “speculative position limits” on the maximum net long or net short position that any person may hold or control in particular commodity contracts.

CONVERTIBLE SECURITIES. As a result of the conversion feature, convertible securities typically offer lower interest rates than if the securities were not convertible. It is possible that the potential for appreciation on convertible securities may be less than that of a common stock equivalent. Convertible securities may or may not be rated within the four highest categories by Standard & Poor’s Ratings Group (“S&P”) and Moody’s Investor Service (“Moody’s”) and, if not so rated, would not be investment grade. To the extent that convertible securities are rated lower than investment grade or not rated, there would be greater risk as to timely repayment of the principal of, and timely payment of interest or dividends on, those securities.

Also, in the absence of adequate anti-dilution provisions in a convertible security, dilution in the value of a Sub-Manager Fund’s holding may occur in the event the underlying stock is subdivided, additional securities are issued, a stock dividend is declared, or the issuer enters into another type of corporate transaction that increases its outstanding securities.

LOW CREDIT QUALITY SECURITIES. To the extent a Sub-Manager Fund invests in fixed-income securities, such Sub-Manager Fund may be permitted to invest in particularly risky investments that also may offer the potential for correspondingly high returns. As a result, such Sub-Manager Fund may lose all or substantially all of its investment in any particular instance.

Securities that are rated BB or lower by S&P or Ba or lower by Moody’s are often referred to in the financial press as “junk bonds” and may include securities of issuers in default. “Junk bonds” are considered by the rating agencies to be predominately speculative and may involve major risk exposures such as: (i) vulnerability to economic downturns and changes in interest rates; (ii) sensitivity to adverse economic changes and corporate developments; (iii) redemption or call provisions that may be exercised at inopportune times; and (iv) difficulty in accurately valuing or disposing of such securities.

There is no minimum credit standard as a prerequisite to an investment in any security and the debt securities may be less than investment grade and may be considered to be “junk bonds” or be distressed or “special situations” with heightened risk of loss and/or liquidity. Such securities may rank junior to other outstanding securities and obligations of the issuer, all or a significant portion of whose debt securities may be secured by substantially all of the issuer’s assets. Moreover, the Sub-Manager Funds may invest in securities that are not protected by financial covenants or limitations on additional indebtedness.

ANALYTICAL MODEL RISKS. The Fund, through the Master Fund, employs certain strategies that depend upon the reliability, accuracy and analysis of the Investment Manager’s analytical models which may involve relatively complex sophisticated mathematical calculations and relatively complex computer programs. Sub-Manager Funds may also employ similar analytical models. To the extent such models (or the assumptions underlying them) do not prove to be correct, the Fund may not perform as anticipated, which could result in substantial losses. All models ultimately depend upon the judgment of the individuals and the assumptions embedded in the models. To the extent that with respect to any investment, the judgment or assumptions are incorrect, the Fund can suffer losses.

LIQUIDITY AND VALUATION. Sub-Manager Funds may invest in securities that are subject to legal or other restrictions on transfer or for which no liquid market exists. The market prices, if any, for such securities tend to be more volatile and the Sub-Manager Funds may not be able to sell them when it desires to do so or to realize what it perceives to be their fair value in the event of a sale. For example, high-yield securities markets have suffered periods of extreme illiquidity for certain types of instruments in the past. As a result, calculating the fair market value of the Fund’s holdings may be difficult.

PORTFOLIO VALUATION. Because of the overall size and concentrations in particular markets and maturities of positions that may be held by the Sub-Manager Funds from time to time, the liquidation values of the Sub-Manager Funds’ securities and other investments may differ significantly from the interim valuations of such investments derived from the valuation methods described herein. Such differences may be further affected by the time frame within which such liquidation occurs. Third-party pricing information regarding certain of the Sub-Manager Funds’ securities and other investments may at times be unavailable. Valuations of the Sub-Manager Funds’ securities and other investments may involve uncertainties and subjective judgmental determinations and if such valuations should prove to be incorrect the net asset value of the Fund could be adversely affected. In addition, valuations based on models will be affected by assumptions in the models and may not reflect the prices at which positions could, in fact, be covered or sold.

PORTFOLIO TURNOVER. Some Sub-Manager Funds and Sub-Managers may engage in frequent trading and thus the Fund’s brokerage commission to assets ratio (indirectly through the Sub-Manager Funds) may significantly exceed those of other investment entities.

INTEREST RATE RISKS. The Master Fund and the Sub-Manager Funds in which it may invest may have exposure to interest rate risks. To the extent prevailing interest rates change, it could negatively affect the value of the Fund.

PURCHASES OF UNITS IN SUB-MANAGER FUNDS. There is no assurance that the Investment Manager will correctly evaluate the nature and magnitude of the various factors that could affect the prospects of the Sub-Manager Funds in which the Master Fund invests. The Fund, through the Master Fund, may lose its entire investment or may be required to accept cash or securities with a value less than the Fund’s original investment.

Under such circumstances, the returns generated from the Master Fund’s investments may not compensate the Members adequately for the risks assumed. Further, the Master Fund may invest with Sub-Managers who are experiencing a major increase in the assets they manage, which may impair the ability of their strategies and operations to perform up to historical levels. Additionally, Sub-Managers faced with a significant increase in assets to invest may divert from stated strategies into strategies or markets with respect to which they could have little or no experience. This could result in serious losses to the Sub-Manager Funds and, accordingly, the Fund. There is also a risk associated with multiple-Sub-Managers. Because each Sub-Manager will trade independently of the others, the trading losses of some Sub-Managers could offset trading profits achieved by the profitable Sub-Managers. The profitable Sub-Managers would earn incentive fees even though the Fund as a whole may not be profitable. Managers might compete for the same investment positions. Conversely, Sub-Managers may take offsetting positions that would result in transaction costs for the Fund without the possibility of profits. The Investment Manager expects from time to time to change Sub-Managers and the asset-allocations among Sub-Manager Funds. The Investment Manager is not required to notify investors of such changes. Such changes may result in the loss of any carry-forward benefit if the Sub-Manager is terminated during a carry-forward period. In such a case the replacement Sub-Manager will “start from scratch.” Further such changes may occur when the Fund receives additional capital contributions from investors at a time when certain Sub-Manager Funds are “closed” to new investment. The new capital would thus have to be allocated to “open” Sub-Manager Funds, which may affect asset-allocation in an unintended way. The Fund’s success will depend on the Sub-Manager selection and allocation abilities of the Investment Manager.

CORPORATE GOVERNANCE. Corporate governance, internal controls, and operational aspects of Sub-Manager Funds may be immature, not subject to scrutiny or difficult to enforce due to the location of jurisdictions in which such entities are formed or for other reasons. The Investment Manager conducts what it believes to be reasonable diligence, but the risk of loss from misbehavior (for example, a Sub-Manager may divert or abscond with the Sub-Manager Fund’s assets, fail to follow its stated investment strategies, or issue false reports), fraud, or weak operational controls remains high with respect to Sub-Manager Funds, and the Investment Manager cannot assure that losses will not result from such events.

INVESTMENT STRATEGY RISKS. The Sub-Manager Funds may pursue various investment strategies, each of which may subject the Fund to significant risk. Such investment strategies may include but are not limited to the following:

Global Macro Strategy. Global macro strategies include both directional trading and relative-value approaches to what are generally short-term allocations of capital. Managers utilizing a directional trading approach will take unhedged long or short positions in various markets. Such unhedged investments may expose the Fund to full market risk and are subject to substantial losses. The use of a relative-value approach is also subject to the risk of substantial losses because of imperfect correlation of a Sub-Manager’s portfolio of long and short positions.

Long/Short Equity Strategy. Since a long/short equity strategy involves identifying securities that are generally undervalued (or, in the case of short positions, overvalued) by the marketplace, success of this strategy necessarily depends upon the market eventually recognizing such value in the price of the security, which may not necessarily occur, or may occur over extended time frames that limit profitability. Positions may undergo significant short-term declines and experience considerable price volatility during these periods. In addition, long and short positions may or may not be correlated to each other. If the long and short positions are not correlated, it is possible to have investment losses in both the long and short sides of the portfolio.

Arbitrage Strategy. The use of arbitrage strategies in no respect should be taken to imply that a Sub-Manager’s use of such strategies is without risk. Substantial losses may be recognized on “arbitrage” positions, and illiquidity and default on one side of a position may effectively result in the position being transformed into an outright speculation. Every arbitrage strategy involves exposure to some second order risk of the market, such as the implied volatility in convertible bonds or warrants, the yield spread between similar term government bonds or the price spread between different classes of stock for the same underlying firm. Many such Sub-Managers pursuing arbitrage strategies employ limited directional strategies that expose such Sub-Managers to market risk.

Merger Arbitrage Strategy. Merger arbitrage investments generally could incur significant losses when anticipated merger or acquisition transactions are not consummated. There is typically asymmetry in the risk/reward payout of mergers – the losses that can occur in the event of deal break-ups can far exceed the gains to be had if deals close successfully. For instance, mark-to-market losses can occur intra-month even if a particular deal is not breaking-up and such losses may or may not be recouped upon successful consummation of such deal. Further, the consummation of mergers, tender offers and exchange offers can be prevented or delayed by a variety of factors, including: (i) regulatory and antitrust restrictions; (ii) political motivations; (iii) industry weakness; (iv) stock-specific events; (v) failed financings; and (vi) general market declines.

Merger arbitrage strategies also depend for success on the overall volume of merger activity, which has historically been cyclical in nature. During periods when merger activity is low, it may be difficult or impossible to identify opportunities for profit or to identify a sufficient number of such opportunities to provide diversification among potential merger transactions.

Merger arbitrage strategies are also subject to the risk of overall market movements. To the extent that a general increase or decline in equity values affects the stocks involved in a merger arbitrage position differently, the position may be exposed to loss. At any given time, arbitrageurs can become improperly hedged by accident or in an effort to maximize risk-adjusted returns. This can lead to inadvertent market-related losses.

Convertible Arbitrage Strategy. The success of the investment activities of a Sub-Manager involved in convertible arbitrage will depend on such Sub-Manager’s ability to identify and exploit price discrepancies in the market. Identification and exploitation of the market opportunities involve uncertainty. No assurance can be given that a Sub-Manager will be able to locate investment opportunities or to correctly exploit price discrepancies. A reduction in the pricing inefficiency of the markets in which such Sub-Manager will seek to invest will reduce the scope for the Sub-Manager’s investment strategies. In the event that the perceived mispricings underlying such Sub-Manager’s positions fail to materialize as expected by such Sub-Manager, the positions could incur a loss. The price of a convertible bond, like other bonds, changes inversely to changes in interest rates. Hence, increases in interest rates could result in a loss on a position to the extent that the short stock position does not correspondingly depreciate in value. While Sub-Managers typically try to hedge interest rate risk via interest rate swaps and Treasuries, residual interest rate risk can adversely impact the portfolio. The price of convertible bonds is also sensitive to the perceived credit quality of the issuer. Convertible securities purchased by Sub-Managers will decline in value if there is a deterioration in the perceived credit quality of the issuer or a widening of credit spreads, and this decline in value may not be offset by gains on the corresponding short equity position.

Convertible bond arbitrage portfolios are typically long volatility. This volatility risk is difficult to hedge since the strike price and often the maturity of the implied option are unknowns. A decline in actual or implied stock volatility of the issuing companies can cause premiums to contract on the convertible bonds. Convertible arbitrageurs are also exposed to liquidity risk in the form of short squeezes in the underlying equities or due to widening bid/ask spreads in the convertible bonds. Liquidity risk can often be exacerbated by margin calls since most arbitrageurs run leveraged portfolios. Convertible arbitrage strategies are also subject to risk due to inadequate or misleading disclosure concerning the securities involved. There have been cases where final prospectuses are different from drafts and important clauses are misinterpreted, both leading to significant losses for arbitrageurs. Also, in the absence of anti-dilution provisions in a convertible security, losses could occur in the event the underlying stock is split, additional securities are issued, a stock dividend is declared or the issuer enters into another transaction that increases its outstanding securities.

ASSET-BACKED SECURITIES. The Sub-Manager Funds may invest in numerous types of asset-backed securities, including, for example, mortgage-backed securities. Such securities are extremely sensitive to the level and volatility of interest rates.

Asset-backed securities are often backed by a pool of assets representing the obligations of a number of different parties and use credit enhancement techniques. Asset-backed securities present certain risks. Primarily, these securities do not have the benefit of the same security interest in the related collateral. For example, credit card receivables are generally unsecured and the debtors are entitled to the protection of a number of state and federal consumer credit laws, many of which give such debtors the right to set off certain amounts owed on the credit cards, thereby reducing the balance due. As a further example, most issuers of automobile receivables permit the servicers to retain possession of the underlying obligations. If the servicer were to sell these obligations to another party, there is a risk that the purchaser would acquire an interest superior to that of the holders of the related automobile receivables. In addition, because of the large number of vehicles involved in a typical issuance and technical requirements under state laws, the trustee for the holders of the automobile receivables may not have a proper security interest in all of the obligations backing such receivables. Therefore, there is the possibility that recoveries on repossessed collateral may not, in some cases, be available to support payments on these securities.

Sub-Manager Fund investments may also include private mortgage pass-through securities that are issued by originators of and investors in mortgage loans, including savings and loan associations, mortgage banks, commercial banks, investment banks and special purpose subsidiaries of the foregoing. Private mortgage pass-through securities are usually backed by a pool of conventional fixed rate or adjustable rate mortgage loans. Such securities generally are structured with one or more types of credit enhancement.

 EQUITY SECURITIES.  Sub-Managers’ investment portfolios may include long and short positions in common stocks, preferred stocks and convertible securities of U.S. and non-U.S. issuers. Sub-Managers also may invest in depository receipts relating to non-U.S. securities, which are subject to the risks affecting investments in foreign issuers discussed under “NON-U.S. INVESTMENTS,” above. Issuers of unsponsored depository receipts are not obligated to disclose material information in the United States, and therefore, there may be less information available regarding such issuers. Equity securities fluctuate in value, often based on factors unrelated to the value of the issuer of the securities, and such fluctuations can be pronounced.

BONDS AND OTHER FIXED INCOME SECURITIES.  Sub-Manager Funds may invest in bonds and other fixed income securities, both U.S. and non-U.S., and may take short positions in these securities. Sub-Manager Funds will invest in these securities when they offer opportunities for capital appreciation (or capital depreciation in the case of short positions) and may also invest in these securities for temporary defensive purposes and to maintain liquidity. Fixed income securities include, among other securities: bonds, notes and debentures issued by U.S. and non-U.S. corporations; U.S. government securities or debt securities issued or guaranteed by a non-U.S. government; municipal securities; and mortgage-backed and asset backed securities. These securities may pay fixed, variable or floating rates of interest, and may include zero coupon obligations. Fixed income securities are subject to the risk of the issuer’s inability to meet principal and interest payments on its obligations (i.e., credit risk) and are subject to price volatility resulting from, among other things, interest rate sensitivity, market perception of the creditworthiness of the issuer and general market liquidity (i.e., market risk).

FOREIGN CURRENCY TRANSACTIONS. Sub-Manager Funds may engage in foreign currency transactions for a variety of purposes, including “locking in” the U.S. dollar price of a security between trade and settlement date, or hedging the U.S. dollar value of securities held in the Sub-Manager Fund. Sub-Manager Funds may also engage in foreign currency transactions for non-hedging purposes to generate returns.

Foreign currency transactions may involve, for example, the purchase of foreign currencies for U.S. dollars or the maintenance of short positions in foreign currencies. Foreign currency transactions may involve a Sub-Manager Fund agreeing to exchange an amount of a currency it does not currently own for another currency at a future date. A Sub-Manager Fund would typically engage in such a transaction in anticipation of a decline in the value of the currency it sells relative to the currency that the Sub-Manager Fund has contracted to receive in the exchange. A Sub-Manager’s success in these transactions will depend principally on its ability to predict accurately the future exchange rates between foreign currencies and the U.S. dollar.

A Sub-Manager Fund may enter into forward contracts for hedging and non-hedging purposes in pursuing its investment objective. Forward contracts are transactions involving an obligation to purchase or sell a specific currency at a future date at a specified price.

Forward contracts may be used for hedging purposes to protect against uncertainty in the level of future non-U.S. currency exchange rates, such as when a Sub-Manager anticipates purchasing or selling a non-U.S. security. This technique would allow the Sub-Manager to “lock in” the U.S. dollar price of the security. Forward contracts may also be used to attempt to protect the value of an existing holding of non-U.S. securities. Imperfect correlation may exist, however, between the non-U.S securities holdings of the Sub-Manager Fund, and the forward contracts entered into with respect to those holdings. In addition, forward contracts may be used for non-hedging purposes, such as when a Sub-Manager anticipates that particular non-U.S. currencies will appreciate or depreciate in value, even though securities denominated in those currencies are not then held in the applicable investment portfolio. Generally, Sub-Manager Funds are subject to no requirement that they hedge all or any portion of their exposure to non-U.S. currency risks, and there can be no assurance that hedging techniques will be successful if used.

DISTRESSED SECURITIES.  Certain of the companies in whose securities the Sub-Manager Funds may invest may be in transition, out of favor, financially leveraged or troubled, or potentially troubled, and may be or have recently been involved in major strategic actions, restructurings, bankruptcy, reorganization or liquidation. These characteristics of these companies can cause their securities to be particularly risky, although they also may offer the potential for high returns. These companies’ securities may be considered speculative, and the ability of the companies to pay their debts on schedule could be affected by adverse interest rate movements, changes in the general economic factors affecting a particular industry or specific developments within the companies. Such investments can result in significant or even total losses.  In addition, the markets for distressed investment assets are frequently illiquid.

In liquidation (both in and out of bankruptcy) and other forms of corporate reorganization, there exists the risk that the reorganization either will be unsuccessful (due to, for example, failure to obtain requisite approvals), will be delayed (for example, until various liabilities, actual or contingent, have been satisfied) or will result in a distribution of cash or a new security the value of which will be less than the purchase price to a Sub-Manager Fund of the security in respect to which such distribution was made.

In certain transactions, a Sub-Manager Fund may not be "hedged" against market fluctuations, or, in liquidation situations, may not accurately value the assets of the company being liquidated.  This can result in losses, even if the proposed transaction is consummated.

PURCHASING INITIAL PUBLIC OFFERINGS.  Sub-Manager Funds may purchase securities of companies in initial public offerings (“IPOs”) or shortly after those offerings are complete. Special risks associated with these securities may include a limited number of shares available for trading, lack of a trading history, lack of investor knowledge of the issuer, and limited operating history. These factors may contribute to substantial price volatility for the shares of these companies. The limited number of shares available for trading in some IPOs may make it more difficult for a Sub-Manager to buy or sell significant amounts of shares without an unfavorable effect on prevailing market prices. In addition, some companies in IPOs are involved in relatively new industries or lines of business, which may not be widely understood by investors. Some of these companies may be undercapitalized or regarded as developmental stage companies, without revenues or operating income, or near-term prospects of achieving revenues or operating income. Further, when a Sub-Manager Fund’s asset base is small, a significant portion of a Sub-Manager Fund’s performance could be attributable to investments in IPOs, because such investments would have a magnified impact on the Sub-Manager Fund.

PAYMENT IN KIND FOR REPURCHASED SHARES.  The Fund does not expect to distribute securities as payment for repurchased Units except in unusual circumstances, such as in the unlikely event that making a cash payment would result in a material adverse effect on the Fund or on Members not requesting that their Units be repurchased, or that the Fund has received distributions from the Master Fund consisting of securities of Sub-Manager Funds or securities from such Sub-Manager Funds that are transferable to the Members. In the event that the Fund makes such a distribution of securities as payment for Units, Members will bear any risks of the distributed securities and may be required to pay a brokerage commission or other costs in order to dispose of such securities.

ACTIVIST TRADING STRATEGY.  The success of the Fund’s investments in Sub-Manager Funds that pursue an activist trading strategy may require, among other things:  (i) that the Sub-Manager properly identify companies whose securities prices can be improved through corporate and/or strategic action; (ii) that the Sub-Manager Funds acquire sufficient securities of such companies at a sufficiently attractive price; (iii) that the Sub-Manager Funds avoid triggering anti-takeover and regulatory obstacles while acquiring their positions; (iv) that management of companies and other security holders respond positively to the Sub-Manager’s proposals; and (v) that the market price of a company’s securities increases in response to any actions taken by companies.  There can be no assurance that any of the foregoing will succeed.

Successful execution of an activist strategy will depend on the cooperation of security holders and others with an interest in the company.  Some security holders may have interests which diverge significantly from those of the Sub-Manager Funds and some of those parties may be indifferent to the proposed changes.  Moreover, securities that the Sub-Manager believes are fundamentally undervalued or incorrectly valued may not ultimately be valued in the capital markets at prices and/or within the time frame the Sub-Manager anticipates, even if the Sub-Manager Fund’s strategy is successfully implemented.  Even if the prices for a company’s securities have increased, there is no assurance that the Sub-Manager Fund will be able to realize any increase in the price of such securities.

MAJOR STOCK MARKET CORRECTION.  A major stock market correction may result in the widening of arbitrage spreads generally and in the termination of some merger and acquisition (“M&A”) transactions.  In the event of such a correction, to the extent the portfolios contain stock-for-stock transactions, short positions held by the Fund (through the Sub-Manager Funds) in acquiring companies are anticipated to provide a significant but not complete offset to the potential losses on long positions held by the Fund (through the Sub-Manager Funds) in target companies.  A major stock market correction may also adversely affect the number and frequency of publicly announced M&A transactions available for investment by the Fund (through the Sub-Manager Funds).

INTEREST RATE RISK.  The Sub-Manager Funds, and therefore the Fund, are subject to the risks of changes in interest rates.  A decline in interest rates could reduce the amount of current income the Fund is able to achieve from interest on convertible debt and the proceeds of short sales.  An increase in interest rates could reduce the value of convertible securities owned by the Sub-Manager Funds.  To the extent that the cash flow from a fixed income security is known in advance, the present value (i.e., discounted value) of that cash flow decreases as interest rates increase; to the extent that the cash flow is contingent, the dollar value of the payment may be linked to then prevailing interest rates.  Moreover, the value of many fixed income securities depends on the shape of the yield curve, not just on a single interest rate.  Thus, for example, a callable cash flow, the coupons of which depend on a short rate such as three-month LIBOR, may shorten (i.e., be called away) if the long rate decreases.  In this way, such securities are exposed to the difference between long rates and short rates.  The Sub-Manager Funds may also invest in floating rate securities.  The value of these investments is closely tied to the absolute levels of such rates, or the market's perception of anticipated changes in those rates.  This introduces additional risk factors related to the movements in specific interest rates that may be difficult or impossible to hedge, and that also interact in a complex fashion with prepayment risks.

CONTINGENT LIABILITIES.  The Fund may from time to time incur contingent liabilities in connection with an investment made through a Sub-Manager Fund.  For example, the Fund may purchase from a lender a revolving credit facility that has not yet been fully drawn.  If the borrower subsequently draws down on the facility, the Fund might be obligated to fund a portion of the amounts due.

GENERAL CREDIT RISKS.  The value of any underlying collateral, the creditworthiness of the borrower and the priority of the lien are each of great importance.  The Sub-Managers cannot guarantee the adequacy of the protection of the Fund’s interests, including the validity or enforceability of the loan and the maintenance of the anticipated priority and perfection of the applicable security interests.  Furthermore, the Sub-Managers cannot assure that claims may not be asserted that might interfere with enforcement of the rights of the holder(s) of the relevant debt.  In the event of a foreclosure, the liquidation proceeds upon sale of such asset may not satisfy the entire outstanding balance of principal and interest on the loan, resulting in a loss to the Fund.  Any costs or delays involved in the effectuation of a foreclosure of the loan or a liquidation of the underlying property will further reduce the proceeds and thus increase the loss.  The Fund will not have the right to proceed directly against obligors on bank loans, high yield securities and other fixed income securities selected by the Sub-Managers (“Reference Securities”).

CREDIT DEFAULT SWAPS.  The Sub-Manager Funds may enter into credit default swaps.  Under these instruments, a Sub-Manager Fund will usually have a contractual relationship only with the counterparty of such credit default swaps and not the issuer of the obligation (the “Reference Obligation”) subject to the credit default swap (the “Reference Obligor”).  The Sub-Manager Fund have no direct rights or recourse against the Reference Obligor with respect to the terms of the Reference Obligation nor any rights of set-off against the Reference Obligor, nor any voting rights with respect to the Reference Obligation.  The Sub-Manager Funds will not directly benefit from the collateral supporting the Reference Obligation and will not have the benefit of the remedies that would normally be available to a holder of such Reference Obligation.  In addition, in the event of the insolvency of the credit default swap counterparty, the Sub-Manager Fund will be treated as a general creditor of such counterparty and will not have any claim with respect to the

Reference Obligation.  Consequently, the Sub-Manager Fund will be subject to the credit risk of the counterparty and in the event the Sub-Manager Fund will be selling credit default swaps, the Sub-Manager Fund will also be subject to the credit risk of the Reference Obligor.  As a result, concentrations of credit default swaps in any one counterparty expose the Sub-Manager Fund to risk with respect to defaults by such counterparty.

BANK DEBT TRANSACTIONS.  Bank debt will be included as Reference Securities.  Special risks associated with investments in bank loans and participations include (i) the possible invalidation of an investment transaction as a fraudulent conveyance under relevant creditors' rights laws, (ii) so-called lender-liability claims by the issuer of the obligations, (iii) environmental liabilities that may arise with respect to collateral securing the obligations, and (iv) limitations on the ability of the holder of the interest affecting the Fund to directly enforce its rights with respect to participations.  Successful claims in respect of such matters may reduce the cash flow and/or market value of certain of the Reference Securities.

In addition to the special risks generally associated with investments in bank loans described above, the Fund’s investments (through the Sub-Manager Funds) in second-lien and unsecured bank loans will entail additional risks, including (i) the subordination of the Fund’s claims to a senior lien in terms of the coverage and recovery from the collateral and (ii) with respect to second-lien loans, the prohibition of or limitation on the right to foreclose on a second-lien or exercise other rights as a second-lien holder, and with respect to unsecured loans, the absence of any collateral on which the Fund may foreclose to satisfy its claim in whole or in part.  In certain cases, therefore, no recovery may be available from a defaulted second-lien loan.  The Fund’s investments (through the Sub-Manager Funds) in bank loans of below investment grade companies also entail specific risks associated with investments in non-investment grade securities.

LIMITS OF RISK DISCLOSURES.  The above discussions of the various risks, and the related discussion of risks in the SAI, that are associated with the Fund and the Master Fund, Units and the Sub-Manager Funds are not, and are not intended to be, a complete enumeration or explanation of the risks involved in an investment in the Fund. Prospective investors should read this entire Prospectus and consult with their own advisers before deciding whether to invest in the Fund. In addition, as the Fund’s investment program changes or develops over time, an investment in the Fund may be subject to risk factors not currently contemplated or described in this Prospectus.

 MANAGEMENT RISKS

CONFLICTS OF INTEREST. Conflicts of interest exist in the structure and operation of the Fund’s business. The Investment Manager and its affiliates have other investment advisory clients and investment funds that vary substantially in size, investment objectives, acceptable risk levels, return targets, permissible asset classes, preferred asset classes and liquidity requirements. The Investment Manager, its principals, employees and its affiliates may also act as investment advisor, sponsor, manager or general partner for other clients, accounts and collective investment vehicles in the future. Certain investment opportunities may be appropriate for more than one investment fund managed by the Investment Manager or one of its affiliates. When the amount of the investment available to the Fund and other funds managed by the Investment Manager and its affiliates is less than the aggregate amount that the funds desire to purchase, an allocation will be made in accordance with the Investment Manager and its affiliates’ allocation policy. As a general rule, allocations will be made on a pro rata or other fair and equitable basis, subject to such factors as legal requirements, appropriate minimum investment amounts, applicable investment restrictions and limitations, and available capital.

From time to time, and subject to applicable law, the Master Fund may sell an investment that it owns to, or buy an investment from, another fund managed by the Investment Manager or an affiliate.  Such transactions should comply with Rule 17a-7 under the Investment Company Act, or pursuant to another exemptive rule, exemptive relief or SEC staff guidance.

The Investment Manager, its principals and their affiliates may trade in securities and other instruments suitable for the Master Fund only if such transactions are consistent with applicable law. If the Master Fund, the Investment Manager and its management team trade in certain securities on the same day, the Investment Manager and its management team will not receive a better price than the Master Fund.

The Sub-Manager Funds and their Sub-Managers also could be subject to various conflicts of interest, which could be resolved to the detriment of the Fund. For example, a Sub-Manager might favor its proprietary trading over its trading for the Sub-Manager Fund.

No funds, securities or property of the Fund will be commingled by the Investment Manager with the property of any other fund or person.

DEPENDENCE ON THE INVESTMENT MANAGER. All decisions with respect to the trading activities of the Fund are made exclusively by the Investment Manager. Investors will not have the opportunity to evaluate fully for themselves the relevant economic, financial, and other information regarding the Fund’s investments. Investors are dependent on the Investment Manager’s judgment and abilities. Accordingly, no person should purchase Units unless he or she is willing to entrust all aspects of the trading activities of the Master Fund to the Investment Manager.

FUND RISKS

OPERATING DEFICITS. The expenses of operating the Fund (including Management Fees) could exceed its income. This would require that the difference be paid out of the Fund’s capital, reducing the Fund’s investments and potential for profitability.

No guarantee or representation is made that the investment program of the Fund, the Master Fund or any Sub-Manager Fund will be successful, that the various Sub-Manager Funds selected will produce positive returns or that the Fund and the Master Fund will achieve their investment objective.

MANAGEMENT OF THE FUND AND THE MASTER FUND

The Boards of Managers

The Board has overall responsibility for the management and supervision of the business operations of the Fund on behalf of the Members.  The Master Fund Board, which will initially have the same composition as the Board, has overall responsibility for the management and supervision of the business operations of the Master Fund on behalf of the Master Fund’s members.  A majority of Managers of each of the Board and Master Fund Board is and will be persons who are not “interested persons,” as defined in Section 2(a)(19) of the Investment Company Act (“Independent Managers”).  To the extent permitted by the Investment Company Act and other applicable law, the Board and the Master Fund Board may each delegate any of its rights, powers and authority to, among others, the officers of the applicable fund, any committee of such board, service providers or, in the case of the Master Fund, the Investment Manager.  See “BOARDS OF MANAGERS AND OFFICERS” in the Fund’s SAI for the identities of the Managers and executive officers of the Fund and the Master Fund, brief biographical information regarding each of them, and other information regarding the election and membership of the Board and Master Fund Board.

The Investment Manager

J.H. Whitney Investment Management, LLC, a Delaware limited liability company (the “Investment Manager”) serves as the investment manager to the Master Fund.  The Investment Manager is an investment adviser registered under the Advisers Act.  Subject to the general supervision of the Master Fund Board, and in accordance with the investment objective, policies, and restrictions of the Master Fund, the Investment Manager is responsible for the management and operation of the Master Fund and the selection of Sub-Manager Funds and Portfolio Account Managers with which the Master Fund invests its assets (subject, in the case of Portfolio Accounts, to approval by Members in accordance with the Investment Company Act).  The Investment Manager provides such services to the Master Fund pursuant to an investment management agreement with the Master Fund (the “Investment Management Agreement”).

In the United States and Singapore, the Investment Manager has 27 employees and manages $1.2 billion in fund assets as of March 31, 2010.  The Investment Manager was formerly affiliated with J.H. Whitney & Co. (“JHW&Co.”).  JHW&Co. was founded in 1946 by John Hay Whitney as one of the first private equity firms in the United States.  Over the years, the firm helped shape the development of the private equity industry while sponsoring hundreds of successful market-leading businesses.  While private equity remained the foundation of its business, in the 1990s the firm expanded the scope of its business to other classes of alternative assets, including mezzanine debt and hedge funds.  In 1996, JHW&Co. launched its first hedge fund with capital from the firm’s principals, and in 2000 the first Asian-focused hedge fund was opened to outside investors.  Whitney was formed in 2004 to further expand the hedge fund activities.  As a result of the continued growth of the hedge fund area, JHW&Co.’s hedge fund and private equity fund operations developed into two distinct business enterprises with separate managements, and in December of 2006 these two businesses were separated and are now controlled and operated independently of each other.  The Investment Manager is the registered investment adviser for all of the hedge fund operations.  JHW&Co.’s activities are now only in the areas of the private equity and mezzanine debt funds.

John M. B. O’Connor is Chairman of J.H. Whitney Investment Management, LLC.  Mr. O’Connor previously served as Chief Executive Officer of J.H. Whitney Investment Management, LLC before assuming the role of Chairman in January 2009.  Mr. O’Connor is also the Chairman and CEO of Tactronics Holdings, LLC.

Prior to joining the Investment Manager, Mr. O’Connor was Chairman of JP Morgan Alternative Asset Management, Inc., Chairman of JP Morgan Incubator Strategies, Inc. and an Executive Partner of JP Morgan Partners.  He was also a member of the Risk Management Committee of JP Morgan Chase.

A graduate of Tulane University, Mr. O’Connor has a bachelor’s degree in economics and a MBA from Columbia University Graduate School of Business.

Mr. O’Connor is a Director of Olin Corporation (NYSE:OLN) and a member of the Audit and Governance Committees.  In the Private Sector, Mr. O’Connor is a Trustee of the China Institute, Treasurer of the Fund for Public Health in the City of New York, and an Appointee to the United States Department of Defense Command Advisory Groups for both the United States Southern Command (SOUTHCOM and The United States European Command (EUCOM).

The Investment Manager and its affiliates have a well-established presence in the Asian markets.  The Investment Manager manages three Asian-focused single strategy funds, one Asian focused multi-strategy fund, and several Asian-focused managed accounts. Additionally, J.H. Whitney Pan-Asia Advisor II, LLC, wholly owned by the Investment Manager, is the sub-adviser of an Asian focused multi-strategy fund.

The Investment Manager and its affiliates serve as investment advisers to other funds that have investment programs which are similar to the investment program of the Fund and the Master Fund, and the Investment Manager and/or its affiliates may in the future serve as an investment adviser or otherwise manage or direct the investment activities of other registered and/or private investment companies with investment programs similar to the investment program of the Fund and the Master Fund.  See “CONFLICTS OF INTEREST.”

Investment Manager Management Team

The personnel of the Investment Manager who will initially have primary responsibility for management of the Master Fund are:

William Ng is the CEO of J.H. Whitney Investment Management, LLC. Prior to joining J.H. Whitney Investment Management, LLC, was President of Conservation Securities L.P., Holding Capital Group Inc.’s hedge fund. In addition, he was a deal principal in Holding Capital Group Inc.’s LBO group and was responsible for the group's Asia activities. Prior to joining Holding Capital in 1998, he was with Lehman Brothers’ Media and Telecom Investment Banking Group. He has also held business development and engineering positions at Zygo Corporation. He is a graduate of the University of Rochester with a B.A. and a B.S. (Economics with Highest Distinction and Engineering with High Distinction ) and received M.E. from Cornell University.

Steve Sun, CFA, is the Managing Director of J.H. Whitney Investment Management, LLC.  Prior to joining JH Whitney Investment Management, he was a portfolio manager at the Tantallon Capital Advisors in Singapore where he managed a long/short small/mid cap portfolio and an analyst for the flagship portfolio.  Prior to Tantallon Capital, he was a director with Merrill Lynch’s Global Institutional Equities Group.  Before joining Merrill Lynch in 1999, he worked in Hong Kong and New York offices of Jardine Fleming/Robert Fleming Securities for 6 years.  He is a graduate of Northwestern University with a B.A. (double major in Economics and Political Science with Honors) and received his MBA from Columbia University.

Investment Management Agreement

The Investment Management Agreement became effective as of March 22, 2010, and will continue in effect for an initial two year term.  Thereafter, the Investment Management Agreement will continue in effect from year to year provided such continuance is specifically approved at least annually by (i) the vote of a majority of the outstanding voting securities of the Master Fund, or a majority of the Master Fund Board, and (ii) the vote of a majority of the Independent Managers of the Master Fund, cast in person at a meeting called for the purpose of voting on such approval.  See “VOTING.”  The Investment Management Agreement will terminate automatically if assigned (as defined in the Investment Company Act), and is terminable at any time without penalty upon 60 days’ written notice to the Master Fund by either the Master Fund Board or the Investment Manager.

The Investment Management Agreement provides that, in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations to the Master Fund, the Investment Manager and any partner, director, officer or employee of the Investment Manager, or any of their affiliates, executors, heirs, assigns, successors or other legal representatives, will not be liable to the Master Fund for any error of judgment, for any mistake of law or for any act or omission by the person in connection with the performance of services to the Master Fund.  The Investment Management Agreement also provides for indemnification, to the fullest extent permitted by law, by the Master Fund, of the Investment Manager, or any partner, director, officer or employee of the Investment Manager, and any of their affiliates, executors, heirs, assigns, successors or other legal representatives, against any liability or expense to which the person may be liable that arises in connection with the performance of services to the Master Fund, so long as the liability or expense is not incurred by reason of the person’s willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations to the Master Fund.

INVESTMENT MANAGEMENT FEE

Through its investment in the Master Fund, the Fund will bear a proportionate share of the investment management fee (“Investment Management Fee”) paid by the Master Fund to the Investment Manager in consideration of the advisory and other services provided by the Investment Manager to the Master Fund.  Pursuant to the Investment

Management Agreement, the Master Fund will pay the Investment Manager a monthly Investment Management Fee equal to 2.00% on an annualized basis of the Master Fund’s net assets as of each month-end.  The Investment Management Fee will be paid to the Investment Manager out of the Master Fund’s assets and will decrease the net profits or increase the net losses of the Master Fund that are credited to or debited against each Master Fund member’s capital account, thereby decreasing the net profits or increasing the net losses of the Fund.  Net assets means the total value of all assets of the Master Fund, less an amount equal to all accrued debts, liabilities and obligations of the Master Fund.  The Investment Management Fee will be computed based on the net assets of the Master Fund as of the last day of each month, and will be due and payable in arrears within five business days after the end of the month.  A discussion regarding the basis for the Board’s approval of the Investment Management Agreement will be available in the Fund’s semi-annual report for the period ending September 30, 2010.

A portion of the Investment Management Fee may be paid to brokers or dealers or other financial institutions that assist in the placement of Units or Master Fund Interests, including brokers or dealers that may be affiliated with the Investment Manager, and any such payments will be exclusive of the direct sales charges paid by Members.

PLACEMENT AGENT

Foreside Fund Services, LLC (the “Placement Agent”), whose principal business address is Three Canal Plaza, Portland, Maine 04101, acts as placement agent to the Fund on a best-efforts basis, subject to various conditions, pursuant to a placement agent agreement ("Placement Agent Agreement") between the Fund and the Placement Agent. The Placement Agent also serves as the Master Fund's placement agent.

The Placement Agent is responsible for selecting and entering into sub-placement agent agreements with brokers and dealers (the “Sub-placement Agents”) in connection with the offering of Units and for negotiating the terms of any such arrangements.

Units are offered with a maximum placement fee of 2.50% of the subscription amount to be paid to the Sub-placement Agents.  The placement fee, if any, will be deducted out of the investor’s subscription amount, and will not constitute part of an investor’s capital contribution to the Fund or part of the assets of the Fund.  The Sub-placement Agents may elect to reduce, otherwise modify or waive the placement fee with respect to any investor to whom the Sub-placement Agent has offered the Units.  No placement fee is expected to be charged with respect to investments by the Adviser, its affiliates, and its directors, principals, officers and employees.

Neither the Placement Agent nor any other party is obligated to purchase any Units from the Fund.  There is no minimum aggregate number of Units required to be purchased.

The Adviser and/or its affiliates may make payments to selected affiliated or unaffiliated third parties (including the Sub-placement Agents) from time to time in connection with the sale of Units and/or the services provided to Unit holders. These payments will be made out of the

Advisers’ and/or its affiliates’ own assets and will not represent an additional charge to the Fund. The amount of such payments may be significant in amount and the prospect of receiving any such payments may provide such third parties or their employees with an incentive to favor sales of Units over other investment options.

Pursuant to the Placement Agent Agreement, the Placement Agent is solely responsible for the costs and expenses it incurs in connection with (i) its qualification as a broker-dealer under state or federal laws, and (ii) the promotion of the offering of Units.   The Placement Agent Agreement also provides that the Fund will indemnify the Placement Agent and its affiliates and certain other persons against certain liabilities.

The Adviser will compensate the Placement Agent for performing placement agent services and for registering certain employees of the Adviser in order for them to assist in marketing the Fund.

ADMINISTRATION

Each of the Fund and the Master Fund has retained the Administrator, J.D. Clark & Co., Inc., whose principal business address is 2225 Washington Boulevard, Suite 300, Ogden, Utah  84401-1409, to provide administrative services, and to assist with operational needs.  The Administrator will provide such services to the Fund pursuant to an administration agreement between the Fund and the Administrator, and to the Master Fund pursuant to an administration agreement between the Master Fund and the Administrator (each such agreement, an “Administration Agreement”, and together, the “Administration Agreements”).  The Administrator is responsible directly or through its agents for, among other things, providing the following services to each of the Fund and the Master Fund, as applicable;  (1) maintaining a list of members and generally performing all actions related to the issuance and repurchase of interests of such fund, if any, including delivery of trade confirmations and capital statements; (2) providing certain administrative, clerical and bookkeeping services; (3) providing transfer agency services, services related to the payment of distributions, and accounting services; (4) computing the net asset value of the fund in accordance with U.S. generally accepted accounting principles and procedures defined in consultation with the Investment Manager; (5) overseeing the preparation of semi-annual and annual financial statements of the fund in accordance with U.S. generally accepted accounting principles, quarterly reports of the operations of the fund and tax returns; (6) supervising regulatory compliance matters and preparing certain regulatory filings; and (7) performing additional services, as agreed upon, in connection with the administration of the fund.  The Administrator may from time to time delegate its responsibilities under each of the Administration Agreements to one or more parties selected by the Administrator, including its affiliates or affiliates of the Investment Manager.

In consideration for these services, the Fund will pay the Administrator a quarterly administration fee equal to $7,500 (the “Fund Administration Fee”).  In addition, the Master Fund will pay the Administrator a quarterly administration fee (the “Master Fund Administration Fee”, and together with the Fund Administration Fee, the “Administration Fees”) equal to the greater of (i) $20,000 or (ii) fees calculated according the following schedule:

First $100 million in assets	3.0 basis points, plus
Next $100 million in assets	2.5 basis points, plus
Next $100 million in assets	2.0 basis points, plus
Next $100 million in assets	1.5 basis points, plus
Assets over $400 million	1.25 basis points

The Fund will bear a proportionate share of the Master Fund Administration Fee as a result of the Fund’s investment in the Master Fund.  Each of the Administration Fees will be paid to the Administrator out of the assets of the Fund or the Master Fund, as applicable, and will therefore decrease the net profits or increase the net losses of the Fund that are credited to or debited against each Member’s capital account. The Administration Fees will be computed based on the net assets of the Fund or of the Master Fund, as applicable, as of the beginning of the quarter.  The Administrator will also be reimbursed by the Fund or the Master Fund, as applicable, for out-of-pocket expenses relating to services provided to such fund.  In addition, for providing regulatory administration services to the Fund, the Administrator is entitled to receive compensation as agreed to by the Fund and the administrator.  The Administration Fees and the other terms of the Administration Agreements may change from time to time as may be agreed to by the applicable fund and the Administrator.

Each Administration Agreement provides that, in the absence of willful misfeasance, bad faith or gross negligence in the performance of its duties or from reckless disregard by it of its obligations and duties to the fund that is a party thereto, the Administrator will not be liable to such fund for any error of judgment, for any mistake of law or for any loss suffered by such fund in connection with the performance of administration services for such fund.  Each Administration Agreement also provides for indemnification, to the fullest extent permitted by law, by the fund that is a party thereto of the Administrator, or its employees, agents, officers, directors, shareholders, affiliates and nominees, from and against any and all claims, demands, actions and suits, and any and all judgments, liabilities, losses, damages, costs, charges, reasonable counsel fees and other expenses of every nature and character which may be asserted against or incurred by the person that arises in connection with the performance of services to such fund, so long as the liability or expense is not incurred by reason of the person’s willful misfeasance, bad faith, or gross negligence or reckless disregard of its obligations and duties to such fund.

CUSTODIAN

UMB Bank, N.A. (in such capacity, the “Custodian”) serves as the primary custodian of the assets of the Fund and the Master Fund, including the assets of the Master Fund managed by the Portfolio Account Managers, and may maintain custody of such assets with U.S. and non-U.S. subcustodians (which may be banks and trust companies), securities depositories and clearing agencies in accordance with the requirements of Section 17(f) of the Investment Company Act and the rules thereunder.  Assets of the Fund, the Master Fund and the Sub-Manager Funds are not held by the Investment Manager or Portfolio Account Managers, respectively, or commingled with the assets of other accounts other than to the extent that securities are held in the name of the Custodian or U.S. or non-U.S. subcustodians in a securities depository, clearing agency or omnibus customer account of such custodian.

FUND AND MASTER FUND EXPENSES

Each of the Fund and the Master Fund will pay all of its expenses other than those that the Investment Manager or an affiliate of the Investment Manager assumes, if any.  The expenses of the Fund (whether borne directly, or indirectly through, and in proportion to, the Fund’s interest in the Master Fund) include, but are not limited to, any fees and expenses in connection with the offering and issuance of Units and Master Fund Interests; all fees and expenses directly related to portfolio transactions and positions for the Fund’s and the Master Fund’s account such as direct and indirect expenses associated with the Fund’s and the Master Fund’s investments, including the Master Fund’s investments in Sub-Manager Funds, and enforcing the Fund’s and the Master Fund’s rights in respect of such investments; quotation or valuation expenses; the Investment Management Fee, and the Administration Fees; brokerage commissions; interest and fees on any borrowings by the Fund and Master Fund; professional fees (including, without limitation, expenses of consultants, experts and specialists); research expenses; fees and expenses of outside legal counsel (including fees and expenses associated with the review of documentation for prospective investments by the Master Fund), including foreign legal counsel; accounting, auditing and tax preparation expenses; fees and expenses in connection with repurchase offers and any repurchases or redemptions of Units; taxes and governmental fees (including tax preparation fees); fees and expenses of any custodian, subcustodian, transfer agent, and registrar, and any other agent of the Fund and the Master Fund; all costs and charges for equipment or services used in communicating information regarding the Fund’s or the Master Fund’s transactions with any custodian or other agent engaged by the Fund or the Master Fund, as applicable; bank services fees; costs and expenses relating to any amendment of the LLC Agreement, the Master Fund LLC Agreement or other organizational documents of the Fund or the Master Fund; expenses of preparing, amending, printing, and distributing Memorandums and SAIs (and any supplements or amendments thereto), reports, notices, other communications to Members or the Master Fund’s members, and proxy materials; expenses of preparing, printing, and filing reports and other documents with government agencies; expenses of Members’ or Master Fund members’ meetings, including the solicitation of proxies in connection therewith; expenses of corporate data processing and related services; member recordkeeping and account services, fees, and disbursements; expenses relating to investor and public relations; fees and expenses of the members of the Board and Master Fund Board who are not employees of the Investment Manager or its affiliates; insurance premiums; Extraordinary Expenses (as defined below); and all costs and expenses incurred as a result of dissolution, winding-up and termination of the Fund or the Master Fund.  The Fund or the Master Fund may need to sell portfolio securities to pay fees and expenses, which could cause the Fund to realize taxable gains.

“Extraordinary Expenses” means all expenses incurred by the Fund or Master Fund, as applicable, outside of the ordinary course of its business, including, without limitation, costs incurred in connection with any claim, litigation, arbitration, mediation, government investigation or dispute and the amount of any judgment or settlement paid in connection therewith, or the enforcement of the rights against any person or entity; costs and expenses for indemnification or contribution payable to any person or entity (including, without limitation, pursuant to the indemnification obligations described under “ADDITIONAL INFORMATION AND SUMMARY OF THE LLC AGREEMENT—Limitation of Liability; Indemnification”); expenses of a reorganization, restructuring or merger, as applicable; expenses of holding, or soliciting proxies for, a meeting of members (except to the extent relating to items customarily addressed at an annual meeting of a registered closed-end management investment company); and the expenses of engaging a new administrator, custodian, transfer agent or escrow agent.

The Investment Manager will bear all of their respective expenses and costs incurred in providing investment advisory to the Master Fund, including travel and other expenses related to the selection and monitoring of Sub-Manager Funds.  In addition, the Investment Manager is responsible for the payment of the compensation and expenses of those members of the Master Fund Board and officers of the Master Fund affiliated with the Investment Manager, and making available, without expense to the Master Fund, the services of such individuals, subject to their individual consent to serve and to any limitations imposed by law.

The Fund’s expenses incurred and to be incurred in connection with the initial offering of Units will be amortized by the Fund over the 12-month period beginning on the Initial Closing Date and are not expected to exceed $29,000.  The Master Fund’s expenses incurred and to be incurred in connection with the initial offering of Master Fund Interests will be amortized by the Master Fund over the 12-month period beginning on the Master Fund Initial Closing Date and are not expected to exceed $29,000.  The Fund will also bear directly certain ongoing offering costs associated with any periodic offers of Units, and indirectly certain ongoing offering costs associated with any periodic offers of Master Fund Interests, which will be expensed as they are incurred.  Offering costs cannot be deducted by the Fund, the Master Fund or the Members.

The Sub-Manager Funds will bear various fees and expenses in connection with their operations.  These fees and expenses are similar to those incurred by the Fund and the Master Fund.  In addition, the Sub-Manager Funds will pay asset-based fees to their Sub-Managers and generally may pay performance-based fees or allocations to their Sub-Managers, which effectively reduce the investment returns of the Sub-Manager Funds.  These expenses, fees, and allocations are in addition to those incurred by the Fund directly, or indirectly through its investment in the Master Fund.  As an indirect investor in the Sub-Manager Funds through its investment in the Master Fund, the Fund will indirectly bear a portion of the expenses and fees of the Sub-Manager Funds.

The Fund’s and the Master Fund’s fees and expenses will decrease the net profits or increase the net losses of the Fund that are credited to or debited against each Member’s capital account.

The Board believes that the aggregate expenses of the Fund and the Master Fund will not be materially greater than the expenses that the Fund would incur if the assets of the Fund were invested directly in Sub-Manager Funds.

VOTING

Each Member will have the right to cast a number of votes, based on the value of such Member’s respective capital account, at any meeting of Members called by the (i) Board or (ii) Members holding at least a majority of the total number of votes eligible to be cast by all Members.  Except for the exercise of such voting privileges, Members will not be entitled to participate in the management or control of the Fund’s business, and may not act for or bind the Fund.

The voting rights of members of the Master Fund will be substantially similar to those of the Members of the Fund.  Whenever the Fund, as a member of the Master Fund, is requested to vote on matters pertaining to the Master Fund, the Fund will seek voting instructions from Members and will vote its Master Fund Interest for or against such matters proportionately to the instructions to vote for or against such matters received from Members.  In the event that the Fund does not receive voting instructions from Members, the portion of the Fund’s Master Fund Interest allocable to such Members will be voted in the same proportions as the portion with respect to which it has received voting instructions.

CONFLICTS OF INTEREST

The Fund may be subject to a number of actual and potential conflict of interests.

Each of the Investment Manager, the Administrator, and the Sub-Managers, and each of their respective employees or affiliates, may conduct any other business, including any business within the securities industry, and may act as general partner, managing member, Investment Manager or administrator for others, may manage funds or capital for others, may have, make and maintain investments in their own names or through other entities, may serve as a consultant, partner or stockholder of one or more Sub-Manager Funds, partnerships, securities firms or advisory firms and may act as a director, officer or employee of any corporation, a trustee of any trust, an executor or administrator of any estate or an administrative official of any other business entity.  The Investment Manager, the Administrator, or any of their respective employees or affiliates, or any entity or account managed by the Investment Manager or its affiliates, may establish or have agreements, arrangements, associations or other business relationships with the Sub-Managers, funds managed by the Sub-Managers or any other service provider that may provide services to the Fund or the Sub-Manager Funds or in respect of the Sub-Manager Funds or their brokers.  Such activities may involve actual or apparent conflicts of interest between the Investment Manager, the Administrator and the Sub-Managers and their employees and affiliates, on one hand, and the Fund and the Master Fund, on the other.  The Investment Manager will not be required to give the Fund, any Member or any member of the Master Fund preference with respect to any investment opportunity, and none of the Investment Manager, the Administrator or the Sub-Managers, or their employees or affiliates, will be required to refrain from any other activity or disgorge any profits from any such activity and will not be required to devote all or any particular part of its time and effort to the Fund, the Master Fund or their affairs.

Investment Manager Conflicts:  The Investment Manager’s activities in connection with investments proposed for and held by the Fund could, in certain circumstances, result in a conflict of interest as a result of additional compensation that would be paid to or earned by the Investment Manager, its affiliates, employees or principals.  Such circumstances could include the following:


Subject to applicable law, the Investment Manager and its affiliates may engage in marketing activities, act as distributor and/or provide back-office support on behalf of unaffiliated hedge funds in which the Master Fund may invest.

	Subject to applicable law, the Investment Manager, its affiliates, employees or principals may invest in the managers or management companies of Sub-Manager Funds in which the Master Fund may invest.

Portfolio Manager Conflicts:  Certain conflicts may arise out of a portfolio manager’s activities in connection with proposed investments on behalf of the Fund, including but not limited to the following:


A Sub-Manager of a Sub-Manager Fund may determine that it would be appropriate for a Sub-Manager Fund and one or more of its other accounts to participate in an investment opportunity at the same time.  When this happens, the Portfolio Manager may aggregate, place, or allocate orders on any basis that the Sub-Manager elects.  Decisions in this regard are necessarily subjective and there is no requirement that the Sub-Manager Fund participates, or participates to the same extent as the other accounts, in all trades.


Conflicts of interest may also arise from the fact that the Sub-Managers and their affiliates generally will be carrying on substantial investment activities for other clients, including other investment funds, in which the Fund will have no interest.  The Sub-Managers of the Sub-Manager Funds may have financial incentives to favor certain of such accounts over the Sub-Manager Funds. Any of their proprietary accounts and other customer accounts may compete with the Sub-Manager Funds for specific trades, or may hold positions opposite to positions maintained on behalf of the Sub-Manager Funds.  The Sub-Managers may give advice and recommend securities to, or buy or sell securities for, a Sub-Manager Fund in which the Fund’s assets are invested, which advice or securities may differ from advice given to, or securities recommended or bought or sold for, other accounts and customers, even though their investment objectives may be the same as, or similar to, those of any Sub-Manager Fund or the Fund.

When a Sub-Manager of a Sub-Manager Fund determines that it would be appropriate for a Sub-Manager Fund and one or more of its other accounts to participate in an investment opportunity at the same time, it may aggregate, place, or allocate orders on any basis that the Sub-Manager elects. Decisions in this regard are necessarily subjective and there is no requirement that the Sub-Manager Fund participates, or participates to the same extent as the other accounts, in all trades.


Situations may occur where the Fund could be disadvantaged because of the investment activities conducted by a Sub-Manager of a Sub-Manager Fund for its other accounts. Such situations may be based on, among other things, the following: (1) legal restrictions on the combined size of positions that may be taken for a Sub-Manager Fund or the other accounts, thereby limiting the size of the Sub-Manager Fund’s position; (2) the difficulty of liquidating an investment for a Sub-Manager Fund or the other accounts where the market cannot absorb the sale of the combined positions; and (3) the determination that a particular investment is warranted only if hedged with an option or other instrument and there is a limited availability of such options or other instruments.

Additional information about each Sub-Manager’s compensation, other accounts managed by the Sub-Manager and the Sub-Managers’ ownership of securities in the Fund can be found in the SAI.

The directors, partners, trustees, managers, members, officers and employees of the Investment Manager and their affiliates may buy and sell securities or other investments for their own accounts (including through Sub-Manager Funds managed by the Investment Manager or its affiliates).  As a result of differing trading and investment strategies or constraints, positions may be taken by directors, partners, trustees, managers, members, officers and employees that are the same, different from or made at different times than positions taken for the Fund or Master Fund.  To reduce the possibility that the Fund or Master Fund will be materially adversely affected by the personal trading described above, each of the Fund, the Master Fund, and the Investment Manager have adopted codes of ethics (collectively, the “Codes of Ethics”) in compliance with Section 17(j) of the Investment Company Act that restricts securities trading in the personal accounts of investment professionals and others who normally come into possession of information regarding the portfolio transactions of the Fund or the Master Fund.  The Codes of Ethics can be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C.  Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-942-8090.  The Codes of Ethics are also available on the EDGAR Database on the SEC’s Internet site at http://www.sec.gov, and copies may be obtained, after paying a duplicating fee, by email at publicinfo@sec.gov or by writing the SEC’s Public Reference Section, Washington, DC 20549-0102.

OUTSTANDING SECURITIES

As of the date of this Memorandum there were no outstanding Units.

REPURCHASES OF UNITS

No Right of Redemption

No Member (or other person holding Units acquired from a Member) will have the right to require the Fund to redeem its Units.  No public market exists for Units, and none is expected to develop.  Consequently, Members may not be able to liquidate their investment other than as a result of repurchases of Units by the Fund, as described below.

Periodic Repurchases

The Board, from time to time and in its sole discretion, may determine to cause the Fund to offer to repurchase Units from Members, including the Investment Manager and its affiliates, pursuant to written tenders by Members.  However, because all or substantially all of the Fund’s assets will be invested in the Master Fund, the Fund will generally find it necessary to liquidate a portion of its Master Fund Interest in order to satisfy repurchase requests.  Because Master Fund Interests may not be transferred, the Fund may withdraw a portion of its Master Fund Interest only pursuant to repurchase offers by the Master Fund.  Therefore, the Fund does not expect to conduct a repurchase offer for Units unless the Master Fund contemporaneously conducts a repurchase offer for Master Fund Interests.

The Investment Manager anticipates recommending to the Master Fund Board that the Master Fund conduct repurchase offers beginning on June 30, 2011 and then on or about each March 31, June 30, September 30 and December 31.  It is also anticipated that the Fund will generally conduct repurchase offers contemporaneously with repurchase offers conducted by the Master Fund.

The Master Fund will make repurchase offers, if any, to all of the Master Fund’s members, including the Fund.  The Fund does not expect to make a repurchase offer that is larger than the portion of the Master Fund’s corresponding repurchase offer expected to be available for acceptance by the Fund.  Consequently, the Fund will conduct repurchase offers on a schedule and in amounts that will depend on the Master Fund's repurchase offers.

Subject to the considerations described above, the aggregate value of Units to be repurchased at any time will be determined by the Board in its sole discretion, and such amount may be a percentage of the value of the Fund’s outstanding Units.  Therefore, the Fund may determine not to conduct a repurchase offer at a time that the Master Fund conducts a repurchase offer.  The Fund may also elect to repurchase less than the full amount that a Member requests to be repurchased.  If a repurchase offer is oversubscribed by Members, the Fund may repurchase only a pro rata portion of the Units tendered by each Member.

As discussed above, in determining whether the Master Fund should offer to repurchase Master Fund Interests from its members pursuant to written requests, the Master Fund Board will consider the recommendation of the Investment Manager.  In determining whether the Master Fund or the Fund should offer to repurchase Master Fund Interests, the Master Fund Board or the Board, as applicable, also will consider the following factors, among others, in determining whether to repurchase Units or Master Fund Interests and the amount of Units or Master Fund Interests to be repurchased:

•	whether any members of the applicable fund have requested to tender interests in such fund or portions thereof to the fund;

•	the working capital requirements of the applicable fund;

•	the relative economies of scale of the repurchase requests with respect to the size of the applicable fund;

•	the past practice of the applicable fund in repurchasing interests in such fund;

•	the condition of the securities markets and the economy generally, as well as political, national or international developments or current affairs;

•	the anticipated tax consequences of any proposed repurchases of interests in the applicable fund; and

•
in the case of the Master Fund Board, the Master Fund’s investment plans, the liquidity of its assets (including fees and costs associated with withdrawing from Sub-Manager Funds and/or disposing of assets allocated to Portfolio Account Managers), and the availability of information as to the value of its interests in underlying Sub-Manager Funds.

Procedures for Repurchase of Units

Following is a summary of the procedures expected to be employed by the Fund in connection with the repurchase of Units.  The Master Fund is expected to employ substantially similar procedures in connection with the repurchase of Master Fund Interests.

The Board will determine that the Fund will offer to repurchase Units pursuant to written tenders only on terms that the Board determines to be fair to the Fund and Members.  The amount due to any Member whose Units are repurchased will be equal to the value of the Member’s capital account (or portion thereof being repurchased) based on the Fund’s net asset value as of the Valuation Date (as defined below), after reduction for all fees (including any Investment Management Fee, Administration Fees, or Early Repurchase Fee (as defined below), any required tax withholding and other liabilities of the Fund to the extent accrued or otherwise attributable to Units being repurchased.  If the Board determines that the Fund will offer to repurchase Units, notice will be provided to Members that describes the commencement date of the repurchase offer, specifies the date on which repurchase requests must be received by the Fund, and contains other information Members should consider in deciding whether and how to participate in such repurchase opportunity.  The expiration date of the repurchase offer (the “Expiration Date”) will be a date set by the Board occurring no sooner than 20 business days after the commencement date of the repurchase offer, provided that such Expiration Date may be extended by the Board in its sole discretion.  The Fund may not accept any repurchase request received by it or its designated agent after the Expiration Date.

The Fund does not generally expect to distribute securities as payment for repurchased Units except in unusual circumstances, including if making a cash payment would result in a material adverse effect on the Fund or the Members, or if the Master Fund has received distributions from Sub-Manager Funds in the form of securities that are transferable to the Master Fund’s members.  Securities which are distributed in-kind in connection with a repurchase of Units may be illiquid.  Any in-kind distribution of securities will be valued in accordance with the LLC Agreement and will be distributed to all tendering Members on a proportional basis.  See “CALCULATION OF NET ASSET VALUE; VALUATION.”

In light of liquidity constraints associated with the Master Fund’s investments in Sub-Manager Funds and that the Master Fund may have to effect withdrawals from those Sub-Manager Funds to pay for Master Fund Interests being repurchased in order to fund the repurchase of Units and due to other considerations applicable to the Fund and the Master Fund, the Fund expects to employ the following additional repurchase procedures:

•
The aggregate value of Units being repurchased will be determined as of a date, determined by the Board, in its sole discretion, which is approximately 65 days, but in no event earlier than 60 days, after the Expiration Date (the “Valuation Date”), and any such repurchase will be effected as of the day after the Valuation Date (the “Repurchase Date”).   As discussed above, and subject to the considerations described above, it is expected that there will be a Repurchase Date on or about each March 31, June 30, September 30 and December 31.

•
The initial payment in respect of repurchases (the “Initial Payment”) will be in an amount equal to at least 90% of the estimated aggregate value of the repurchased Units, determined as of the Valuation Date, provided that if the Fund has requested the repurchase of all or a portion of its Master Fund Interest in order to satisfy the Initial Payment, the Initial Payment may be postponed until ten business days after the Fund has received at least 90% of the aggregate amount so requested to be repurchased by the Fund from the Master Fund (the “Master Fund Payment Date”).  Similarly, when the Fund and other members of the Master Fund request the repurchase of a portion of their Master Fund Interests, the Master Fund is entitled to postpone the payment until ten business days after the Master Fund has received at least 90% of the aggregate amount requested by it to be withdrawn from the Sub-Manager Funds in order to fund repurchases of Master Fund Interests.  However, the Initial Payment will be made within 90 days of the repurchase date.

•
The second and final payment (the “Final Payment”) is expected to be in an amount equal to the excess, if any, of (1) the aggregate value of the repurchased Units, determined as of the Valuation Date based upon the results of the annual audit of the financial statements of the Fund and the Master Fund for the fiscal year in which the Valuation Date of such repurchase occurred, over (2) the Initial Payment.  It is anticipated that the annual audit of the  financial statements of the Fund and the Master Fund will be completed within 60 days after the end of each fiscal year of the Fund and that the Final Payment will be made as promptly as practicable after the completion of such audit.

•
Notwithstanding anything in the foregoing to the contrary, in the event that a Member has requested the repurchase of some of its Units which would result in such Member continuing to hold at least 10% of the aggregate value of its Units as of December 31 of the fiscal year ending immediately prior to the fiscal year in which such request was made, the Final Payment in respect of such repurchase shall be made on or before the 60th day after the Repurchase Date, provided that if the Fund has requested the repurchase of all or a portion of its Master Fund Interest by the Master Fund in order to fund the repurchase of Units, such payment may be postponed until 10 business days after the applicable Master Fund Payment Date.  Such payment shall be in an amount equal to the excess, if any, of (1) the aggregate value of the repurchased Units, determined as of the Valuation Date, based upon information known to the Fund as of the date of the Final Payment, over (2) the Initial Payment.  If, based upon the results of the annual audit of the financial statements of the Fund and the Master Fund for the fiscal year in which the Valuation Date of such repurchase occurred, it is determined that the value at which the Units were repurchased was incorrect, the Fund shall decrease such Member’s capital account balance by the amount of any overpayment and redeem for no additional consideration a number of Units having a value equal to such amount, or increase such Member’s capital account balance by the amount of any underpayment and issue for no additional consideration a number of Units having a value equal to such amount, as applicable, in each case as promptly as practicable following the completion of such audits and, if applicable, the making of a corresponding adjustment to the Fund’s capital account balance in the Master Fund.

The repurchase of Units is subject to regulatory requirements imposed by the SEC.  The Fund’s repurchase procedures are intended to comply with such requirements.  However, in the event that the Board determines that modification of the repurchase procedures described above is required or appropriate, the Board will adopt revised repurchase procedures as necessary to ensure the Fund’s compliance with applicable regulations or as the Board in its sole discretion deems appropriate.  Following the commencement of an offer to repurchase Units, the Fund may suspend, postpone or terminate such offer in certain circumstances upon the determination of a majority of the Board, including a majority of the Independent Managers, that such suspension, postponement or termination is advisable for the Fund and its Members, including, without limitation, circumstances as a result of which it is not reasonably practicable for either the Fund or the Master Fund to dispose of its investments or to determine the value of its net assets, and other unusual circumstances.

Each Member whose Units have been accepted for repurchase will continue to be a Member of the Fund until the Repurchase Date (and thereafter if its Units are repurchased in part) and may exercise its voting rights with respect to the repurchased Units until the Repurchase Date.  Moreover, the capital account maintained in respect of a Member whose Units have been accepted for repurchase will be adjusted for the net profits or net losses of the Fund through the Valuation Date, and such Member’s capital account shall not be adjusted for the amount withdrawn, as a result of the repurchase, prior to the Repurchase Date.

Upon its acceptance of tendered Units for repurchase, the Fund will maintain daily on its books a segregated account consisting of (1) cash, (2) liquid securities or (3) the portion of the Fund’s Master Fund Interest that the Fund has requested to have repurchased (or any combination of them), in an amount equal to the aggregate estimated unpaid dollar amount of the Promissory Notes issued to Members tendering Units.

Payments for repurchased Units are expected to cause the Fund to request the repurchase of a portion of its Master Fund Interest which, in turn, may require the Master Fund to liquidate portfolio holdings in Sub-Manager Funds earlier than the Investment Manager otherwise would liquidate such holdings, potentially resulting in losses, and may increase the Master Fund’s portfolio turnover.  The Investment Manager intends to take measures to attempt to avoid or minimize such potential losses and turnover, but there can be no guarantee that it will be successful in doing so.  The Fund and the Master Fund may, but need not, maintain cash or borrow money to meet repurchase requests.  Such a practice could increase the Fund’s or the Master Fund’s, as applicable, operating expenses and impact the ability of the Fund and the Master Fund to achieve their investment objective.

A 2.00% early repurchase fee (the “Early Repurchase Fee”) will be charged by the Fund with respect to any repurchase of Units from a Member at any time prior to the day immediately preceding the one-year anniversary of the Member’s purchase of Units.  Units tendered for repurchase will be treated as having been repurchased on a “first in - first out” basis.  Therefore, Units repurchased will be deemed to have been taken from the earliest capital contribution made by such Member (adjusted for subsequent net profits and net losses) until that capital contribution is decreased to zero, and then from each subsequent capital contribution made by such Member (adjusted for subsequent net profits and net losses) until such capital contribution is decreased to zero.

Other than the Early Repurchase Fee, the Fund does not presently intend to impose any charges on the repurchase of Units.  However, the Master Fund is permitted to allocate to the Master Fund members, including the Fund, whose Master Fund Interests are repurchased, withdrawal or similar charges imposed by Sub-Manager Funds, if the Investment Manager determines to withdraw from one or more Sub-Manager Funds as a result of repurchase tenders by Master Fund members and such charges are imposed on the Master Fund.  In the event that any such charges are allocated to the Fund by the Master Fund, the Fund may, subject to applicable law, allocate such charges to the Members whose repurchase tenders resulted in the repurchase of a portion of the Master Fund Interest by the Fund that resulted in such charges.

A Member who tenders some but not all of the Member’s Units for repurchase will be required to maintain a minimum capital account balance of $50,000.  A repurchase request that would result in a Member having a capital account balance of less than $50,000 will be deemed a request for full repurchase.  Such minimum capital account balance requirement may be waived by the Fund, in its sole discretion.  The Fund reserves the right to reduce the amount to be repurchased from a Member so that the required capital account balance is maintained.

In the event that the Investment Manager  or any of its respective affiliates holds Units in its capacity as a Member, such Units may be tendered for repurchase in connection with any repurchase offer made by the Fund, without notice to the other Members.

Mandatory Redemption by the Fund

In accordance with the terms and conditions of the LLC Agreement, the Fund may cause a mandatory redemption of all or some of the Units of a Member, or any person acquiring Units from or through a Member, in the event that the Board determines or has reason to believe, in its sole discretion, that:  (i) its Units have been transferred to, or has vested in, any person, by operation of law in connection with the death, divorce, bankruptcy, insolvency, or adjudicated incompetence of a Member; (ii) ownership of the Units by such Member or other person will cause the Fund or the Master Fund to be in violation of, or subject the Fund, the Master Fund or the Investment Manager to additional registration or regulation under the securities, commodities, or other laws of the United States or any other jurisdiction; (iii) continued ownership of the Units may be harmful or injurious to the business or reputation of the Fund, the Master Fund or the Investment Manager, or may subject the Fund, the Master Fund or any Members or members of the Master Fund to an undue risk of adverse tax or other fiscal consequences; (iv) any representation or warranty made by a Member in connection with the acquisition of Units was not true when made or has ceased to be true, or the Member has breached any covenant made by it in connection with the acquisition of Units; or (v) in circumstances where the Board determines that it would be in the best interests of the Fund for the Fund to cause a mandatory redemption of such Units in a manner as will not discriminate unfairly against any Member.

TRANSFERS OF UNITS

No person shall become a substituted Member of the Fund without the consent of the Fund, which consent may be withheld in its sole discretion.  Units held by Members may be transferred only:  (i) by operation of law in connection with the death, divorce, bankruptcy, insolvency, or adjudicated incompetence of the Member; or (ii) under other limited circumstances, with the consent of the Board (which may be withheld in its sole discretion and is expected to be granted, if at all, only under extenuating circumstances).

Unless counsel to the Fund confirms that the transfer will not cause the Fund to be treated as a “publicly traded partnership” taxable as a corporation, the Board generally will not consider consenting to a transfer of Units unless the transfer is:  (i) one in which the tax basis of the Units in the hands of the transferee is determined, in whole or in part, by reference to its tax basis in the hands of the transferring Member (e.g., certain transfers to affiliates, gifts and contributions to family entities); (ii) to members of the transferring Member’s immediate family (siblings, spouse, parents, or children); or (iii) a distribution from a qualified retirement plan or an individual retirement account.

Notice to the Fund of any proposed transfer must include evidence satisfactory to the Board that the proposed transferee, at the time of transfer, meets any requirements imposed by the Fund with respect to investor eligibility and suitability.  See “ELIGIBLE INVESTORS.”  Notice of a proposed transfer of Units must also be accompanied by a properly completed subscription document in respect of the proposed transferee.  In connection with any request to transfer Units, the Fund may require the Member requesting the transfer to obtain, at the Member’s expense, an opinion of counsel selected by the Fund as to such matters as the Fund may reasonably request.  The Board generally will not consent to a transfer of Units by a Member (i) unless such transfer is to a single transferee, or (ii) if, after the transfer of the Units, the balance of the capital account of each of the transferee and transferor is less than $50,000.  Each transferring Member and transferee may be charged reasonable expenses, including, but not limited to, attorneys’ and accountants’ fees, incurred by the Fund in connection with the transfer.

Any transferee acquiring Units by operation of law in connection with the death, divorce, bankruptcy, insolvency, or adjudicated incompetence of the Member, will be entitled to the allocations and distributions allocable to the Units so acquired,  but will not be entitled to the other rights of a Member unless and until the transferee becomes a substituted Member as specified in the LLC Agreement.  If a Member transfers Units with the approval of the Board, the Fund shall as promptly as practicable take all necessary actions so that each transferee or successor to whom the Units are transferred is admitted to the Fund as a Member.

By subscribing for Units, each Member agrees to indemnify and hold harmless the Fund, the Board, the Investment Manager, the Master Fund, and each other Member, and any affiliate of the foregoing against all losses, claims, damages, liabilities, costs, and expenses (including legal or other expenses incurred in investigating or defending against any losses, claims, damages, liabilities, costs, and expenses or any judgments, fines, and amounts paid in settlement), joint or several, to which such persons may become subject by reason of or arising from any transfer made by that Member in violation of the LLC Agreement or any misrepresentation made by that Member in connection with any such transfer.

The Master Fund LLC Agreement has terms regarding transfers of Master Fund Interests by the Master Fund’s members that are substantially similar to those described above.

CALCULATION OF NET ASSET VALUE; VALUATION

Each of the Fund and the Master Fund will calculate its net asset value as of the close of business on the last business day of each calendar month and the last day of each accounting period (as defined under “CAPITAL ACCOUNTS AND ALLOCATIONS—Capital Accounts”).  In determining its net asset value, each of the Fund and the Master Fund will value its investments as of such month-end or as of the end of such accounting period, as applicable.  The net asset value of the Fund will equal the value of the total assets of the Fund, less all of its liabilities, including accrued fees and expenses, each determined as of the date the Fund’s net asset value is calculated.  Similarly, the net asset value of the Master Fund will equal the value of the assets of the Master Fund, less all of its liabilities, including accrued fees and expenses.

Because the Fund intends to invest all or substantially all of its assets in the Master Fund, the value of the assets of the Fund will depend on the value of its pro rata interest in the Master Fund’s investments. The Valuation Committee will oversee the valuation of the Fund’s investments on behalf of the Fund and the valuation of the Master Fund’s investments on behalf of the Master Fund, including the Master Fund’s investments in Sub-Manager Funds.  See “BOARDS OF MANAGERS AND OFFICERS—Committees of the Boards of Managers—Valuation Committee” in the Fund’s SAI.

The Board and the Master Fund Board have approved procedures pursuant to which the Master Fund will value its investments in Sub-Manager Funds at fair value.  In accordance with these procedures, fair value as of each month-end or as of the end of each accounting period, as applicable, ordinarily will be the value determined as of such date by each Sub-Manager Fund in accordance with the Sub-Manager Fund’s valuation policies and reported at the time of the Master Fund’s valuation.  As a general matter, the fair value of the Master Fund’s interest in a Sub-Manager Fund will represent the amount that the Master Fund could reasonably expect to receive from a Sub-Manager Fund if the Master Fund’s interest was redeemed at the time of valuation, based on information reasonably available at the time the valuation is made and that the Master Fund believes to be reliable.  In the event that a Sub-Manager Fund does not report a month-end value to the Master Fund on a timely basis, the Master Fund will determine the fair value of such Sub-Manager Fund based on the most recent final or estimated value reported by the Sub-Manager Fund, as well as any other relevant information available at the time the Master Fund values its portfolio.  Using the nomenclature of the hedge fund industry, any values reported as “estimated” or “final” values are expected to reasonably reflect market values of securities for which market quotations are available or fair value as of the Master Fund’s valuation date.

Prior to the Master Fund investing in any Sub-Manager Fund, the Investment Manager will conduct a due diligence review of the valuation methodologies utilized by the Sub-Manager Fund, which as a general matter will utilize market values when available, and otherwise will utilize principles of fair value that the Investment Manager reasonably believes to be consistent, in all material respects, with those used by the Master Fund in valuing its own investments.  Although the procedures approved by the Board and the Master Fund Board provide that the Valuation Committee will review the valuations provided by the Sub-Managers to the Sub-Manager Funds, none of the Valuation Committee, the Master Fund Board, the Board or the Investment Manager will be able to confirm independently the accuracy of valuations provided by such Sub-Managers (which are unaudited).

The Master Fund’s valuation procedures require the Investment Manager to consider all relevant information reasonably available at the time the Master Fund values its portfolio.  The Investment Manager and/or the Valuation Committee will consider such information, and may conclude in certain circumstances that the information provided by the Sub-Manager does not represent the fair value of the Master Fund’s interests in the Sub-Manager Fund.  Although redemptions of interests in Sub-Manager Funds are subject to advance notice requirements, Sub-Manager Funds will typically make available net asset value information to holders which will represent the price at which, even in the absence of redemption activity, the Sub-Manager Fund would have effected a redemption if any such requests had been timely made or if, in accordance with the terms of the Sub-Manager Fund’s governing documents, it would be necessary to effect a mandatory redemption.  Following procedures adopted by the Board and the Master Fund Board, the Valuation Committee will consider whether it is appropriate, in light of all relevant circumstances, to value such interests at the net asset value as reported by the Sub-Manager at the time of valuation, or whether to adjust such value to reflect a premium or discount to net asset value.  In accordance with U.S. generally accepted accounting principles and industry practice, the Master Fund may not always apply a discount in cases where there is no contemporaneous redemption activity in a particular Sub-Manager Fund.  In other cases, as when a Sub-Manager Fund imposes extraordinary restrictions on redemptions, when other extraordinary circumstances exist, or when there have been no recent transactions in Sub-Manager Fund interests, the Master Fund may determine that it is appropriate to apply a discount to the net asset value of the Sub-Manager Fund.  Any such decision will be made in good faith, and subject to the review and supervision of the Master Fund Board.

The valuations reported by the Sub-Managers, upon which the Master Fund calculates its month-end net asset value and the net asset value of each Master Fund Interest, including the Fund’s Master Fund Interest, may be subject to later adjustment or revision, based on information reasonably available at that time.  For example, fiscal year-end net asset value calculations of the Sub-Manager Funds may be audited by their independent auditors and may be revised as a result of such audits.  Other adjustments may occur from time to time.  Because such adjustments or revisions, whether increasing or decreasing the net asset value of the Master Fund, and therefore the Fund, at the time they occur, relate to information available only at the time of the adjustment or revision, the adjustment or revision may not affect the amount of the repurchase proceeds of the Fund received by Members who had their Units repurchased prior to such adjustments and received their repurchase proceeds, subject to the ability of the Fund to adjust or recoup the repurchase proceeds received by Members under certain circumstances as described in “REPURCHASES OF UNITS—Periodic Repurchases” and “CAPITAL ACCOUNTS AND ALLOCATIONS—Reserves.”  As a result, to the extent that such subsequently adjusted valuations from the Sub-Managers or revisions to the net asset value of a Sub-Manager Fund adversely affect the Master Fund’s net asset value, and therefore the Fund’s net asset value, the outstanding Units may be adversely affected by prior repurchases to the benefit of Members who had their Units repurchased at a net asset value higher than the adjusted amount.  Conversely, any increases in the net asset value resulting from such subsequently adjusted valuations may be entirely for the benefit of the outstanding Units and to the detriment of Members who previously had their Units repurchased at a net asset value lower than the adjusted amount.  The same principles apply to the purchase of Units.  New Members may be affected in a similar way.  See “GENERAL RISKS—The Fund’s Net Asset Value is and in the Future Will Be Based Indirectly on Estimates of Valuations Provided to the Master Fund by Third Party Sub-Managers Which May Not Be Accurate or May Need to be Adjusted in the Future.”

The procedures approved by the Board and the Master Fund Board provide that, where deemed appropriate by the Valuation Committee and consistent with the Investment Company Act, investments in Sub-Manager Funds may be valued at cost.  Cost will be used only when cost is determined to best approximate the fair value of the particular security under consideration.  For example, cost may not be appropriate when the Master Fund is aware of sales of similar securities to third parties at materially different prices or in other circumstances where cost may not approximate fair value (which could include situations where there are no sales to third parties).  In such a situation, the Master Fund’s investment will be revalued in a manner that the Valuation Committee, in accordance with procedures approved by the Board and the Master Fund Board, determines in good faith best reflects approximate market value.  The Master Fund Board will be responsible for ensuring that the valuation procedures utilized by the Valuation Committee are fair to the Master Fund and consistent with applicable regulatory guidelines.

To the extent the Fund or the Master Fund holds securities or other instruments that are not investments in Sub-Manager Funds, the Fund or the Master Fund, as applicable, will generally value such assets as described below.  Securities traded on one or more of the U.S. national securities exchanges, the Nasdaq Stock Market or any foreign stock exchange will be valued at the last sale price or the official closing price on the exchange or system where such securities are principally traded for the business day as of which such value is being determined.  If no sale or official closing price of particular securities are reported on a particular day, the securities will be valued at the closing bid price for securities held long, or the closing ask price for securities held short, or if a closing bid or ask price, as applicable, is not available, at either the exchange or system-defined closing price on the exchange or system in which such securities are principally traded.  Over-the-counter securities not quoted on the Nasdaq Stock Market will be valued at the last sale price on the applicable valuation day or, if no sale occurs, at the last bid price, in the case of securities held long, or the last ask price, in the case of securities held short, at the time net asset value is determined.  Equity securities for which no prices are obtained under the foregoing procedures, including those for which a pricing service supplies no exchange quotation or a quotation that is believed by the Investment Manager not to reflect the market value, will be valued at the bid price, in the case of securities held long, or the ask price, in the case of securities held short, supplied by one or more dealers making a market in those securities or one or more brokers, in accordance with the valuation procedures of the Fund and the Master Fund, which are in substance identical (the “Valuation Procedures”).

Fixed-income securities with a remaining maturity of 60 days or more for which accurate market quotations are readily available will normally be valued according to dealer-supplied bid quotations or bid quotations from a recognized pricing service (e.g., FT Interactive Data Corp., Merrill Lynch, J.J. Kenny, Bloomberg, Reuters or Standard & Poor’s).  Fixed-income securities for which market quotations are not readily available or are believed by the Investment Manager not to reflect market value will be valued based upon broker-supplied quotations in accordance with the Valuation Procedures, provided that if such quotations are unavailable or are believed by the Investment Manager not to reflect market value, such fixed-income securities will be valued at fair value in accordance with the Valuation Procedures, which may include the utilization of valuation models that take into account spread and daily yield changes on government securities in the appropriate market (e.g., matrix pricing). High quality investment grade debt securities (e.g., treasuries, commercial paper, etc.) with a remaining maturity of 60 days or less are valued by the Investment Manager at amortized cost, which the Board and the Master Fund Board have determined to approximate fair value.  All other instruments held by the Master Fund will be valued in accordance with the Valuation Procedures.

If no price is obtained for a security in accordance with the foregoing, because either an external price is not readily available or such external price is believed by the Investment Manager not to reflect the market value, the Valuation Committee will make a determination in good faith of the fair value of the security in accordance with the Valuation Procedures.  In general, fair value represents a good faith approximation of the current value of an asset and will be used when there is no public market or possibly no market at all for the asset.  The fair values of one or more assets may not be the prices at which those assets are ultimately sold.  In such circumstances, the Investment Manager, the Board or the Master Fund Board, as applicable, and/or the Valuation Committee will reevaluate its fair value methodology to determine, what, if any, adjustments should be made to the methodology.

Assets and liabilities initially expressed in foreign currencies will be converted into U.S. dollars using foreign exchange rates provided by a pricing service.  Trading in foreign securities generally is completed, and the values of such securities are determined, prior to the close of securities markets in the United States.  Foreign exchange rates are also determined prior to such close.  On occasion, the values of securities and exchange rates may be affected by events occurring between the time as of which determination of such values or exchange rates are made and the time as of which the net asset value of the Fund or the Master Fund is determined.  When such events materially affect the values of securities held by the Fund or the Master Fund or its liabilities, such securities and liabilities may be valued at fair value as determined in good faith in accordance with procedures approved by the Board or the Master Fund Board, as applicable.

The Investment Manager and its affiliates act as investment advisers to other clients that may invest in securities for which no public market price exists.  Valuation determinations by the Investment Manager or its affiliates for other clients may result in different values than those ascribed to the same security owned by the Fund or the Master

Fund.  Consequently, the fees charged to the Fund or the Master Fund may be different than those charged to other clients, since the method of calculating the fees takes the value of all assets, including assets carried at different valuations, into consideration.

Expenses of the Master Fund, including the Investment Management Fee, are accrued on a monthly basis on the day net asset value of the Master Fund is calculated and taken into account for the purpose of determining such net asset value.  Similarly, expenses of the Fund are accrued on a monthly basis on the day net asset value of the Fund is calculated and taken into account for the purpose of determining such net asset value.

Prospective investors should be aware that situations involving uncertainties as to the value of portfolio positions could have an adverse effect on the net assets of the Master Fund and the Fund if the judgments of the Master Fund Board, the Board, the Valuation Committee, or the Sub-Managers regarding appropriate valuations should prove incorrect.  Also, Sub-Managers will generally only provide determinations of the net asset value of Sub-Manager Funds on a weekly or monthly basis, in which event it will not be possible to determine the net asset value of the Master Fund, and therefore the net asset value of the Fund, more frequently.

CAPITAL ACCOUNTS AND ALLOCATIONS

The Fund shall maintain a separate capital account on its books for each Member.  As of any date, the capital account of a member shall be equal to the NAV per Unit as of such date, multiplied by the number of Units held by such Member.  Any amounts charged or debited against a Member’s capital account under the Fund’s ability to allocate special items, and to accrue reserves, other than among all Members in accordance with the number of Units held by each such Member, shall be treated as a partial redemption of such Member’s Units for no additional consideration as of the date on which the Board determines such charge or debit is required to be made, and such Member’s Units shall be reduced thereby as appropriately determined by the Fund.  Any amounts credited to a Member’s capital account under the Fund’s ability to allocate special items and to accrue reserves, other than among all Members in accordance with the number of Units held by each such Member, shall be treated as an issuance of additional Units to such Member for no additional consideration as of the date on which the Board determines such credit is required to be made, and such Member’s Units shall be increased thereby as appropriately determined by the Fund.

Allocation of Special Items — Certain Withholding Taxes and Other Expenditures

Withholding taxes or other tax obligations incurred by the Fund, directly or indirectly, that are attributable to any Member, as determined by the Fund, will be debited against the capital account of the Member as of the close of the accounting period during which the Fund paid or incurred those obligations, and any amounts then or thereafter distributable to the Member will be reduced by the amount of those taxes.  If the amount of those taxes is greater than the Member’s capital account as of the close of the accounting period, then the Member and any successor to the Member’s Units is required to pay upon demand to the Fund, as a contribution to the capital of the Fund, the amount of the excess.  The Fund is not obligated to apply for or obtain a reduction of or exemption from withholding tax on behalf of any Member, although in the event that the Fund determines that a Member is eligible for a refund of any withholding tax, it may, at the request and expense of that Member, assist the Member in applying for the refund.

Any expenditures payable by the Fund, directly or indirectly, and any other Fund items, to the extent paid or incurred or withheld, directly or indirectly, on behalf of, or by reason of particular circumstances applicable to, one or more but fewer than all of the Members, as determined by the Fund, will generally be charged to only those Members on whose behalf the expenditures or items are paid or incurred or whose circumstances gave rise to such expenditures or items.  These charges or items will be debited to the capital accounts of the applicable Members as of the close of the accounting period during which the items were paid or accrued by the Fund.

Reserves

Appropriate reserves may be created, accrued, and charged against net assets and proportionately against the capital accounts of the Members for contingent liabilities as of the date the contingent liabilities become known to the Fund or the Board.  Reserves will be in such amounts (subject to increase or reduction) that the Fund or the Board may deem necessary or appropriate.  The amount of any reserve, or any increase or decrease therein, will be proportionately charged or credited, as appropriate, to the capital accounts of those investors who are Members at the time when such reserve is created, increased or decreased, as the case may be; provided, however, that if any such reserve, or any increase or decrease therein exceeds the lesser of $500,000 or 1% of the aggregate value of the capital accounts of all such Members, the amount of such reserve, increase, or decrease shall instead be charged or credited to those investors who, as determined by the Board were Members at the time of the act or omission giving rise to the contingent liability for which the reserve was established, increased or decreased in proportion to their capital accounts at that time and any such Member or former Member will be obligated to pay the amount of any such charge.

If at any time an amount is paid or received by the Fund (other than contributions to the capital of the Fund, distribution or repurchases of Units) that was not accrued or reserved for but would nevertheless, in accordance with the Fund’s accounting practices, be treated as applicable to one or more prior accounting periods and such amount exceeds the lesser of $500,000 or 1% of the aggregate value of the capital accounts of all Members at the time of payment or receipt, then such amount will be proportionately charged or credited, as appropriate, to those parties who were Members during such prior accounting period or periods.

Notwithstanding the foregoing (i) no former Member will be obligated to make a payment exceeding the amount of such Member’s capital account at the time to which the charge relates, and (ii) no such demand will be made after the expiration of three years from the date on which such party ceased to be a Member.  To the extent that a former Member fails to pay to the Fund, in full, any amount required to be charged to such former Member as described above, the deficiency will be charged proportionately to the capital accounts of the Members at the time of the act or omission giving rise to the charge to the extent feasible, and otherwise proportionately to the capital accounts of the current Members.

The Master Fund LLC Agreement has terms relating to reserves that are substantially similar to the foregoing.

CERTAIN TAX CONSIDERATIONS

The following summary describes certain significant U.S. federal income tax consequences of owning Units to investors that are U.S. persons, i.e., a citizen or resident of the United States, a corporation or partnership created or organized in the United States or any state thereof, or an estate or trust, the income of which is includible in income for U.S. federal income tax purposes regardless of its source.  This summary does not discuss all of the tax consequences that may be relevant to a particular investor, including an investor who holds Units as part of a hedging straddle, conversion, constructive sale or other integrated transaction, or to certain investors (e.g., tax-exempt and foreign investors and insurance companies) subject to special treatment under the federal income tax laws.  In addition, this summary does not address the special tax consequences that may be applicable to persons who hold interests in partnerships, grantor trusts and other pass-through entities that hold Units.  Nor does this summary address state, local and foreign taxes that may be relevant to a particular investor, depending on that investor’s individual circumstances.

This summary is based on the Code, Treasury Regulations promulgated under it (the “Treasury Regulations”), rulings of the Internal Revenue Service (the “Service”), and court decisions, all of which are subject to change, possibly with retroactive effect.  The fund has not sought a ruling from the Service or any other federal, state or local agency with respect to any of the tax issues affecting the Fund.

The discussion of tax matters is not intended as tax advice for any particular investor.  You should consult your professional tax adviser with respect to the tax aspects of an investment in the Fund.

Tax Treatment of Operations of the Fund, the Master Fund and Sub-Manager Funds

PARTNERSHIP STATUS

A limited liability company such as the Fund and the Master Fund will be classified as a partnership for Federal income tax purposes, unless an election is filed with the Service for the partnership to be classified as a corporation.  Neither the Fund nor the Master Fund intend that such an election will be filed.  Accordingly, each of the Fund and the Master Fund will be classified as a partnership for federal income tax purposes, and they will receive opinions to that effect from their counsel, Drinker Biddle & Reath LLP.

It is anticipated that the classification of Sub-Manager Funds for federal income tax purposes may vary, with some being classified as corporations and some being classified as partnerships.

Under Section 7704 of Code, a partnership that is “publicly traded” may be taxable as a corporation for federal income tax purposes even though it is classified as a partnership.  A publicly traded partnership is any partnership interest of which are traded on an established securities market or are readily tradable on a secondary market (or the substantial equivalent thereof).  Units and Master Fund Interests will not be traded on an established securities market.  The Fund and the Master Fund intend to obtain an opinion of Drinker Biddle & Reath LLP that the Units will not be readily tradable on a secondary market (or the substantial equivalent thereof) and, hence, that neither the Fund nor the Master Fund will be a publicly traded partnership.

Tax opinions of counsel are not binding on the Service or the courts.  If it were determined that the Fund or the Master Fund is a publicly traded partnership taxable as a corporation, then generally the taxable income of that entity from and after the time it became a publicly traded partnership would be subject to corporate federal income tax (as well as state and local taxes) when recognized by the entity, distributions of such income would be treated as dividend income when received by the Members to the extent of the entity’s current or accumulated earnings and profits; and any favorable tax attributes of the Fund such as tax losses and tax credits would not flow out to the Members.

The tax aspects discussed below depend, in large part, on the determination that the Fund and the Master Fund are partnerships for federal income tax purposes.  The Fund, the Master Fund and Sub-Manager Funds that are treated as partnerships for federal income tax purposes will not be subject to federal income tax.  Rather, as described below, items of income, gain, loss and deduction will flow through to the Members, and each Member will be required to report separately on its income tax return its allocable share of those partnership items.  The Fund’s items of income, gain, loss, deduction and credit will include the Fund’s allocable share of the items of income, gain, loss, deduction and credit of the Master Fund and Sub-Manager Funds that are treated as partnership for federal income tax purposes.  References below to positions held or transactions effected by the Fund include the Fund’s allocable interest in positions held and transactions effected by the Master Fund (including through managed accounts of Portfolio Account Managers) and the partnerships in which the Master Fund invests.

Sub-Manager Funds that are classified as corporations for federal income tax purposes and are organized in foreign jurisdictions will be subject to federal income tax on their net income that is effectively connected with a U.S. trade or business and U.S. withholding tax on certain non-effectively connected U.S. source income.  In general, the Master Fund will recognize taxable gain or loss when it disposes of stock in such a corporate Sub-Manager Fund.  Moreover, such a corporate Sub-Manager Fund will likely be treated as a “passive foreign investment company,” in which case, each Member will be required to pay tax at ordinary income rates (as determined under Section 1291 of the Code) on its allocable share of any gain recognized on the sale of its indirect interest in the Sub-Manager Fund (or on certain distributions from the Sub-Manager Fund), plus a deemed interest charge (treated as an addition to tax) to reflect the deferral of income over the term for which the stock was held.  The deferred tax charge will not apply if the Master Fund elects to recognize its allocable share of the corporate Sub-Manager Fund’s income and gain annually.  The Master Fund generally intends to make such an election when and to the extent available, but no assurances can be given that such election will be available, because, in particular, any such election will require, among other things, the cooperation of the Sub-Manager Fund in making available certain financial information each year that comports with U.S. federal income tax requirements.  Also, it is possible that the Master Fund might decide not to make such election with respect to one or more Sub-Manager Funds even if the election is available.

There is also another alternative election that can be made in some circumstances as a way of avoiding adverse tax treatment for a passive foreign investment company described above, which is to mark to market the investment as of the end of each year, reporting any gain or loss as ordinary income or loss.  The mark to market election, however, will only be available if the shares of a Sub-Manager Fund are regularly traded on a qualifying U.S. or foreign securities exchange.  In the event that a mark to market election is available for a Sub-Manager Fund, the Master Fund may or may not decide to make the election.

           TAXATION OF MEMBERS

Each Member will be required to report on the Member’s federal income tax return the Member’s allocable share of each item of the Fund’s income, gain, loss, deduction and credit for each taxable year of the Fund ending with or within the Member’s taxable year.  See “Allocations of Profits and Losses” below.  Each item generally will have the same character and source (either U.S. or foreign), as though the Member realized the item directly.  Members must report and pay taxes on these items regardless of the extent to which, or whether, the Members receive cash distributions from the Fund.  Moreover, investments in certain securities, such as original issue discount obligations, market discount obligations, Section 1256 Contracts (as defined below), preferred stock with redemption or repayment premiums, or stock of certain types of foreign corporations, such as a “controlled foreign corporation” or “passive foreign investment company,” could cause the Fund, and consequently the Members, to recognize taxable income without the Fund or the Members receiving any related cash distribution.  See “Tax Treatment of Fund Investments—In General” and “Tax Treatment of Fund Investments—’Phantom Income’ from Investments” below.  An investment in a “passive foreign investment company” could also, in the absence of either of the specific elections described above, cause a Member to pay a deferred tax and interest charge on income and gain that is treated as having been deferred.  In addition, because the net profits or net losses of the Fund that are allocated to a Member’s capital account reflect both gain and loss realized for federal income tax purposes and the unrealized appreciation and depreciation of investments, a Member’s share of the taxable income of the Fund in any year may be more or less than the amount of net profits or net losses allocated to the Member’s capital account for that year.

For the reasons described above and because, among other things, the Fund is not generally obligated, and does not intend, to make distributions. Members may recognize substantial amounts of taxable income in each year, the taxes on which are substantially in excess of any distributions from the Fund.

Members will receive annual tax information necessary for completion of federal, state and local tax returns.  The Fund will furnish to Members such information as soon as practicable after receipt of the necessary information from Sub-Manager Funds .  However, in the likely event that the Master Fund does not receive all of the necessary underlying information on a timely basis, the Fund will be unable to provide such annual tax information to the Members for any given taxable year until after April 15 of the following year.  Members should therefore expect to obtain extensions of the filing dates for their income tax returns at the federal, state and local level.

           ALLOCATIONS OF PROFITS AND LOSSES

Under the LLC Agreement, the net profits or net losses of the Fund for each accounting period are allocated among the Members and to their capital accounts without regard to the amount of income or loss actually recognized by the Fund for federal income tax purposes.  The items of taxable income, deduction, gain, loss or credit actually recognized by the Fund for federal income tax purposes for each taxable year generally are to be allocated for federal income tax purposes among the Members pursuant to the principles of Treasury Regulations issued under Sections 704(b) and 704(c) of the Code, to reflect equitably the amounts of net profits or net losses of the Fund allocated to each Member’s capital account for the current and prior taxable years.

Treasury Regulations issued with respect to Sections 704(b) and 704(c) of the Code provide rules to govern a situation where capital accounts of partners are in certain events adjusted to reflect changes in the fair market value of a partnership’s assets without regard to the actual tax results for the year.  Generally, under these Treasury Regulations, gain or loss recognized for tax purposes upon the sale of securities which have a basis for federal income tax purposes that differs from the value carried on the partnership’s books is allocated among the partners based on the previous allocation to capital accounts of the changes in the fair market value of such securities.  The governing rules are quite complex, however, and could lead to certain incongruities at times.

The Fund may, in its sole discretion, specially allocate items of Fund gain (or loss) for a taxable year to a withdrawing Member to the extent the withdrawing Member’s book capital account would otherwise exceed (or be less than) the Member’s adjusted tax basis in the Units (net of the Member’s allocable share of partnership liabilities) at the time of the redemption.  The Fund may also, in its sole discretion, specially allocate items of Fund taxable income and gain or loss and deduction (consisting of a pro rata portion of each such item, to the extent possible) to the Investment Manager if it withdraws any amount from its Performance Allocation Account, to the extent the Investment Manager would recognize gain or loss on the withdrawal.

If the Fund specially allocates items of Fund gain to a withdrawing Member, the withdrawing Member may recognize capital gain, which may include short-term capital gain, in the Member’s last taxable year in the partnership with an equal and offsetting reduction in the amount of long-term capital gain recognized by the Member on the liquidating distribution upon withdrawal.  There can be no assurance that, if the Fund makes such special allocations, the Service will accept them.  If those special allocations are challenged by the Service, the Fund’s items of income and gain allocable to the remaining Members may be increased.

TAX ELECTIONS; RETURNS; AUDITS

The Code provides for optional adjustments to the basis of partnership property upon distributions of partnership property (including cash) to a partner and transfers of partnership interests (including by reason of death) provided that a partnership election has been made pursuant to Section 754.  A partnership, in its sole discretion, may make such an election.  Any such election, once made, cannot be revoked without the Service’s consent.  As a result of the complexity and added expense of the tax accounting required to implement such an election, neither the Fund nor the Master Fund currently intends to make a Section 754 election.  However, downward basis adjustments of this sort are mandatory upon distributions of partnership property and transfers of partnership interests under certain circumstances described below.  The Fund and the Master Fund may incur additional expenses for the reasons discussed above as a result of making any mandatory basis adjustments.

Under Sections 734 and 743 of the Code, the Fund, the Master Fund or any Sub-Manager Fund that is taxed as partnerships for federal income tax purposes generally will be required to reduce its basis in its assets after a Member transfers its Units of the Fund if, following the transfer, the adjusted basis of the Fund, the Master Fund or the Sub-Manager Fund, as the case may be, in its assets exceeds their fair market value by more than $250,000.  A similar downward adjustment of basis may be required after a distribution to a Member in liquidation of the Member’s Units of the Fund if the Member recognizes a loss in excess of $250,000 on the distribution.  The Fund and, if applicable, the Master Fund and a Sub-Manager Fund that is taxed as a partnership for federal income tax purposes may avoid any such reduction in the basis of its assets, however, in connection with a transfer of Units of the Fund (but not in connection with a distribution to a Member), if the Tax Matters Partner (as defined below) causes the Fund to make an election that would generally preclude a transferee Member in such a situation from deducting its allocable share of losses from sales or exchanges of Fund assets to the extent those losses were “built-in” at the time of the transfer.  The Tax Matters Partner, in its discretion, may choose to make this election.

Each partnership decides how to report the tax items on its information returns, and all partners are required under the Code to treat the items consistently on their own returns, unless they file a statement with the Service disclosing the inconsistency.  In the event the federal income tax returns of the Fund are audited by the Service, the tax treatment of the Fund’s income and deductions generally will be determined at the Fund level in a single proceeding rather than by individual audits of the Members.  The Investment Manager, who is designated as the “Tax Matters Partner,” has considerable authority to make decisions affecting the tax treatment and procedural rights of all Members.  In addition, the Tax Matters Partner will generally have the authority to extend the statute of limitations relating to all Members’ tax liabilities with respect to Fund items and to bind certain Members to settlement agreements unless those Members notify the Service to the contrary.

Tax Treatment of Distributions of Cash

A Member receiving a cash nonliquidating distribution from the Fund will generally recognize income and/or gain only (1) to the extent of the “unrealized receivables” (as defined under applicable Treasury Regulations) allocable to the portion of the Member’s Units that are being redeemed, which amount will be ordinary income, and (2) to the extent that the amount of the cash distributed exceeds the sum of the Member’s adjusted tax basis for the Member’s Units of the Fund and the amount of such unrealized receivables, which excess will be capital gain.  For these purposes, accrued but untaxed market discount, if any, on debt securities held by the Fund will be treated as an unrealized receivable.

A Member receiving a cash liquidating distribution from the Fund in connection with a complete withdrawal from the Fund generally will recognize capital gain or loss equal to the difference between the amount of cash received and the adjusted tax basis of the Member’s Units of the Fund.  The capital gain or loss will be short-term, long-term, or some combination of both, depending upon the timing of the Member’s contributions to the Fund.  However, a withdrawing Member will recognize ordinary income equal to the Member’s allocable share of the Fund’s unrealized receivables.

DISTRIBUTIONS OF PROPERTY

A partner’s receipt of a distribution of property from a partnership is generally not taxable.  Under Section 731 of the Code, however, a distribution consisting of marketable securities generally is treated as a distribution of cash (rather than property) unless the distributing partnership is an “investment partnership” and the recipient is an “eligible partner” within the meaning of Section 731(c) of the Code.  The Fund will determine at the appropriate time whether it qualifies as an “investment partnership.”  Assuming that the Fund so qualifies, if a Member is an “eligible partner,” which term should include a Member whose contributions to the Fund consisted solely of cash, the recharacterization rule described above would not apply.

Tax Treatment of Fund Investments

IN GENERAL

Subject to the treatment of certain transactions and the mark-to-market election described below, the Fund expects that its gains and losses from securities transactions typically will be capital gains and capital losses.  These capital gains and losses may be long-term or short-term depending, in general, upon the length of time a particular investment position was held and, in some cases, upon the nature of the transaction.  Property held for more than one year generally will be eligible for long-term capital gain or loss treatment.  The application of certain rules relating to short sales, to so-called “straddle” and “wash sale” transactions and to certain futures contracts, certain foreign currency forward contracts and certain option contracts may serve to alter the manner in which the holding period for a security is determined or may otherwise affect the characterization as short-term or long-term, and also the timing of the recognition of certain gains or losses.  Moreover, the straddle rules and short sale rules may require the capitalization of certain related expenses.

In view of the flexibility afforded to the Fund, turnover of the Fund’s investments may be greater than that of other similar investment vehicles.  As a consequence, the Members may recognize greater amounts of gains in any given taxable year which, in the case of non-corporate Members, may constitute short-term capital gains subject to tax at ordinary income tax rates.  Moreover, the Fund may make investments through the use of derivative contracts such as swaps that may involve payments that would give rise to ordinary income or expense rather than be taken into account in computing gains and losses.  In respect of any such expenses, see “—Deductibility of Fund Investment Expenditures and Certain Other Expenditures” below.

The maximum federal ordinary income tax rate for individuals is 35 percent1 and, in general, the maximum individual federal income tax rate for long-term capital gains is 15 percent2 (unless the taxpayer elects to be taxed at ordinary rates in certain circumstances – see “Limitation on Deductibility of Investment Interest and Short Sale Expenses” below), although in all cases the actual rates may be higher due to the phase-out of certain tax deductions, exemptions and credits.  Qualified dividend income is generally taxable at long-term capital gain rates – i.e., at a maximum rate of 15 percent.3  The excess of capital losses over capital gains may be offset against the ordinary income of an individual taxpayer, subject to an annual deduction limitation of $3,000.  For corporate taxpayers, the maximum federal income tax rate is 35 percent.  Capital losses of a corporate taxpayer may be offset only against capital gains, but unused capital losses generally may be carried back three years (subject to certain limitations) and carried forward up to five years.

Additionally, the Fund may, through Sub-Manager Funds, realize ordinary income from accruals of interest and dividends on securities.  Sub-Manager Funds may hold debt obligations with “original issue discount.”  In such case, the Fund will be required to include amounts in taxable income on a current basis even though receipt of such amounts occurred in a subsequent year.  Sub-Manager Funds may also acquire debt obligations with “market discount.”  Upon disposition of a market discount obligation, Sub-Manager Funds and, in turn, the Fund generally will be required to treat gain recognized as interest income to the extent of the market discount which accrued during the period the debt obligation was held by the Sub-Manager Fund.  The Fund may recognize ordinary income or loss with respect to the Fund’s direct or indirect investments in partnerships engaged in a trade or business.  Income and loss on foreign currencies, and on debt instruments, receivables and liabilities that are denominated in a foreign currency and that result from fluctuations in exchange rates, will also generally constitute ordinary income and loss.  Moreover, gain recognized from certain “conversion transactions” will be treated as ordinary income.4

1           Pursuant to a “sunset” provision the top rate will be restored to 39.6% in 2011.

2           Pursuant to a “sunset” provision, the top long-term capital gain rate will be restored to 20% in 2011.

3           Pursuant to a “sunset” provision, dividends will be taxed at ordinary income tax rates once again beginning in 2011.

4           Generally, a conversion transaction is one of several enumerated transactions where substantially all of the taxpayer’s return is attributable to the time value of the net investment in the transaction.  The enumerated transactions are (1) the holding of any property (whether or not actively traded) and entering into a contract to sell such property (or substantially identical property) at a price determined in accordance with such contract, but only if such property was acquired and such contract was entered into on a substantially contemporaneous basis, (2) certain straddles, (3) generally any other transaction that is marketed or sold on the basis that it will have the economic characteristics of a loan but the interest-like return would otherwise be taxed as capital gain and (4) any other transaction specified in Regulations.

           “PHANTOM INCOME” FROM INVESTMENTS

Pursuant to various “anti-deferral” provisions of the Code (the “controlled foreign corporation” and “passive foreign investment company” provisions), investments, if any, by the Master Fund in certain foreign corporations, including Sub-Manager Funds taxed as corporations for federal income tax purposes, may cause a Member to (i) recognize income and gain prior to the Fund’s receipt of distributable proceeds, (ii) pay a deferred tax and interest charge on income and gain that are deemed as having been deferred or (iii) recognize ordinary income that, but for the “anti-deferral” provisions, would have been treated as long-term or short-term capital gain.

DEDUCTIBILITY OF FUND INVESTMENT EXPENDITURES AND CERTAIN OTHER EXPENDITURES

 Subject to certain exceptions, all miscellaneous itemized deductions, as defined by the Code, of an individual taxpayer, and certain of such deductions of an estate or trust, including in each case a partner’s allocable share of any such deductions with respect to expenses incurred by a partnership, are deductible only to the extent that such deductions exceed 2% of the taxpayer’s adjusted gross income.  In addition, beginning in 2011, the Code further restricts the ability of an individual with an adjusted gross income in excess of a specified amount to deduct such investment expenses.  Under such provision, the aggregate amount of otherwise deductible investment expenses and other itemized deductions is reduced by one-third of the lesser of (i) 3 percent of the excess of the individual’s adjusted gross income over the specified amount or (ii) 80 percent of the amount of itemized deductions otherwise allowable for the taxable year.  Moreover, expenses that are miscellaneous itemized deductions are not deductible by a noncorporate taxpayer in calculating alternative minimum tax liability.

The preceding limitations on deductibility do not apply to deductions attributable to a trade or business.  The trading of stocks or securities is generally considered engaging in a trade or business for this purpose while investing in stocks or securities is generally not so considered.  It is the Service’s position that investment management expenses incurred by a fund such as the Fund or the Master Fund that invests in other funds will constitute miscellaneous itemized deductions subject to the preceding limitations on deductibility.

At the end of each taxable year, the Fund will determine the extent to which its expenses are attributable to a trade or business or are miscellaneous itemized deductions.  The Investment Manager, in the case of the Master Fund, and the manager or other authorized person, in the case of each Sub-Manager Fund classified as a partnership for federal income tax purposes, will make this determination for the applicable entity.  There can be no assurance that the Service will agree with these determinations.

Operating expenses of the Fund, including the Investment Management Fee and any other amounts treated as compensation paid to the Investment Manager, as well as certain investment expenses of the Fund, including amounts paid in respect of certain swaps and other derivative contracts, to the extent not attributable to a trade or business, may be treated as miscellaneous itemized deductions subject to the foregoing rules or may be required to be capitalized.  Moreover, syndication expenses of the Fund (consisting of expenses attributable to the sales of Interests), which are required to be capitalized for federal income tax purposes, are not amortizable for tax purposes.

LIMITATION ON DEDUCTIBILITY OF INVESTMENT INTEREST AND SHORT SALE EXPENSES

“Investment interest” expense of a noncorporate taxpayer (including a partner’s allocable share of any such expense incurred by a partnership) is deductible only to the extent of the taxpayer’s “net investment income” (including a partner’s allocable share of any net investment income of a partnership), which generally is net income derived from investments.  Moreover, net investment income does not include any long-term capital gain and dividends taxable at capital gain rates unless the taxpayer elects to pay tax on such amounts at ordinary income tax rates.  Any excess investment interest is treated as paid or accrued in the following year.

For purposes of this provision, the Fund’s, the Master Fund’s and Sub-Manager Funds’ activities will generally be treated as giving rise to investment income for a Member, and the investment interest limitation will generally apply to a noncorporate Member’s share of the interest and short sale expenses attributable to the Fund’s operation.  In such case, a noncorporate Member will be denied a deduction for all or part of that portion of the Member’s allocable share of the Fund’s ordinary losses attributable to interest and short sale expenses unless the Member has sufficient investment income from all sources including the Fund.  A Member who cannot deduct losses currently will be entitled to carry such deductions forward to future years, subject to the same limitation.  The investment interest limitation will also apply to interest paid by a noncorporate Member on money borrowed to finance its investment in the Fund.  Potential investors are advised to consult with their own tax advisers with respect to the application of the investment interest limitation to their particular situations.

           LOSSES

A Member may deduct the Member’s allocable share of the Fund’s losses only to the extent of the adjusted tax basis of the Member’s Units of the Fund.  Under current law, the deduction of capital losses is limited to the extent of capital gains in the case of a corporation and to the extent of capital gains plus $3,000 in the case of an individual.

LIMITATION ON USES OF LOSSES FROM PASSIVE ACTIVITIES

The Code limits the deductibility of losses from a “passive activity” against income that is not derived from a passive activity.  This restriction applies to individuals, personal service corporations and certain closely held corporations.  Pursuant to Temporary Treasury Regulations, income or loss from securities and commodities trading (including trading in foreign currencies) or investing activity generally will not constitute income or loss from a passive activity.  Therefore, passive activity losses from other sources generally will not be deductible against a Member’s share of such income and gain.  However, if a Sub-Manager Fund is engage in a trade or business or invests in a partnership that is engaged in a trade or business, income or loss attributable to those investments may constitute passive activity income or loss to the Members.

State and Local Taxes

Prospective investors should also consider the potential state and local tax consequences of an investment in the Fund.  In addition to being taxed in its own state or locality of residence, a Member may be subject to tax return filing obligations and income, franchise and other taxes in jurisdictions in which the Fund, the Master Fund or the Sub-Manager Funds that are treated as partnerships operate.  The Fund may be required to withhold state and local taxes on behalf of the Members.  Any amount withheld generally will be treated as a distribution to each particular Member.  However, an individual Member may be entitled to claim a credit on his or her resident state income tax return for the income taxes paid to the nonresident jurisdictions.  Further, the Fund, the Master Fund and the Sub-Manager Funds may be subject to state and/or local taxes.

Foreign Taxation

In general, the manner in which the Fund and its income will be subject to taxation in the various countries in which the Fund conducts investment activities will depend on whether the Fund is treated as having a trade or business in the particular country.  Although the Fund will endeavor, to the extent consistent with achieving its management and investment objectives, to minimize the risk that it is treated as engaged in a trade or business in a particular country that might result in significant taxation, no assurance can be provided in this regard.

It is possible that certain amounts received from sources within foreign countries will be subject to withholding taxes imposed by those countries.  In addition, the Fund, the Master Fund or a Sub-Manager Fund may also be subject to other withholding and capital gains, stamp duty or other taxes in some of the foreign countries where a Sub-Manager Fund purchases and sells securities and other instruments.  Tax treaties between certain countries and the United States, if applicable, may reduce or eliminate such taxes.  In many such circumstances, however, it may not be administratively feasible to claim such benefits, and the Board will have sole discretion as to whether the Fund will apply for benefits on behalf of itself or the Members under any tax treaty.  It is impossible to predict in advance the rate of foreign tax the Fund, the Master Fund and any Sub-Manager Funds will pay because the amount of the Fund’s assets to be invested in various countries, and the ability of the Fund, the Master Fund or any Sub-Manager Fund to reduce such taxes, is not known.

The Members will be informed by the Fund as to their proportionate share of the foreign taxes paid by the Fund, the Master Fund and a Sub-Manager Fund that is treated as a partnership for federal income tax purposes, which they will be required to include in their income.  The Members generally will be entitled to claim either a credit (subject, however, to various limitations on foreign tax credits) or, if they itemize their deductions, a deduction (subject to the limitations generally applicable to deductions) for their share of such foreign taxes in computing their federal income taxes.  A Member that is an entity that is exempt from income taxation will not ordinarily  benefit from any such credit or deduction.

Tax-Exempt Investors

Because the Fund, the Master Fund and/or Sub-Manager Funds that are partnerships for federal income tax purposes may incur debt in connection with the purchase of securities, futures and other investments, the Fund may generate income that is taxable as unrelated business taxable income (“UBTI”) to tax-exempt investors who invest directly in the Fund, or indirectly through a partnership or other pass-through entity.  In addition, a tax-exempt investor may recognize UBTI if it incurs indebtedness to finance its investment in the Fund, and it is possible that certain investments by the Fund may result in UBTI even if those investments are not debt financed.

Prospective investors that are individual retirement accounts, title holding companies, private foundations, and private operating foundations, as well as any other tax-exempt investors, should consult their own tax advisers with respect to the tax consequences of investing in, and receiving UBTI from, the Fund.

ERISA CONSIDERATIONS

The U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code impose certain requirements on employee benefit plans to which ERISA applies (“ERISA Plans”), certain other plans (such as individual retirement accounts and Keogh plans) that, although not subject to ERISA, are subject to certain similar rules of the Code (such ERISA Plans and such other plans, collectively, “Plans”) and those persons who are fiduciaries with respect to such Plans.  In accordance with ERISA’s general fiduciary standards, before investing in the Fund, an ERISA Plan fiduciary should determine whether such an investment is permitted under the governing Plan instruments and is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio.  Moreover, ERISA and the Code require that certain reporting and disclosure be made with respect to Plan assets, that Plan assets be held in trust, and that the indicia of ownership of ERISA Plan assets generally be maintained within the jurisdiction of the district courts of the United States.  Thus, a Plan fiduciary considering an investment in the Fund should consult with its legal counsel concerning all the legal implications of investing in the Fund, especially the issues discussed in the following paragraphs.  In addition, a Plan fiduciary should consider whether an investment in the Fund will result in any UBTI to the Plan.  See “CERTAIN TAX CONSIDERATIONS.”

Unless statutory or administrative exemptions are available, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan assets and persons who have certain specified relationships to a Plan (“parties in interest” within the meaning of ERISA and “disqualified persons” within the meaning of the Code) and impose additional prohibitions on parties in interest and disqualified persons who are Plan fiduciaries.  These prohibitions also apply with respect to any entity whose assets consist of Plan assets by reason of Plans’ investment in the entity.  Certain prospective Plan investors may currently maintain relationships with the Investment Manager and/or entities that are affiliated with the Fund or Master Fund, and, as a result, one or more of such entities may be deemed to be a “party in interest” or “disqualified person” with respect to (including a fiduciary of) any such prospective Plan investor.

Because the Fund and Master Fund will each be registered as an investment company under the Investment Company Act, the assets of the Fund and Master Fund will not be deemed to constitute Plan assets.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) or “non-electing” church plans (as defined in Section 3(33) of ERISA and Section 410(d) of the Code) are not subject to the requirements of ERISA and the Code discussed above but may be subject to materially similar provisions of other applicable federal or state law or may be subject to other legal restrictions on their ability to invest in the Fund.  Accordingly, any such governmental plans and the fiduciaries of such plans should consult with their legal counsel concerning all the legal implications of investing in the Fund.

THE FUND’S SALE OF UNITS TO PLANS IS IN NO RESPECT A REPRESENTATION OR WARRANTY BY THE FUND, THE ADVISER, OR ANY OF THEIR AFFILIATES, OR BY ANY OTHER PERSON ASSOCIATED WITH THE SALE OF UNITS, THAT SUCH INVESTMENT BY PLANS MEETS ALL RELEVANT LEGAL REQUIREMENTS APPLICABLE TO PLANS GENERALLY OR TO ANY PARTICULAR PLAN, OR THAT SUCH INVESTMENT IS OTHERWISE APPROPRIATE FOR PLANS GENERALLY OR FOR ANY PARTICULAR PLAN.

BY ITS PURCHASE OF UNITS BY A PLAN, EACH OF THE PLAN INTEREST HOLDERS WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT (A) THE INVESTMENT BY SUCH PLAN INTEREST HOLDER IN THE FUND IS PRUDENT FOR THE PLAN (TAKING INTO ACCOUNT ANY APPLICABLE LIQUIDITY AND DIVERSIFICATION REQUIREMENTS OF ERISA), (B) THE INVESTMENT IN THE FUND IS PERMITTED UNDER ERISA, THE CODE, OTHER APPLICABLE LAW AND THE GOVERNING PLAN DOCUMENTS, (C) NEITHER THE ADVISER NOR ANY OF ITS AFFILIATES HAS ACTED AS A FIDUCIARY UNDER ERISA WITH RESPECT TO SUCH PURCHASE, (D) NO ADVICE PROVIDED BY THE ADVISER OR ANY OF ITS AFFILIATES HAS FORMED A PRIMARY BASIS FOR ANY INVESTMENT DECISION BY SUCH PLAN INTEREST HOLDER IN CONNECTION WITH SUCH PURCHASE, AND (E) THE PURCHASE, HOLDING AND DISPOSITION OF THE INTEREST WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR ANY MATERIALLY SIMILAR PROVISIONS OF OTHER LAW FOR WHICH AN EXEMPTION IS NOT AVAILABLE.

ELIGIBLE INVESTORS

Each prospective investor in the Fund will be required to certify that it is a U.S. person for federal income tax purposes, an “accredited investor” within the meaning of Rule 501 under the Securities Act.  A natural person must generally have a net worth of $1,000,000, and a company must generally have total assets in excess of $5,000,000.  Investors who meet such qualifications are referred to in this Memorandum as “Eligible Investors.”  The qualifications required to invest in the Fund will appear in subscription documents that must be completed by each prospective investor.  Existing Members who wish to request to purchase additional Units will be required to qualify as “Eligible Investors” and to complete an additional investor certification prior to the additional purchase.  An investment in the Fund is not appropriate for certain types of tax-exempt entities, including

CRUTs.  Tax-exempt entities should consult with their tax advisers prior to making an investment in the Fund.

PURCHASING UNITS

Purchase Terms

The minimum initial investment in the Fund by any investor is $100,000, and the minimum additional investment in the Fund by any investor is $25,000.  However, the Fund, in its sole discretion, may accept investments below these minimums.

Units will generally be offered for purchase as of the first day of each calendar month, except that Units may be offered more or less frequently as determined by the Board in its sole discretion.  The Board may also suspend or terminate offerings of Units at any time, including, without limitation, in the event that the Master Fund has suspended or terminated offerings of Master Fund Interests.

Except as otherwise permitted by the Board, initial and subsequent purchases of Units will be payable in cash.  Each initial or subsequent purchase of Units will be payable in one installment which will generally be due prior to the proposed acceptance of the purchase.  A prospective investor must submit a completed investor certification before the acceptance date set by the Fund.  The Fund reserves the right, in its sole discretion, to reject any subscription to purchase Units at any time.  Although the Fund may, in its sole discretion, elect to accept a subscription prior to receipt of cleared funds, an investor will not become a Member until cleared funds have been received.

Pending the closing of any offering, funds received from prospective investors will be placed in an interest-bearing escrow account with UMB Bank, N.A., the Fund’s escrow agent.  On the date of any closing, the subscription amount with respect to each investor whose investment is accepted, will be invested in the Fund on behalf of such investor.  Any interest earned with respect to such escrow account will be paid to the Master Fund and allocated pro-rata among Members of the Master Fund.

ADDITIONAL INFORMATION AND SUMMARY OF THE LLC AGREEMENT

An investor in the Fund will be a Member of the Fund and his or her rights in the Fund will be established and governed by the LLC Agreement that is included as Appendix A to this Memorandum.  A prospective investor and his or her advisors should carefully review the LLC Agreement as each Member will agree to be bound by its terms and conditions.  The following is a summary description of additional items and of select provisions of the LLC Agreement that may not be described elsewhere in this Memorandum.  The description of such items and provisions is not definitive and reference should be made to the complete text of the LLC Agreement.  In addition, except as indicated below, the Master Fund LLC Agreement generally contains provisions that are substantially similar to the provisions described herein.

Members; Additional Classes of Units

Persons who purchase Units will be Members of the Fund.  The Investment Manager may invest in the Fund as a Member through separate capital accounts.

In addition, to the extent permitted by the Investment Company Act, the Fund reserves the right to issue additional classes of Units in the future subject to fees, charges, repurchase rights, and other characteristics different from those of the Units offered in this Memorandum.  The issuance of such additional classes of Units may require exemptive relief from the SEC.

Liability of Members

Under Delaware law and the LLC Agreement, each Member will be liable for the debts and obligations of the Fund only to the extent of any contributions to the capital of the Fund (plus any accretions in value thereto prior to withdrawal) and a Member, in the sole discretion of the Board, may be obligated to return to the Fund amounts distributed to the Member, or the Board may reduce any amount payable by the Fund to a Member in respect of a redemption of Units, in accordance with the LLC Agreement in certain circumstances. See “REPURCHASES OF UNITS—Periodic Repurchases” and “CAPITAL ACCOUNTS AND ALLOCATIONS—Reserves.”

Limitation of Liability; Indemnification

The LLC Agreement provides that the members and former members of the Board, officers and former officers of the Fund, and the Investment Manager (as well as certain of its affiliates, among others) shall not be liable to the Fund or any of the Members for any loss or damage occasioned by any act or omission in the performance of their services as such in the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of their office or as otherwise required by applicable law.  The LLC Agreement also contains provisions for the indemnification, to the extent permitted by law, of the members and former members of the Board, officers and former officers of the Fund, and the Investment Manager (as well as certain of its affiliates, among others) by the Fund (but not by the Members individually) against any liability and expense to which any of them may be liable that arise in connection with the performance of their activities on behalf of the Fund.  None of these persons shall be personally liable to any Member for the repayment of any positive balance in the Member’s capital account or for contributions by the Member to the capital of the Fund or by reason of any change in the federal or state income tax laws applicable to the Fund or its investors.  The rights of indemnification and exculpation provided under the LLC Agreement shall not be construed so as to limit liability or provide for indemnification of the members and former members of the Board, officers and former officers of the Fund, the Investment Manager, and the other persons entitled to such indemnification for any liability (including liability under applicable federal or state securities laws which, under certain circumstances, impose liability even on persons that act in good faith), to the extent (but only to the extent) that such indemnification or limitation on liability would be in violation of applicable law, but shall be construed so as to effectuate the applicable provisions of the LLC Agreement to the fullest extent permitted by law.

Amendment of the LLC Agreement

The LLC Agreement may generally be amended, in whole or in part, with the approval of a majority of the Board (including a majority of the Independent Managers, if required by the Investment Company Act) and without the approval of the Members unless the approval of Members is required under the Investment Company Act.  However, certain amendments to the LLC Agreement involving capital accounts and allocations thereto may not be made without the written consent of each Member materially adversely affected thereby or unless each Member has received written notice of the amendment and any Member objecting to the amendment has been allowed a reasonable opportunity (pursuant to any procedures as may be prescribed by the Board) to have all of its Units repurchased by the Fund.

Term, Dissolution, and Liquidation

The Fund shall be dissolved:

(1)
upon the affirmative vote to dissolve the Fund by either (i) a majority of the members of the Board, or (ii) Members holding at least two-thirds (2/3) of the total number of votes eligible to be cast by all Members; or

(2)	as required by operation of law.

Upon the occurrence of any event of dissolution, one or more members of the Board or the Investment Manager, acting as liquidator under appointment by the Board (or another liquidator, if the Board does not appoint one or more members of the Board or the Investment Manager to act as liquidator or is unable to perform this function) is charged with winding up the affairs of the Fund and liquidating its assets.  Net profits or net loss during the fiscal period including the period of liquidation will be allocated as described in the section titled “CAPITAL ACCOUNTS AND ALLOCATIONS.”

Upon the liquidation of the Fund, after establishment of appropriate reserves for contingencies in such amounts as the Board or the liquidator, as applicable, deems appropriate in its sole discretion, the Fund’s assets will be distributed:  (i) first to satisfy the debts, liabilities, and obligations of the Fund (other than debts to Members) including actual or anticipated liquidation expenses; (ii) next to repay debts, liabilities and obligations owing to the Members; and (iii) finally to the Members proportionately in accordance with the balances in their respective capital accounts.  Assets may be distributed in-kind on a pro rata basis if the Board or liquidator determines that such a distribution would be in the interests of the Members in facilitating an orderly liquidation.

The Board may, in its sole discretion, and if determined to be in the best interests of the Members, distribute the assets of the Fund into and through a liquidating trust to effect the liquidation of the Fund.  The use of a liquidating trust would be subject to the regulatory requirements of the Investment Company Act and applicable Delaware law, and could result in additional expenses to the Members.

REPORTS TO MEMBERS

Members will receive annual tax information necessary for completion of U.S. federal, state and local tax returns.  The Fund will furnish to Members such information as soon as practicable after receipt of the necessary information from Sub-Manager Funds by the Master Fund.  However, in the likely event that the Master Fund does not receive all of the necessary underlying information on a timely basis, the Fund will be unable to provide such annual tax information to the Members for any given taxable year until after April 15 of the following year.  Members should therefore expect to obtain extensions of the filing dates for their income tax returns at the federal, state and local level.

The Fund anticipates sending Members an unaudited semi-annual and an audited annual report within 60 days after the close of the period for which the report is being made, or as otherwise required by the Investment Company Act.  Members also will be sent reports regarding the Fund’s operations each quarter.

FISCAL YEAR

The Fund’s fiscal year is the 12-month period ending on March 31.  The Fund’s taxable year is the 12-month period ending on December 31.

ACCOUNTANTS AND LEGAL COUNSEL

The Board has selected PricewaterhouseCoopers LLP as the independent public accountants of the Fund.  PricewaterhouseCoopers LLP also serves as the independent public accountants of the Master Fund.  PricewaterhouseCoopers LLP principal business address is located at 300 Madison Avenue, New York, NY 10017.

Drinker Biddle & Reath LLP, One Logan Square, Philadelphia, PA 19103, serves as counsel to the Fund, the Independent Managers (of the Fund and the Master Fund) and the Master Fund.

INQUIRIES

Inquires concerning the Fund and Units (including procedures for purchasing Units) should be directed to:

JHW Pan Asia Strategies Fund, LLC, 711 Fifth Avenue,  Suite 410,  New York,  NY  10022.

TABLE OF CONTENTS OF SAI

Page

INVESTMENT POLICIES AND PRACTICES	1
FUNDAMENTAL POLICIES	2
ADDITIONAL INFORMATION ON INVESTMENT TECHNIQUES OF THE MASTER FUND AND THE SUB-MANAGER FUNDS AND RELATED RISKS	3
BOARDS OF MANAGERS AND OFFICERS	22
CODES OF ETHICS	29
INVESTMENT MANAGEMENT AND OTHER SERVICES	29
BROKERAGE	34
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND LEGAL COUNSEL	36
CUSTODIAN	36
ANTI-MONEY LAUNDERING CONSIDERATIONS	36
PROXY VOTING POLICIES AND PROCEDURES	36
APPENDIX A - PROXY VOTING POLICY	A-1

APPENDIX A

LIMITED LIABILITY COMPANY AGREEMENT

JHW PAN ASIA STRATEGIES FUND, LLC

LIMITED LIABILITY COMPANY AGREEMENT

THIS LIMITED LIABILITY COMPANY AGREEMENT of JHW Pan Asia Strategies Fund, LLC (the “Fund”) is dated and effective as of June 4, 2010 by and among J.H. Whitney Investment Management, LLC, each member of the Board of Managers of the Fund, and each person hereinafter admitted to the Fund and reflected on the books of the Fund as a Member.

W I T N E S S E T H :

WHEREAS, the Fund heretofore has been formed as a limited liability company under the Delaware Limited Liability Company Act, pursuant to the Certificate dated as of December 30, 2009 and filed with the Secretary of State of the State of Delaware on December 30, 2009.

NOW, THEREFORE, for and in consideration of the foregoing and the mutual covenants hereinafter set forth, it is hereby agreed as follows:

ARTICLE  I

DEFINITIONS & INTERPRETATIONS

The following definitions shall be equally applicable to both the singular and plural forms of the defined terms.  For purposes of this Agreement:

Section  1.1     “Accounting Period” means the period beginning upon the commencement of operations of the Fund and, thereafter, each period beginning on the day after the last day of the preceding Accounting Period and ending on the first to occur of the following:  (i) the last day of each calendar month; (ii) the last day of each taxable year of the Fund; (iii) the day preceding the effective date on which a contribution of capital is made to the Fund; (iv) the Valuation Date with respect to any repurchase of Units by the Fund, or the day preceding the effective date of any redemption of Units of any Member or the complete withdrawal by a Member; (v) the day preceding the day on which a substituted Member is admitted to the Fund; or (vi) the effective date on which any amount is credited to or debited from the Capital Account of any Member other than an amount to be credited to or debited from the Capital Accounts of all Members in accordance with their respective Investment Percentages.  The Fund’s final Accounting Period shall end on the effective date of the dissolution of the Fund.

Section  1.2     “Administration Agreement” means the administration agreement entered into between the Administrator and the Fund under which the Administrator will provide certain administrative services to the Fund in exchange for certain fees, as amended or restated from time to time.

Section  1.3     “Administration Fee” means the fee paid to the Administrator for its services out of the Fund’s assets.

Section  1.4     “Administrator” means J.D. Clark & Co., Inc., or any person who may hereafter, directly or indirectly, succeed or replace J.D. Clark & Co., Inc. as the administrator of the Fund.

Section  1.5     “Advisers Act” means the Investment Advisers Act of 1940, as amended and the rules, regulations and orders thereunder from time to time, or any successor law.

Section  1.6     “Affiliate” means “affiliated person” as such term is defined in the Investment Company Act.

Section  1.7     “Agreement” means this Limited Liability Company Agreement, as amended or restated from time to time.

Section  1.8     “Board of Managers” means the Board of Managers established pursuant to Section 2.6 hereof.

Section  1.9     “Capital Account” means, with respect to each Member, the capital account established and maintained on behalf of each Member pursuant to Section 5.3 hereof.

Section  1.10   “Capital Contribution” means the contribution, if any, made, or to be made, as the context requires, to the capital of the Fund by a Member.

Section  1.11   “Certificate” means the Certificate of Formation of the Fund and any amendments thereto as filed with the office of the Secretary of State of the State of Delaware.

Section  1.12   “Code” means the United States Internal Revenue Code of 1986, as amended, and as hereafter amended from time to time, or any successor law.

Section  1.13   “Confidential Information” shall have the meaning set forth in Section 8.11.

Section  1.14   “Delaware Act” means the Delaware Limited Liability Company Act as in effect on the date hereof and as amended from time to time, or any successor law.

Section  1.15   “Early Repurchase Fee” shall have the meaning set forth in Section 4.6.

Section  1.16   “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules, regulations and orders thereunder, as amended from time to time, or any successor law.

Section  1.17   “Expiration Date” means a date set by the Board of Managers occurring no sooner than 20 business days after the commencement date of the repurchase offer,

provided that such Expiration Date may be extended by the Board of Managers in its sole discretion.

Section  1.18   “Extraordinary Expenses” means all expenses incurred by the Fund outside of the ordinary course of its business, including, without limitation, costs incurred in connection with any claim, litigation, arbitration, mediation, government investigation or dispute and the amount of any judgment or settlement paid in connection therewith, or the enforcement of the Fund’s rights against any person or entity; costs and expenses for indemnification or contribution payable by the Fund to any person or entity (including, without limitation, pursuant to the indemnification obligations described under Section 3.7 of this Agreement); expenses of a reorganization, restructuring or merger of the Fund; expenses of holding, or soliciting proxies for, a meeting of Members (except to the extent relating to items customarily addressed at an annual meeting of a registered closed-end management investment company); and the expenses of engaging a new administrator, custodian, transfer agent or escrow agent.

Section  1.19   “Final Payment” shall have the meaning set forth in Section 4.6.

Section  1.20   “Fiscal Year” means the period beginning on the commencement of operations of the Fund and ending on the first March 31 following such date, and thereafter each period commencing on April 1 of each year and ending on March 31 of each year (or on the date of a final distribution pursuant to Section 6.2 hereof), unless the Board of Managers shall designate another fiscal year for the Fund.

Section  1.21   “Form N-2” means the Fund’s Registration Statement on Form N-2 filed with the Securities and Exchange Commission, as amended from time to time.

Section  1.22   “Fund” means the limited liability company governed hereby, as such limited liability company may from time to time be constituted.

Section  1.23   “Independent Managers” means those Managers who are not “interested persons” of the Fund as such term is defined in the Investment Company Act.

Section  1.24   “Initial Closing Date” means the first date on or as of which a Member other than J.H. Whitney is admitted to the Fund.

Section  1.25   “Initial Payment” shall have the meaning set forth in Section 4.6.

Section  1.26   “Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules, regulations and orders thereunder, as amended from time to time, or any successor law.

Section  1.27   “Investment Management Agreement” means the investment management agreement entered into between the Master Fund and the investment adviser of the Master Fund, as amended or restated from time to time.

Section  1.28   “Investment Percentage” means as of any date of determination a percentage established for each Member on the Fund’s books, determined by dividing the number of Units owned by such Member as of such date of determination by the aggregate number of Units owned by all Members as of such date of determination.

Section  1.29   “J.H. Whitney” means J.H. Whitney Investment Management, LLC.

Section  1.30   “Losses” shall have the meaning set forth in Section 3.7.

Section  1.31   “Manager” means each natural person who serves on the Board of Managers and any other natural person who, from time to time, pursuant to the terms of this Agreement shall serve on the Board of Managers.  Each Manager shall constitute a “manager” of the Fund within the meaning of the Delaware Act.

Section  1.32   “Master Fund” means JHW Pan Asia Strategies Master Fund, LLC, or any other investment fund in which, upon approval by the Board of Managers and any necessary approval of the Members pursuant to the Investment Company Act, the Fund invests all or substantially all of its assets.

Section  1.33   “Master Fund Payment Date” shall have the meaning set forth in Section 4.6.

Section  1.34   “Member” means any person who shall have been admitted to the Fund as a member in such person’s capacity as a member of the Fund.  For purposes of the Delaware Act, the Members shall constitute a single class or group of members.

Section  1.35   “NAV per Unit” as of any date of determination, shall be equal to the Net Asset Value of the Fund as of such date, divided by the number of Units outstanding on such date.

Section  1.36   “Net Asset Value” means the total value of all assets of the Fund, less an amount equal to all accrued debts, liabilities and obligations of the Fund.

Section  1.37   “Organizational Expenses” means the expenses incurred by the Fund in connection with its formation, its initial registration as an investment company under the Investment Company Act, and the initial offering of Units.

Section  1.38   “Organizational Member” means J.H. Whitney.

Section  1.39   “Person” or “person” means any individual, entity, corporation, partnership, association, limited liability company, joint-stock company, trust, estate, joint venture, organization or unincorporated organization.

Section  1.40   “Placement Agent” means Foreside Fund Services, LLC, or any person who may hereafter directly or indirectly succeed or replace Foreside Fund Services, LLC as the placement agent of the Fund.

Section  1.41   “Placement Agent Agreement” means the placement agent agreement entered into between the Placement Agent and the Fund, as amended or restated from time to time.

Section  1.42   “Repurchase Date” means the day after the Valuation Date.

Section  1.43   “Securities” means securities (including, without limitation, equities, debt obligations, options, other “securities” as that term is defined in Section 2(a)(36) of the Investment Company Act), and other financial instruments of United States and non-U.S. entities and commodities, including, without limitation, capital stock; shares of beneficial interests; partnership interests and similar financial instruments; bonds, notes, debentures (whether subordinated, convertible or otherwise); currencies; commodities; interest rate, currency, commodity, equity and other derivative products, including, without limitation, (i) futures contracts (and options thereon) relating to stock indices, currencies, U.S. Government securities and debt securities of foreign governments, other financial instruments and all other commodities, (ii) swaps, options, warrants, caps, collars, floors and forward rate agreements, (iii) spot and forward currency transactions and (iv) agreements including brokerage account agreements relating to or securing such transactions; equipment lease certificates, equipment trust certificates; loans; accounts and notes receivable and payable held by trade or other creditors; trade acceptances; contract and other claims; executory contracts; participations; open and closed-end registered and unregistered investment companies; money market funds; obligations of the United States or any state thereof, foreign governments and instrumentalities of any of them; commercial paper; and other obligations and instruments or evidences of indebtedness of whatever kind or nature; in each case, of any person, corporation, government or other entity whatsoever, whether or not publicly traded or readily marketable.

Section  1.44   “Securities Transactions” shall have the meaning set forth in Section 2.5.

Section  1.45   “Sub-Manager Fund” means a pooled investment vehicle or registered investment company.

Section  1.46   “Sub-Manager Fund Manager” means a portfolio manager of a Sub-Manager Fund.

Section  1.47   “Transfer” means the assignment, transfer, sale, encumbrance, pledge or other disposition of all or any portion of any Units or any portion of Units or beneficial or other interest in the Fund; verbs, adverbs or adjectives such as “Transfers,” “Transferred” and “Transferring” shall have correlative meanings.

Section  1.48   “Units” means the units of membership interest in the Fund.

Section  1.49   “Valuation Date” means the date on which the value of Units being repurchased will be determined by the Board of Managers in its sole discretion and which date shall be approximately 65 days, but in no event earlier than 60 days, after the Expiration Date.

ARTICLE  II

ORGANIZATION; ADMISSION OF MEMBERS; BOARD OF MANAGERS

Section  2.1     Formation of Limited Liability Company.  The Organizational Member and any other person designated by the Board of Managers are designated as authorized persons, within the meaning of the Delaware Act, to execute, deliver and file all certificates (and any amendments and/or restatements thereof) required or permitted by the Delaware Act to be filed in the office of the Secretary of State of the State of Delaware.  The Board of Managers shall cause to be executed and filed with applicable governmental authorities any other instruments, documents and certificates which, in the opinion of the Fund’s legal counsel, may from time to time be required by the laws of the United States of America, the State of Delaware or any other jurisdiction in which the Fund shall determine to do business, or any political subdivision or agency thereof, or which such legal counsel may deem necessary or appropriate to effectuate, implement and continue the valid existence and business of the Fund.

Section  2.2     Name.  The name of the Fund shall be “JHW Pan Asia Strategies Fund, LLC” or such other name as the Board of Managers hereafter may adopt upon (i) causing an appropriate amendment to the Certificate to be filed in accordance with the Delaware Act and (ii) sending notice thereof to each Member.  The Fund’s business may be conducted under the name of the Fund or, to the fullest extent permitted by law, any other name or names deemed advisable by the Board of Managers.

Section  2.3     Principal and Registered Office.  The Fund shall have its principal office, at c/o J.H. Whitney Investment Management, LLC, 711 Fifth Avenue, Suite 410, New York, NY 10022, or at such other place designated from time to time by the Board of Managers.  The Fund shall have its registered office in the State of Delaware at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, and shall have the Corporation Service Company as its registered agent at such registered office for service of process in the State of Delaware, unless a different registered office or agent is designated from time to time by the Board of Managers in accordance with the Delaware Act.

Section  2.4     Duration.  The term of the Fund commenced on the filing of the Certificate with the Secretary of State of the State of Delaware and shall continue until the Fund is dissolved pursuant to Section 6.1 hereof.

Section  2.5     Business of the Fund.

(a)        The business of the Fund is (i) to invest all or substantially all of its assets in the Master Fund, which, directly or through the purchase of interests in Sub-Manager Funds, purchases, sells (including short sales), invests and trades in Securities (collectively, “Securities Transactions”), (ii) upon approval by the Board of Managers and subject to any necessary approval of the Members pursuant to the Investment Company Act, to purchase interests in Sub-Manager Funds directly or engage in Securities Transactions directly, and (iii) to engage in any financial or derivative transactions relating thereto or otherwise and to exercise such rights and powers as are permitted to be exercised by limited liability companies under the Delaware Act.  The officers of the Fund may execute, deliver and perform all contracts, agreements, subscription documents and other undertakings and engage in all activities and transactions as may in the opinion of the Board of Managers be necessary or advisable to carry out the Fund’s objectives or business.  Without limiting the foregoing, any officer of the Fund may from time to time make, execute, sign, acknowledge, swear to, verify, deliver, record, file and/or publish:

(i)       any amendment to this Agreement which complies with the

provisions of this Agreement (including the provisions of Section 8.1 hereof);

(ii)      any amendment to the Certificate required because this Agreement is amended or as otherwise required by the Delaware Act; and

(iii)     all other such instruments, documents and certificates which, in the opinion of legal counsel to the Fund, from time to time may be required by the laws of the United States of America, the State of Delaware or any other jurisdiction in which the Fund shall determine to do business, or any political subdivision or agency thereof, or that such legal counsel may deem necessary or appropriate to effectuate, implement and continue the valid existence and business of the Fund as a limited liability company under the Delaware Act.

(b)        The Fund shall operate as a closed-end management investment company in accordance with the Investment Company Act and subject to any fundamental policies and investment restrictions set forth in the Form N-2.

Section  2.6     The Board of Managers.

(a)        Prior to the Initial Closing Date, the Organizational Member may, in its sole discretion, designate and elect persons to serve as Managers on the Board of Managers.  Following the effectiveness of this Agreement, each Manager shall agree to be bound by all of the terms of this Agreement applicable to Managers.  The Board of Managers may, subject to the provisions of paragraphs (a) and (b) of this Section 2.6 with respect to the number of and vacancies in the position of Manager and the provisions of Section 3.3 hereof with respect to the election of Managers by Members, designate as a Manager any person who shall agree to the provisions of this Agreement pertaining to the obligations of Managers.  The names and mailing addresses of the Managers shall be set forth in the books and records of the Fund.  The number of Managers shall be fixed from time to time by the Board of Managers.

(b)        Each Manager shall serve as a Manager for the duration of the term of the Fund, unless his or her status as a Manager shall be sooner terminated pursuant to Section 4.2 hereof.  If any vacancy in the position of a Manager occurs, the remaining Managers may appoint a person to serve in such capacity, provided such appointment is in accordance with the Investment Company Act, so long as immediately after such appointment at least two-thirds of the Managers then serving would have been elected by the Members.  The Managers may call a meeting of Members to fill any vacancy in the position of Manager, and shall do so when required by the Investment Company Act, within 60 days after any date on which Managers who were elected by the Members cease to constitute a majority of the Managers then serving on the Board of Managers.

(c)        In the event that no Manager remains, J.H. Whitney shall promptly call a meeting of the Members, to be held within 60 days after the date on which the last Manager ceased to act in that capacity, for the purpose of determining whether to continue the business of the Fund and, if the business shall be continued, of electing the required number of Managers to the Board of Managers.  If the Members shall determine at such meeting not to continue the business of the Fund or if the required number of Managers is not elected within 60 days after the date on which the last Manager ceased to act in that capacity, then the Fund shall be dissolved pursuant to Section 6.1 hereof and the assets of the Fund shall be liquidated and distributed pursuant to Section 6.2 hereof.

Section  2.7     Members.

(a)        The Board of Managers may admit one or more Members as of the beginning of each calendar month or at such other times as the Board of Managers may determine.  A Person may be admitted to the Fund as a Member without having signed this Agreement.  This Agreement shall not be unenforceable by reason of it not having been signed by a person being admitted as a Member.  The Board of Managers, in its sole and absolute discretion, may reject requests to purchase Units.  The Board of Managers may, in its sole discretion, suspend or terminate the offering of Units at any time.  The books and records of the Fund shall be revised to reflect the name and Capital Contribution of each Member that is admitted to the Fund.

(b)        Each Member is aware that the terms of this Agreement permit certain amendments to this Agreement to be effected and certain other actions to be taken or omitted by or with respect to the Fund without such Member’s consent and all Members will be bound by such change notwithstanding any objection a Member may have.

Section  2.8     Organizational Member.  The initial Capital Contribution to the Fund by the Organizational Member shall be converted to Units as set forth in Section 5.2.  Upon the admission to the Fund of any additional Member pursuant to Section 2.7, the Organizational Member shall be entitled to the return of all or a portion of its Capital Contribution, if any, without interest or deduction, and to withdraw from the Fund.

Section  2.9     Both Managers and Members.  A Member may at the same time be a Manager and a Member, or the investment adviser to the Master Fund and a Member, in which event such Member’s rights and obligations in each capacity shall be determined separately in accordance with the terms and provisions hereof and as provided in the Delaware Act.

Section  2.10   Limited Liability.  Except as otherwise provided under applicable law or in this Agreement, each Member will be liable for the debts, obligations and liabilities of the Fund only to the extent of its Capital Account balance.  To the fullest extent permitted under applicable law, the Managers and J.H. Whitney shall not be liable for the Fund’s debts, obligations and liabilities.

ARTICLE  III

MANAGEMENT

Section  3.1     Management and Control.

(a)        Management and control of the business of the Fund shall be vested in the Board of Managers, which shall have the right, power and authority, on behalf of the Fund and in its name, to exercise all rights, powers and authority of “managers” under the Delaware Act and to do all things necessary and proper to carry out the objective and business of the Fund and its duties hereunder.  No Manager shall have the authority individually to act on behalf of or to bind the Fund except within the scope of such Manager’s authority as delegated by the Board of Managers.  The parties hereto intend that, except to the extent otherwise expressly provided herein, (i) each Manager shall be vested with the same powers, authority and responsibilities on behalf of the Fund as are customarily vested in each director of a Delaware corporation and (ii) each Independent Manager shall be vested with the same powers, authority and responsibilities on behalf of the Fund as are customarily vested in each Manager of a closed-end management investment company registered under the Investment Company Act that is organized as a Delaware corporation who is not an “interested person” of such company as such term is defined in the Investment Company Act.  The Managers may make Capital Contributions and own Units.  Nothing herein shall prohibit a Manager from being a Member.

(b)        Members shall have no right to participate in and shall take no part in the management or control of the Fund’s business and shall have no right, power or authority to act for or bind the Fund.  Members shall have the right to vote on any matters only as provided in this Agreement or on any matters that require the approval of the holders of voting securities under the Investment Company Act or as otherwise required in the Delaware Act.

(c)        The Board of Managers may delegate to any Person, including without limitation the officers of the Fund designated pursuant to Section 3.2(c) or any committee of the Board of Managers, any rights, power and authority vested by this Agreement in the Board of Managers to the extent permissible under applicable law.

Section  3.2     Actions by the Board of Managers.

(a)        Unless otherwise provided in this Agreement, the Board of Managers shall act only:  (i) by the affirmative vote of a majority of the Managers (which majority shall include any requisite number of Independent Managers required by the Investment Company Act) present at a meeting duly called at which a quorum of the Managers shall be present (in person or, if in person attendance is not required by the Investment Company Act, in person or by telephone) or (ii) by the written consent of a majority of the Managers without a meeting, if permissible under the Investment Company Act.

(b)        The Board of Managers may designate from time to time a Chairman who shall preside at all meetings.  Meetings of the Board of Managers may be called by the Chairman, the President of the Fund, or any two Managers, and may be held on such date and at such time and place as the Board of Managers shall determine.  Each Manager shall be entitled to receive written notice of the date, time and place of such meeting within a reasonable time in advance of the meeting.  Notice need not be given to any Manager who shall attend a meeting without objecting to the lack of notice or who shall execute a written waiver of notice with respect to the meeting.  Managers may attend and participate in any meeting by telephone, except where in person attendance at a meeting is required by the Investment Company Act.  A majority of the Managers then in office shall constitute a quorum at any meeting.

(c)        The Board of Managers may designate from time to time agents and employees of the Fund or other Persons, including without limitation employees of J.H. Whitney or its affiliates, who shall have the same powers and duties on behalf of the Fund (including the power to bind the Fund) as are customarily vested in officers of a Delaware corporation, and designate them as officers of the Fund with such titles as the Board of Managers shall determine.

Section  3.3     Meetings of Members.

(a)        Actions requiring the vote of the Members may be taken at any duly constituted meeting of the Members at which a quorum is present.  Meetings of the Members may be called by the Board of Managers or by Members holding a majority of the total number of votes eligible to be cast by all Members as determined pursuant to clause (b) of this Section 3.3, and may be held at such time, date and place as the Board of Managers shall determine.  The Board of Managers shall arrange to provide written notice of the meeting, stating the date, time and place of the meeting and the record date therefor, to each Member entitled to vote at the meeting within a reasonable time prior thereto.  Failure to receive notice of a meeting on the part of any Member shall not affect the validity of any act or proceeding of the meeting, so long as a quorum shall be present at the meeting.  The presence in person or by proxy of Members holding a majority of the total number of votes eligible to be cast by all Members as of the record date shall constitute a quorum at any meeting.  In the absence of a quorum, a meeting of the Members may be adjourned by action of a majority of the Members present in person or by proxy without additional notice to the Members.  Except as otherwise required by any provision of this Agreement or of the Investment Company Act, (i) those candidates receiving a plurality of the votes cast at any meeting of Members shall be elected as Managers, and (ii) all other actions of the Members taken at a meeting shall require the affirmative vote of Members holding a majority of the total number of votes eligible to be cast by those Members who are present in person or by proxy at such meeting.

(b)        Each Member shall be entitled to cast at any meeting of Members a number of votes equivalent to such Member’s Investment Percentage (expressed as a numeral to the third decimal place).  The Board of Managers shall establish a record date not less than 10 nor more than 120 days prior to the date of any meeting of Members to determine eligibility to vote at such meeting and the number of votes which each Member will be entitled to cast thereat, and shall maintain for each such record date a list setting forth the name of each Member and the number of votes that each Member will be entitled to cast at the meeting.

(c)        A Member may vote at any meeting of Members by a proxy properly executed in writing by the Member and filed with the Fund before or at the time of the meeting.  A proxy may be suspended or revoked, as the case may be, by the Member executing the proxy by a later writing delivered to the Fund at any time prior to exercise of the proxy or if the Member executing the proxy shall be present at the meeting and decide to vote in person.  Any action of the Members that is permitted to be taken at a meeting of the Members may be taken without a meeting if consents in writing, setting forth the action taken, are signed by Members holding a majority of the total number of votes eligible to be cast or such greater percentage as may be required in order to approve such action.

Section  3.4     Custody of Assets of the Fund.  The physical possession of all funds, Securities or other property of the Fund shall at all times be held, controlled and administered by one or more custodians retained by the Fund in accordance with the requirements of the Investment Company Act and the Advisers Act.

Section  3.5     Other Activities.

(a)        None of the Managers shall be required to devote his or her full time to the affairs of the Fund, but each shall devote such time as may reasonably be required to perform his or her obligations under this Agreement.

(b)        Any Member or Manager, or any of their Affiliates, may engage in or possess an interest in other business ventures or commercial dealings of every kind and description, independently or with others, including, but not limited to, acquisition and disposition of Securities, provision of investment advisory or brokerage services, serving as managers, officers, employees, advisers or agents of other companies, partners of any partnership, members of any limited liability company, or trustees of any trust, or entering into any other commercial arrangements.  No other Member or Manager shall have any rights in or to such activities, or any profits derived therefrom.

Section  3.6     Duty of Care.

(a)        No Manager, former Manager, officer or former officer of the Fund shall be liable to the Fund or to any of its Members for any loss or damage occasioned by any act or omission in the performance of such person’s services under this Agreement, unless it shall be determined by final judicial decision on the merits from which there is no further right to appeal that such loss is due to an act or omission of such person constituting willful misfeasance or gross negligence involved in the conduct of such person’s office or as otherwise required by applicable law.

(b)        A Member not in breach of any obligation hereunder or under any agreement pursuant to which the Member subscribed for Units shall be liable to the Fund, any other Member or third parties only as required by the Delaware Act or otherwise provided in this Agreement.

Section  3.7     Indemnification.

(a)        To the fullest extent permitted by law, the Fund shall, subject to Section 3.7(b) hereof, indemnify each Manager, former Manager, officer and former officer of the Fund (including for this purpose their executors, heirs, assigns, successors or other legal representatives) from and against all losses, charges, claims, expenses, assessments, damages, costs and liabilities (collectively, “Losses”), including, but not limited to, amounts paid in satisfaction of judgments, in compromise, or as fines or penalties, and reasonable counsel fees and disbursements, incurred in connection with the defense or disposition of any action, suit, investigation or other proceeding, whether civil or criminal, before any judicial, arbitral, administrative or legislative body, in which such indemnitee may be or may have been involved as a party or otherwise, or with which such indemnitee may be or may have been threatened, while in office or thereafter, by reason of being or having been a Manager or officer of the Fund, as applicable, or the past or present performance of services to the Fund by such indemnitee, except to the extent such Losses shall have been finally determined in a non-appealable decision on the merits in any such action, suit, investigation or other proceeding to have been incurred or suffered by such indemnitee by reason of willful misfeasance or gross negligence involved in the conduct of such indemnitee’s office. The rights of indemnification provided under this Section 3.7 shall not be construed so as to provide for indemnification of an indemnitee for any Losses (including any liability under federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith) to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the applicable provisions of this Section 3.7 to the fullest extent permitted by law.  Any manager of the Fund appointed by the Organizational Member prior to the effectiveness of this Agreement shall be deemed to be a “Manager” for purposes of this Section 3.7.

(b)        Expenses, including reasonable counsel fees and disbursements, so incurred by any such indemnitee (but excluding amounts paid in satisfaction of judgments, in compromise, or as fines or penalties), shall be paid or reimbursed by the Fund in advance of the final disposition of any such action, suit, investigation or proceeding upon receipt of an undertaking by or on behalf of such indemnitee to repay to the Fund amounts so paid if it shall ultimately be determined that indemnification of such expenses is not authorized under Section 3.7(a) hereof.

(c)        Any indemnification or advancement of expenses made pursuant to this Section 3.7 shall not prevent the recovery from any indemnitee of any such amount if such indemnitee subsequently shall be determined in a final decision on the merits of any court of competent jurisdiction in any action, suit, investigation or proceeding involving the liability or expense that gave rise to such indemnification or advancement of expenses to be liable to the Fund or its Members by reason of willful misfeasance or gross negligence involved in the conduct of such indemnitee’s office.

(d)        As to the disposition of any action, suit, investigation or proceeding (whether by a compromise payment, pursuant to a consent decree or otherwise) without an adjudication or a decision on the merits by a court, or by any other body before which the proceeding shall have been brought, that an indemnitee is liable to the Fund or its Members by reason of willful misfeasance or gross negligence involved in the conduct of such indemnitee’s office, indemnification shall be provided pursuant to Section 3.7(a) hereof if (i) approved as in the best interests of the Fund by a majority of the Managers (excluding any Manager who is seeking indemnification hereunder) upon a determination based upon a review of readily available facts (as opposed to a full trial-type inquiry) that such indemnitee acted in good faith and in the reasonable belief that the actions or omissions in question were in the best interests of the Fund and that such indemnitee is not liable to the Fund or its Members by reason of willful misfeasance or gross negligence involved in the conduct of such indemnitee’s office, or (ii) the Board of Managers secures a written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry) to the effect that such indemnitee acted in good faith and in the reasonable belief that the actions or omissions in question were in the best interests of the Fund and that such indemnitee is not liable to the Fund or its Members by reason of willful misfeasance or gross negligence involved in the conduct of such indemnitee’s office.

(e)        In any suit brought by an indemnitee to enforce a right to indemnification under this Section 3.7 it shall be a defense that, and in any suit in the name of the Fund to recover any indemnification or advancement of expenses made pursuant to this Section 3.7 the

Fund shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in this Section 3.7.  In any such suit brought to enforce a right to indemnification or to recover any indemnification or advancement of expenses made pursuant to this Section 3.7, the burden of proving that the indemnitee is not entitled to be indemnified, or to any indemnification or advancement of expenses, under this Section 3.7 shall be on the Fund (or any Member acting derivatively or otherwise on behalf of the Fund or its Members).

(f)         An indemnitee may not satisfy any right of indemnification or advancement of expenses granted in this Section 3.7 or to which he, she or it may otherwise be entitled except out of the assets of the Fund, and no Member shall be personally liable with respect to any such claim for indemnification or advancement of expenses, provided that Section 3.7(e) shall not limit the rights of the Fund pursuant to Section 2.10.

(g)        The rights of indemnification provided hereunder shall not be exclusive of or affect any other rights to which any person may be entitled by contract or otherwise under law.  Nothing contained in this Section 3.7 shall affect the power of the Fund to purchase and maintain liability insurance on behalf of any Manager, officer of the Fund or other person.

(h)        To the extent permitted by applicable law, the Placement Agent and the Administrator, and any other party serving as the placement agent or administrator of the Fund or providing other services to the Fund shall be entitled to indemnification from the Fund upon such terms and subject to such conditions and exceptions, and with such entitlement to have recourse to the assets of the Fund with a view to meeting and discharging the cost thereof as may be provided under the Placement Agent Agreement, the Administration Agreement or any agreement between any such party and the Fund.

Section  3.8     Fees, Expenses and Reimbursement.

(a)        The Board of Managers may cause the Fund to compensate each Manager who is not an officer or employee of J.H. Whitney or any of its Affiliates for his or her services hereunder.  In addition, the Fund shall reimburse the Managers for reasonable travel and other out-of-pocket expenses incurred by them in performing their duties under this Agreement.

(b)        The Fund shall bear all expenses incurred in its business or operations, other than those specifically assumed by another person.  Expenses to be borne by the Fund include, but are not limited to, the following:

(i)         fees and expenses in connection with the organization of the Fund and the offering and issuance of Units;

(ii)        all fees and expenses reasonably incurred in connection with the operation of the Fund such as direct and indirect expenses related to the assessment of prospective investments (whether or not such investments are consummated), investment structuring, corporate action, travel associated with due diligence and monitoring activities and enforcing the Fund’s rights in respect of such investments;

(iii)       quotation or valuation expenses;

(iv)       the Administration Fee;

(v)        brokerage commissions;

(vi)       interest and fees on any borrowings by the Fund;

(vii)      professional fees (including, without limitation, expenses of consultants, experts and specialists);

(viii)     research expenses;

(ix)      fees and expenses of outside tax or legal counsel (including fees and expense associated with the review of documentation for prospective investments by the Fund), including foreign legal counsel;

(x)       accounting, auditing and tax preparation expenses;

(xi)      fees and expenses in connection with repurchase offers and any repurchases or redemptions of Units;

(xii)      taxes and governmental fees (including tax preparation fees);

(xiii)     fees and expenses of any custodian, subcustodian, transfer agent, and registrar, and any other agent of the Fund;

(xiv)     all costs and charges for equipment or services used in communicating information regarding the Fund’s transactions with any custodian or other agent engaged by the Fund;

(xv)      bank service fees;

(xvi)     costs and expenses relating to the amendment of this Agreement or the Fund’s other organizational documents;

(xvii)    expenses of preparing, amending, printing, and distributing confidential memoranda, Statements of Additional Information (and any supplements or amendments thereto), reports, notices, websites, other communications to Members, and proxy materials;

(xviii)   expenses of preparing, printing, and filing reports and other documents with government agencies;

(xix)     expenses of Members’ meetings, including the solicitation of proxies in connection therewith;

(xx)      expenses of corporate data processing and related services;

(xxi)     Member recordkeeping and Member account services, fees, and disbursements;

(xxii)    expenses relating to investor and public relations;

(xxiii)   fees and expenses of the members of the Board of Managers who are not employees of J.H. Whitney or its Affiliates;

(xxiv)   insurance premiums;

(xxv)    Extraordinary Expenses; and

(xxvi)   all costs and expenses incurred as a result of dissolution, winding-up and termination of the Fund.

J.H. Whitney and each of its Affiliates shall be entitled to reimbursement from the Fund for any of the above expenses that they pay on behalf of the Fund.

(c)        The Fund may, alone or in conjunction with J.H. Whitney, its Affiliates or any investment vehicles or accounts for which J.H. Whitney or any Affiliate of J.H. Whitney acts as general partner, managing member or investment adviser, purchase insurance in such amounts, from such insurers and on such terms as the Board of Managers shall determine.

ARTICLE  IV

TERMINATION OF STATUS OF MANAGERS;
TRANSFERS AND REPURCHASES

Section  4.1     Termination of Status of a Manager.  The status of a Manager shall terminate if the Manager (i) shall die; (ii) shall be adjudicated incompetent; (iii) shall voluntarily withdraw as a Manager (upon not less than 90 days’ prior written notice to the other Managers, unless the other Managers waive such notice); (iv) shall be removed under Section 4.2; (v) shall be certified by a physician to be mentally or physically unable to perform his duties hereunder; (vi) shall be declared bankrupt by a court with appropriate jurisdiction, file a petition commencing a voluntary case under any bankruptcy law or make an assignment for the benefit of creditors; (vii) shall have a receiver appointed to administer the property or affairs of such Manager; (viii) shall have reached the mandatory age for retirement of a Manager that may from time to time be established by the Board of Managers; or (ix) shall otherwise cease to be a Manager of the Fund under the Delaware Act.

Section  4.2     Removal of the Managers.  Any Manager may be removed with or without cause either by (a) the vote or written consent of at least two-thirds (2/3) of the Managers not subject to the removal vote or (b) the vote or written consent of Members holding not less than two-thirds (2/3) of the total number of votes eligible to be cast by all Members.

Section  4.3     Transfer of Units of Members.

(a)        A Member’s Units or any other beneficial or other interest in the Fund may be Transferred only (i) by operation of law in connection with the death, divorce, bankruptcy, insolvency or adjudicated incompetence of such Member or (ii) with the consent of the Fund, which may be withheld in its sole discretion.

(b)        The Fund may not consent to a Transfer unless: (i) the person to whom such Transfer is made (or each of such person’s beneficial owners if such a person is a “private investment company” as defined in Rule 205-3(d)(3) under the Advisers Act, an investment company registered under the Investment Company Act, or a business development company as defined under the Advisers Act) is a person whom the Fund believes meets the requirements of paragraph (d)(1) of Rule 205-3 under the Advisers Act or successor rule thereto, or is otherwise exempt from such requirements; and (ii) the Fund is provided with a properly completed investor certification in respect of the proposed transferee.  The Fund may also require the Member requesting the Transfer to obtain, at the Member’s expense, an opinion of counsel selected by the Board of Managers as to such matters as the Board of Managers may reasonably request.

(c)        Any permitted transferee acquiring Units by operation of law in connection with the death, divorce, bankruptcy, insolvency or adjudicated incompetence of the Member shall be entitled to the allocations and distributions allocable to such Units, to tender such Units thereof for repurchase by the Fund and to Transfer such Units in accordance with the terms of this Agreement, but shall not be entitled to the other rights of a Member unless and until such transferee becomes a substituted Member in accordance with the terms of this Agreement, including, without limitation, Section 2.7 hereof.

(d)        If a Member Transfers Units with the approval of the Fund and all of the conditions to such Transfer have been satisfied, the Fund shall as promptly as practicable take all necessary actions so that each transferee or successor to whom such Units are Transferred is admitted to the Fund as a substituted Member, provided that such transferee shall have executed and delivered either a counterpart of this Agreement or an instrument, in form and substance acceptable to the Fund, that has the legal effect of making the transferee a party to this Agreement.  Each transferring Member and transferee agrees to pay all reasonable expenses, including, but not limited to, attorneys’ and accountants’ fees and disbursements, incurred by the Fund in connection with such Transfer.  Upon the Transfer to another person or persons of all of a Member’s Units, such Member shall cease to be a member of the Fund.

(e)        Each transferring Member shall indemnify and hold harmless the Fund, the Board of Managers, and each other Member, and any Affiliate of the foregoing against all losses, claims, damages, liabilities, costs and expenses (including legal or other expenses incurred in investigating or defending against any such losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement), joint or several, to which such persons may become subject by reason of or arising from (i) any Transfer made by such Member in violation of this Section 4.3, and (ii) any misrepresentation by such Member in connection with any such Transfer.

Section  4.4     Repurchase of Units.

(a)        Except as otherwise provided in this Agreement, no Member or other person holding Units acquired from a Member has the right to require the Fund to withdraw, redeem or tender to the Fund for repurchase all or some of its Units.  The Board of Managers may, from time to time and in its sole discretion and on such terms and conditions as it may determine, cause the Fund to offer to repurchase Units from Members, including J.H. Whitney or its Affiliates, pursuant to written tenders by Members.  The Board of Managers, in its sole discretion, will determine the aggregate value of Units to be repurchased, which may be a percentage of the value of the Fund’s outstanding Units.  In determining whether the Fund should offer to repurchase Units from Members pursuant to written requests and the amount of Units to be repurchased, the Board of Managers may consider the following factors, among others:

(i)         whether the Master Fund is making a contemporaneous repurchase offer for interests therein, and the aggregate value of interests the Master Fund is offering to repurchase;

(ii)        whether any Members have requested to tender Units to the Fund;

(iii)       the working capital and liquidity requirements of the Fund;

(iv)       the relative economies of scale of the repurchase requests with respect to the size of the Fund;

(v)        the past practice of the Fund in repurchasing Units;

(vi)       the condition of the securities market and the economy generally, as well as political, national or international developments or current affairs; and

(vii)      the anticipated tax consequences of any proposed repurchases of Units.

Each repurchase offer will be limited to the repurchase of approximately 5% of the Units (but in no event to exceed the repurchase of 20% of the Units per quarter).

(b)        J.H. Whitney and each of its Affiliates may tender all or some of its Units as a Member or Organizational Member, as applicable,  under Section 4.4(a) hereof, without notice to the other Members.

(c)        If the Board of Managers determines in its sole discretion that the Fund will offer to repurchase Units, the Board of Managers will provide written notice to Members.  Such notice will include:  (i) the commencement date of the repurchase offer; (ii) the Expiration Date on which repurchase requests must be received by the Fund; and (iii) other information Members should consider in deciding whether and how to participate in such repurchase opportunity.

(d)        The amount due to any Member whose Units are repurchased shall, subject to the terms of this Agreement (including, without limitation, Section 4.4(a)), be an amount equal to the NAV per Unit as of the Valuation Date, multiplied by the number of such Member’s Units being repurchased after reduction for all fees, including any Administration Fee or Early Repurchase Fee, any required tax withholding  and other liabilities of the Fund to the extent accrued or otherwise attributable to Units being repurchased, provided that, subject to applicable law, the

Board of Managers may offer to purchase Units at a discount to the NAV per Unit (a “Discount Repurchase Offer”).  Payment by the Fund to each Member, upon repurchase of such Member’s Units, shall be made according to the Fund’s private placement memorandum.  Any in-kind distribution of Securities will be valued in accordance with Section 7.4 hereof.  The determination of the value of the Units as of the Valuation Date shall be subject to adjustment based upon the results of the annual audit of the Fund’s financial statements for the Fiscal Year in which such Valuation Date occurred.  A Member who tenders some but not all of his Units for repurchase will be required to maintain a minimum Capital Account balance equal to the amount set forth, from time to time, in the Fund’s Form N-2.  The Board of Managers may, in its sole discretion, waive this minimum Capital Account balance requirement.  The Fund may reduce the amount to be repurchased from a Member in order to maintain a Member’s minimum Capital Account balance.

(e)        The initial payment in respect of repurchases of Units (the “Initial Payment”) shall be in an amount equal to at least 90% of the estimated value of the repurchased Units, determined as of the Valuation Date, provided that if the Fund has requested the repurchase of all or a portion of its interest in the Master Fund, in order to fund the repurchase of Units, the Initial Payment may be postponed until a reasonable time after the Fund has received at least 90% of the aggregate amount so requested to be repurchased by the Fund from the Master Fund (the “Master Fund Payment Date”).  The second and final payment in respect of a repurchase of Units (the “Final Payment”) is expected to be in an amount equal to the excess, if any, of (1) the value of the repurchased Units, determined as of the Valuation Date based upon the results of the annual audit of the financial statements of the Fund and the Master Fund for the Fiscal Year in which the Valuation Date of such repurchase occurred, over (2) the Initial Payment.

(f)        Notwithstanding anything in this Section 4.4 to the contrary, if a Member, after giving effect to the repurchase, would continue to hold at least 10% of the aggregate value of its Units as of the Valuation Date, the Final Payment in respect of such repurchase shall be made on or before the 60th day after the Repurchase Date, provided that if the Fund has requested the repurchase of all or a portion of its interest in the Master Fund, such payment may be postponed until a reasonable time after the applicable Master Fund Payment Date.  Such payment shall be in an amount equal to the excess, if any, of (1) the aggregate value of the repurchased Units, determined as of the Valuation Date, based upon information known to the Fund as of the date of the Final Payment, over (2) the Initial Payment.  Notwithstanding anything in this Agreement to the contrary, if, based upon the results of the annual audit of the financial statements of the Fund and the Master Fund for the Fiscal Year in which the Valuation Date of such repurchase occurred, it is determined that the value at which the Units were repurchased was incorrect, the Fund shall, as promptly as practicable after the completion of such audit, decrease such Member’s Capital Account balance by the amount of any overpayment and redeem for no additional consideration a number of Units having a value equal to such amount, or increase such Member’s Capital Account balance by the amount of any underpayment and issue for no additional consideration a number of Units having an aggregate value equal to such amount, as applicable.

(g)        Notwithstanding anything in this Section 4.4 to the contrary, the Board of Managers shall modify any of the repurchase procedures described in this Section 4.4 if necessary to comply with the regulatory requirements imposed by the Securities Exchange Commission.

(h)        Each Member whose Units have been accepted for repurchase will continue to be a Member until the Repurchase Date (and thereafter if the Member retains Units following such repurchase) and may exercise its voting rights with respect to the repurchased Units until the Repurchase Date.  Moreover, the Capital Account maintained in respect of a Member whose Units have been accepted for repurchase will be adjusted for the appreciation or depreciation of the Net Asset Value of the Fund through the Valuation Date, and such Member’s Capital Account shall not be adjusted for the amount withdrawn, as a result of the repurchase, prior to the Repurchase Date.

(i)         Upon its acceptance of tendered Units for repurchase, the Fund shall maintain daily on its books a segregated account consisting of cash, liquid securities or the portion of the Fund’s interest in the Master Fund that the Fund has requested to have repurchased (or any combination of them) in an amount equal to the aggregate estimated amount due to Members tendering Units.

(j)         Notwithstanding anything in this Section 4.4 to the contrary, the Fund may suspend, postpone or terminate a repurchase offer upon the determination of a majority of the Board of Managers (including a majority of Independent Managers) that such suspension, postponement or termination is advisable for the Fund and its Members, including, without limitation, the existence of circumstances as a result of which it is not reasonably practicable for the Fund to dispose of its investments or to determine the Net Asset Value or other unusual circumstances.

(k)        A 2.00% early repurchase fee (an “Early Repurchase Fee”) will be charged by the Fund with respect to any repurchase of Units from a Member at any time prior to the day immediately preceding the one-year anniversary of the Member’s purchase of the Units, provided that the Early Repurchase Fee may be waived where the Board of Managers determines that doing so is in the best interests of the Fund.

(l)         Units of a Member tendered for repurchase will be treated as having been repurchased on a “first in-first out” basis (i.e., the Units repurchased will be deemed to have been taken from the earliest Capital Contribution made by such Member (adjusted for subsequent appreciation or depreciation in the Net Asset Value of the Fund) until that Capital Contribution is decreased to zero, and then from each subsequent Capital Contribution made by such Member (adjusted for subsequent appreciation or depreciation in the Net Asset Value of the Fund)).

Section  4.5    Mandatory Redemption.  The Fund may effect a mandatory redemption at Net Asset Value of some or all of a Member’s Units, or any person acquiring Units from or through a Member, in the event that the Board of Managers determines or has reason to believe, each in its sole discretion, that:

(a)        all or a portion of its Units have been transferred to, or have vested in, any person, by operation of law as described in Section 4.3(a)(i) hereof;

(b)        ownership of Units by such Member or other person will cause the Fund or the Master Fund to be in violation of, or subject the Fund, the Master Fund or the Master Fund’s investment adviser to, additional registration or regulation under the securities, commodities or other laws of the United States or any other jurisdiction;

(c)        continued ownership of the Units may be harmful or injurious to the business or reputation of the Fund, the Master Fund or the Master Fund’s investment adviser or may subject the Fund, the Master Fund, or any Members or members of the Master Fund to an undue risk of adverse tax or other fiscal consequences;

(d)        any representation or warranty made by a Member in connection with the acquisition of Units was not true when made or has ceased to be true, or the Member has breached any covenant made by it in connection with the acquisition of Units; or

(e)        it would be in the best interests of the Fund for the Fund to cause a mandatory redemption of such Units.

ARTICLE  V

CAPITAL

Section  5.1     Contributions to Capital.

(a)        The minimum initial contribution of each Member (other than J.H. Whitney) to the capital of the Fund shall be the amount set forth, from time to time, in the Fund’s Form N-2 or such other amount as the Board of Managers may determine from time to time, in its sole discretion.  The amount of the initial contribution of each Member shall be recorded on the books and records of the Fund upon acceptance as a contribution to the capital of the Fund.  The Managers shall not be entitled to make voluntary contributions of capital to the Fund as Managers of the Fund, but may make voluntary contributions to the capital of the Fund as Members.  J.H. Whitney and its Affiliates may make voluntary contributions to the capital of the Fund as Members.

(b)        Members may make additional contributions to the capital of the Fund, effective as of such times as the Board of Managers in its sole discretion, may permit, subject to the limitations applicable to the admission of Members pursuant to this Agreement.  The minimum additional contribution of each Member (other than J.H. Whitney and its Affiliates) to the capital of the Fund shall be the amount set forth, from time to time, in the Fund’s Form N-2 or such other amount as the Board of Managers may determine from time to time, in its sole discretion.  No Member shall be obligated to make any additional contribution to the capital of the Fund except to the extent otherwise provided in this Agreement.

(c)        Except as otherwise permitted by the Board of Managers, (i) initial and any additional contributions to the capital of the Fund by any Member shall be payable in cash, and (ii) initial and any additional contributions in cash shall be payable in one installment in readily available funds prior to the date of the proposed acceptance of the contribution.

Section  5.2     Issuance of Units.  The purchase price per Unit for Units issued on the closing date of the initial Capital Contributions by Members other than the Organizational

Member (the “Initial Closing Date”) shall be $100.  The amount of the Capital Account Balance of the Organizational Member as of the Initial Closing Date shall be converted into Units by dividing such amount by 100, and issuing to such Person a number of Units that is equal to such quotient.  Units issued in exchange for Capital Contributions following the Initial Closing Date will be issued at a price per Unit equal to the NAV per Unit at the date of such issuance.  Each Unit will carry equal rights and privileges with each other Unit.  Fractions of Units may be issued to one one-hundredth of a Unit.

Section  5.3     Rights of Members to Capital.  No Member shall be entitled to interest on his or its Capital Contribution to the Fund, nor shall any Member be entitled to the return of any capital of the Fund except (i) upon the repurchase by the Fund of some or all of such Member’s Units pursuant to Section 4.4 hereof or Section 4.5 hereof or (ii) upon the liquidation of the Fund’s assets pursuant to Section 6.2 hereof.  No Member shall have the right to require partition of the Fund’s property or to compel any sale or appraisal of the Fund’s assets.

Section  5.4     Capital Accounts. The Fund shall maintain a separate Capital Account on its books for each Member.  As of any date, the Capital Account of a Member shall be equal to the NAV per Unit as of such date, multiplied by the number of Units then held by such Member.  Any amounts charged or debited against a Member’s Capital Account under Sections 5.5 and 5.6, other than among all Members in accordance with the number of Units held by each such Member, shall be treated as a partial redemption of such Member’s Units for no additional consideration as of the date on which the Board of Managers determines such charge or debit is required to be made, and such Member’s Units shall be reduced thereby as appropriately determined by the Fund.  Any amounts credited to a Member’s Capital Account under Sections 5.5 and 5.6, other than among all Members in accordance with the number of Units held by each such Member, shall be treated as an issuance of additional Units to such Member for no additional consideration as of the date on which the Board of Managers determines such credit is required to be made, and such Member’s Units shall be increased thereby as appropriately determined by the Fund.

Section  5.5     Allocation of Certain Withholding Taxes and Other Expenditures.

(a)         Withholding taxes or other tax obligations incurred by the Fund, directly or indirectly, that are attributable to any Member, as determined by the Board of Managers, shall be debited against the Capital Account of such Member as of the close of the Accounting Period during which the Fund pays or incurs such obligation, and any amounts then or thereafter distributable to such Member shall be reduced by the amount of such taxes.  If the amount of such taxes is greater than any such distributable amounts, then such Member and any successor to such Member’s Units shall pay upon demand to the Fund, as a Capital Contribution to the Fund, the amount of such excess.  The Fund shall not be obligated to apply for or obtain a reduction of or exemption from withholding tax on behalf of any Member that may be eligible for such reduction or exemption; provided that in the event that the Fund determines that a Member is eligible for a refund of any withholding tax, the Fund may, at the request and expense of such Member, assist such Member in applying for such refund.

(b)         Except as otherwise provided for in this Agreement and unless prohibited by the Investment Company Act, any material expenditures payable by the Fund, directly or indirectly, and any other Fund items, to the extent paid or incurred or withheld, directly or indirectly, on behalf of, or by reason of particular circumstances applicable to, one or more but fewer than all of the Members, as determined by the Board of Managers, shall be charged to only those Members on whose behalf such expenditures or items are paid or incurred or whose particular circumstances gave rise to such expenditures or items.  Such charges or items shall be debited from the Capital Accounts of the applicable Members as of the close of the Accounting Period during which any such items were paid or accrued by the Fund.

Section  5.6     Reserves.

(a)         Appropriate reserves may be created, accrued and charged against the Net Asset Value and proportionately against the Capital Accounts of the Members for contingent liabilities, if any, as of the date any such contingent liability becomes known to the Fund or the Board of Managers, such reserves to be in the amounts which the Board of Managers, in its sole discretion deems necessary or appropriate.  The Board of Managers may increase or reduce any such reserves from time to time by such amounts as it in its sole discretion deems necessary or appropriate.  The amount of any such reserve, or any increase or decrease therein, shall be proportionately charged or credited, as appropriate, to the Capital Accounts of those parties who are Members at the time when such reserve is created, increased or decreased, as the case may be; provided, however, that if any such individual reserve item, adjusted by any increase therein, exceeds the lesser of $500,000 or 1% of the aggregate value of the Units of all such Members, the amount of such reserve, increase, or decrease instead shall be charged or credited to the Capital Accounts of those Members who, as determined by the Board of Managers, in its sole discretion, were Members at the time of the act or omission giving rise to the contingent liability for which the reserve was established, increased or decreased in proportion to their Capital Accounts at that time.

(b)         To the extent permitted under applicable law, if at any time an amount is paid or received by the Fund (other than contributions to the capital of the Fund, distributions or repurchases of Units) and such amount exceeds the lesser of $500,000 or 1% of the aggregate value of the Capital Accounts of all Members at the time of payment or receipt and such amount was not accrued or reserved for but would nevertheless, in accordance with the Fund’s accounting practices, be treated as applicable to one or more prior Accounting Periods, then such amount shall be proportionately charged or credited, as appropriate, to those parties who were Members during such prior Accounting Period or Periods.

(c)        To the extent permitted by applicable law, if any amount is required by paragraph (a) or (b) of this Section 5.6 to be charged or credited to a party who is no longer a Member, such amount shall be paid by or to such party, as the case may be, in cash, with interest from the date on which the Board of Managers determines that such charge or credit is required.  In the case of a charge, the former Member shall be obligated to pay the amount of the charge, plus interest as provided above, to the Fund on demand; provided, however, that (i) in no event shall a former Member be obligated to make a payment exceeding the amount of such Member’s Capital Account at the time to which the charge relates; and (ii) no such demand shall be made after the expiration of three years from the date on which such party ceased to be a Member.  To the extent that a former Member fails to pay to the Fund, in full, any amount required to be charged to such former Member pursuant to paragraph (a) or (b), whether due to the expiration of the applicable limitation period or for any other reason whatsoever, the deficiency shall be charged proportionately to the Capital Accounts of the Members at the time of the act or omission giving rise to the charge to the extent feasible, and otherwise proportionately to the Capital Accounts of the current Members.

Section  5.7     Tax Allocations.  For each taxable year, items of income, deduction, gain, loss or credit shall be allocated for income tax purposes among the Members in such a manner as to reflect equitably amounts credited or debited to each Member’s Capital Account for the current and prior taxable years (or relevant portions thereof).  Allocations under this Section 5.7 shall be made pursuant to the principles of Sections 704(b) and 704(c) of the Code, and in conformity with Treasury Regulations Sections 1.704-1(b)(2)(iv)(f), 1.704-1(b)(4)(i) and 1.704-3(e) promulgated thereunder, as applicable, or the successor provisions to such Section and Regulations.

If, during or immediately following the end of a taxable year, any Member withdraws from the Fund pursuant to Article IV or Article VI hereof, and the Member would (absent this sentence) recognize gain or loss under Section 731 of the Code as a result of such withdrawal, the Board of Managers may, in its sole discretion, elect to specially allocate to such Member, for U.S. federal income tax purposes, any income and gain or loss and deduction (including short-term capital gain or loss) recognized by the Fund during such taxable year, through and including the date of withdrawal, in an amount up to that amount of income and gain or loss and deduction which if so allocated would avoid the Member recognizing gain on the withdrawal under Section 731 of the Code (ignoring for this purpose, if the Board of Managers determines to do so in its sole discretion, any adjustments that have been made to the tax basis of the withdrawing Member’s Interest as a result of any transfers or assignment of its Interest prior to the withdrawal (other than the original issue of the Interest), including by reason of death). Any such election by the Board of Managers shall, to the extent reasonably practicable as determined by the Board of Managers in its sole discretion, be applied on an equitable basis to all Members withdrawing their Interests in full during or as of the end of such taxable year

Section  5.8     Distributions.

(a)        The Board of Managers, in its sole discretion, may authorize the Fund to make distributions in cash or in kind  at any time to all of the Members on a pro rata basis in accordance with the Members’ Investment Percentages.  Notwithstanding anything to the contrary in this Agreement, a Member may be compelled to accept a distribution of any asset in kind from the Fund despite the fact that the percentage of the value of the asset distributed to the Member exceeds the percentage of the value of the asset equal to the Member’s Investment Percentage.

(b)        Notwithstanding anything to the contrary contained herein, none of the Managers or the Members (including J.H. Whitney and its Affiliates), nor any other person on behalf of the Fund, shall make a distribution to the Members on account of their Units if such distribution would violate the Delaware Act or other applicable law.

ARTICLE  VI

DISSOLUTION AND LIQUIDATION

Section  6.1     Dissolution.

(a)        The Fund shall be dissolved upon the occurrence of any of the following events:

(i)        upon the affirmative vote to dissolve the Fund by either (i) a majority of the Managers, or (ii) Members holding at least three-quarters (3/4) of the total number of votes eligible to be cast by all Members; or

(ii)       as required by operation of law.

Dissolution of the Fund shall be effective on the day on which the event giving rise to the dissolution shall occur, but the Fund shall not terminate until the assets of the Fund have been liquidated in accordance with Section 6.2 hereof and the Certificate has been canceled.

Section  6.2     Liquidation of Assets.

(a)        Upon the dissolution of the Fund as provided in Section 6.1 hereof, one or more Managers or J.H. Whitney, acting as liquidator under appointment by the Board of Managers (or, if the Board of Managers does not appoint one or more Managers or J.H. Whitney to act as liquidator or is unable to perform this function, another liquidator elected by Members holding a majority of the total number of votes eligible to cast by all Members), shall liquidate, in an orderly manner, the business and administrative affairs of the Fund.  The proceeds from liquidation (after establishment of appropriate reserves for contingencies in such amounts as the Board of Managers or the liquidator, as applicable, deems appropriate in its sole discretion) shall, subject to the Delaware Act, be distributed in the following manner:

(i)        in satisfaction (whether by payment or the making of reasonable provision for payment thereof) of the debts and liabilities of the Fund, including the expenses of liquidation (including legal and accounting expenses incurred in connection therewith), but not including debt and liabilities to Members, up to and including the date that distribution of the Fund’s assets to the Members has been completed, shall first be paid on a pro rata basis;

(ii)       such debts, liabilities or obligations as are owing to the Members shall be paid next in their order of seniority and on a pro rata basis; and

(iii)      the Members shall be paid next on a pro rata basis the positive balances of their respective Capital Accounts after giving effect to all allocations to be made to such Members’ Capital Accounts for the Accounting  Period ending on the date of the distributions under this Section 6.2(a)(iii).

(b)        Anything in this Section 6.2 to the contrary notwithstanding, but subject to the priorities set forth in Section 6.2(a) above, upon dissolution of the Fund, the Board of Managers or other liquidator may distribute ratably in kind any assets of the Fund, if the Board of Managers or other liquidator determines that such a distribution would be in the interests of the Members in facilitating an orderly liquidation; provided, however, that if any in-kind distribution is to be made the assets distributed in kind shall be valued pursuant to Section 7.4 hereof as of the actual date of their distribution and charged as so valued and distributed against amounts to be paid under Section 6.2(a) above.

(c)        If the Board of Managers determines that it is in the best interest of the Members, the Board of Managers may, in its sole discretion, distribute the assets of the Fund into and through a liquidating trust to effect the liquidation of the Fund.

ARTICLE  VII

ACCOUNTING, TAX MATTERS AND VALUATIONS

Section  7.1     Accounting and Reports.

(a)        The Fund shall adopt for tax accounting purposes any accounting method which the Board of Managers shall decide in its sole discretion is in the best interests of the Fund.  The Fund’s accounts shall be maintained in U.S. currency.

(b)        As soon as reasonably practicable after receipt of the necessary information from Sub-Manager Funds, the Fund shall furnish to each Member such information regarding the operation of the Fund and such Member’s Units as is necessary for Members to complete federal, state and local income tax or information returns.

(c)        Except as otherwise required by the Investment Company Act, or as may otherwise be permitted by rule, regulation or order, within 60 days after the close of the period for which a report required under this Section 7.1(c) is being made, the Fund shall send to each Member a semi-annual report and an annual report (as applicable) containing the information required by the Investment Company Act.  The Fund shall cause financial statements contained in each annual report furnished hereunder to be accompanied by a certificate of independent public accountants based upon an audit performed in accordance with generally accepted accounting principles.  The Fund may also furnish to each Member such other periodic reports and information regarding the affairs of the Fund as it deems necessary or appropriate in its sole discretion.

(d)        Except as set forth specifically in this Section 7.1, no Member shall have the right to obtain any other information about the business or financial condition of the Fund, about any other Member or former Member, including information about the Capital Contribution of a Member, or about the affairs of the Fund.  No act of the Fund, J.H. Whitney, or any other Person that results in a Member being furnished any such information shall confer on such Member or any other Member the right in the future to receive such or similar information or constitute a waiver of, or limitation on, the Fund’s ability to enforce the limitations set forth in the first sentence of this Section 7.1(d).

Section  7.2     Determinations By the Board of Managers. All matters concerning the determination and allocation among the Members of the amounts to be determined and allocated pursuant to Article V hereof, including any taxes thereon and accounting procedures applicable thereto, shall be determined by the Board of Managers unless specifically and expressly otherwise provided for by the provisions of this Agreement or as required by law, and such determinations and allocations shall be final and binding on all the Members.

Section  7.3     Tax Matters.

(a)        The Fund shall prepare and file a federal information tax return in compliance with Section 6031 of the Code, and any required state and local income tax and information returns for each tax year of the Fund.

(b)        The Board of Managers shall have the exclusive authority and discretion on behalf of and in the name of the Fund to (i) prepare and file all necessary tax returns and statements, pay all taxes, assessments and other impositions applicable to the assets of the Fund and withhold amounts with respect thereto from funds otherwise distributable to any Member; (ii) make any and all tax elections permitted to be made under the Code, and any applicable state, local or foreign tax law; and (iii) determine the tax treatment of any Fund transaction or item for purposes of completing the Fund’s federal, state, local or foreign tax returns.

(c)        If the Fund is required to withhold taxes on any distribution or payment to, or pay or incur any tax with respect to any income allocable to or otherwise on account of any Member, the Fund may withhold such amounts and make such payments to such taxing authorities as are necessary to ensure compliance with such tax laws.

(d)        The Board of Managers intends to treat any Member whose Units are repurchased in full as a partner of the Fund for federal income tax purposes until the date of the Final Payment under Section 4.4 hereof or under Section 4.5 hereof, in respect of the repurchased Units.

(e)        The Board of Managers intends for the Fund to be treated as a partnership for U.S. federal income tax purposes.  Notwithstanding anything herein to the contrary, neither the Fund nor the Board of Managers shall make an election (i.e., check-the-box) under Treasury Regulation Section 301.7701-3 for the Fund to be classified for federal income tax purposes as an association taxable as a corporation.

(f)        J.H. Whitney shall be designated on the Fund’s annual federal information tax return, and have full powers and responsibilities, as the “tax matters partner” of the Fund for purposes of Section 6231(a)(7) of the Code.  In the event the Fund shall be the subject of an income tax audit by any federal, state or local authority, to the extent the Fund is treated as an entity for purposes of such audit, including administrative settlement and judicial review, the tax matters partner shall be authorized to act for, and its decision shall be final and binding upon, the Fund and each Member thereof.  All expenses incurred in connection with any such audit, investigation, settlement or review shall be borne by the Fund.

Section  7.4     Valuation of Assets.

(a)        Except as may be required by the Investment Company Act, the Fund shall calculate its Net Asset Value as of the close of business on the last day of each Accounting Period.  Except as may be required by the Investment Company Act, the Managers will value or cause to have valued any Securities or other assets and liabilities of the Fund in accordance with such valuation procedures as shall be established from time to time by the Board of Managers and which conform to the requirements of the Investment Company Act.  In determining the value of the assets of the Fund, no value shall be placed on the goodwill or name of the Fund, or the office records, files, statistical data or any similar intangible assets of the Fund not normally reflected in the Fund’s accounting records, but there shall be taken into consideration any items of income earned but not received, expenses incurred but not yet paid, liabilities, fixed or contingent, and any other prepaid expenses to the extent not otherwise reflected in the books of account, and the value of options or commitments to purchase or sell Securities or commodities pursuant to agreements entered into prior to such valuation date.

(b)        The Net Asset Value of the Fund, including the valuation of the investments in Sub-Manager Funds determined pursuant to this Section 7.4, shall be conclusive and binding on all of the Members and all parties claiming through or under them.

(c)        The following guidelines shall apply for purposes of determining the Net Asset Value of the Fund:

(i)        The amount payable to a Member or former Member whose Units are repurchased pursuant to Article IV shall be treated as a liability of the Fund, until paid, from (but not prior to) the beginning of the Accounting Period on the Repurchase Date for such Units.

(ii)        The amount to be received by the Fund on account of any Capital Contributions pursuant to Article II shall be treated as an asset of the Fund from (but not before) the beginning of the Accounting Period on the effective date of such Capital Contributions.

(iii)       Distributions made pursuant to Section 5.8, other than as of the beginning of an Accounting Period, shall be treated as an advance and as an asset of the Fund, until the beginning of the Accounting Period following the date of distribution.

ARTICLE  VIII

MISCELLANEOUS PROVISIONS

Section  8.1     Amendment of Limited Liability Company Agreement.

(a)        Except as otherwise provided in this Section 8.1, this Agreement shall be amended, in whole or in part, with the approval of a majority of the Board of Managers (including the vote of a majority of the Independent Managers, if required by the Investment Company Act), and, if required by the Investment Company Act, the approval of the Members by such vote as is required by the Investment Company Act.

(b)        Any amendment to this Agreement that would:

(i)        increase the obligation of a Member to make any Capital Contribution;

(ii)       reduce the Capital Account of a Member other than in accordance with Article V hereof; or

(iii)      modify the events causing the dissolution of the Fund, may be made only if (x) the written consent of each Member adversely affected thereby is obtained prior to the effectiveness thereof or (y) such amendment does not become effective until (A) each Member has received written notice of such amendment (except an amendment contemplated in Section 8.1(c)(ii) hereof) and (B) any Member objecting to such amendment has been afforded a reasonable opportunity (pursuant to such procedures as may be prescribed by the Board of Managers) to tender all of his or her Units for repurchase by the Fund.

(c)           Without limiting the generality of the foregoing, the power of the Board of Managers to amend this Agreement at any time without the consent of the Members includes, but is not limited to, the power to:

(i)        restate this Agreement together with any amendments hereto which have been duly adopted in accordance herewith to incorporate such amendments in a single, integrated document;

(ii)       amend this Agreement (other than with respect to the matters set forth in Section 8.1(b) hereof) to change the name of the Fund in accordance with Section 2.2 hereof or to effect compliance with any applicable law or regulation or to cure any ambiguity or to correct or supplement any provision hereof which may be inconsistent with any other provision hereof; and

(iii)      amend this Agreement to make such changes as may be necessary or desirable, based on advice of legal counsel to the Fund, to assure the Fund’s continuing eligibility to be classified for U.S. federal income tax purposes as a partnership that is not a “publicly traded partnership” taxable as a corporation under Section 7704(a) of the Code.

(iv)      The Board of Managers shall give written notice of any proposed amendment to this Agreement to each Member, which notice shall set forth (i) the text of the proposed amendment or (ii) a summary thereof and a statement that the text thereof will be furnished to any Member upon request.

Section  8.2  Notices.  Notices that may or are required to be provided under this Agreement shall be made, if to a Member, by regular mail, hand delivery, registered or certified mail return receipt requested, commercial courier service, telex, telecopier or other electronic means at their addresses as set forth on the books and records of the Fund (or to such other addresses as may be designated by any party hereto by notice addressed to the Fund); or, if to the Fund, the Board of Managers, or J.H. Whitney, in writing (either by way of facsimile or registered mail) and sent as follows, or to such other address as the parties may agree from time to time:

If to J.H. Whitney:

J.H. Whitney Investment Management, LLC
Attention:
Re: Notice, JHW Pan Asia Strategies Fund, LLC
Facsimile:
Telephone:

[with a copy to:]

Attention:
Re: Notice, JHW Pan Asia Strategies Fund, LLC
Facsimile:
Telephone:

If to the Fund or to the Board of Managers:

JHW Pan Asia Strategies Fund, LLC
c/o J.H. Whitney Investment Management, LLC
711 Fifth Avenue, Suite 410
New York, NY 10022
Re: Notice, JHW Pan Asia Strategies Fund, LLC
Facsimile:	[ ]
Telephone:	[ ]

Notices to a Member shall be deemed to have been provided when delivered by hand, on the date indicated as the date of receipt on a return receipt or when received if sent by regular mail, commercial courier service, telex, telecopier or other electronic means.  Notices to the Fund, the Board of Managers, or J.H. Whitney shall be effective on the close of business on the day upon which it is actually received.  A document that is not a notice and that is required to be provided under this Agreement by any party to another party may be delivered by any reasonable means.

Section  8.3     Agreement Binding Upon Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, assigns, executors, trustees or other legal representatives, but the rights and obligations of the parties hereunder may not be Transferred or delegated except as provided in this Agreement and any attempted Transfer or delegation thereof that is not made pursuant to the terms of this Agreement shall be void.

Section  8.4     Applicability of Investment Company Act and Form N-2.  The parties hereto acknowledge that this Agreement is not intended to, and does not set forth the substantive provisions contained in the Investment Company Act and the Form N-2 which affect numerous aspects of the conduct of the Fund’s business and of the rights, privileges and obligations of the Members.  Each provision of this Agreement shall be subject to and interpreted in a manner consistent with the applicable provisions of the Investment Company Act and the Form N-2.

Section  8.5     Choice of Law; Arbitration.

(a)        Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed under the laws of the State of Delaware, including the Delaware Act, without regard to the conflict of law principles of such State.

(b)        Each Member agrees to submit all controversies arising between or among Members or one or more Members and the Fund in connection with the Fund or its businesses or concerning any transaction, dispute or the construction, performance or breach of this or any other agreement, whether entered into prior to, on or subsequent to the date hereof, to arbitration in accordance with the provisions set forth below.  Each Member understands that:

(i)        arbitration is final and binding on the parties;

(ii)       the parties are waiving their rights to seek remedies in court, including the right to jury trial;

(iii)      pre-arbitration discovery is generally more limited than and different from court proceedings;

(iv)      the arbitrator’s award is not required to include factual findings or legal reasoning and a party’s right to appeal or to seek modification of rulings by arbitrators is strictly limited; and

(v)       a panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

(c)        All controversies referred in Section 8.6 hereof shall be determined by arbitration before, and only before, an arbitration panel convened by The Financial Industry Regulatory Authority, to the fullest extent permitted by law.  The parties may also select any national securities exchange’s arbitration forum upon which a party is legally required to arbitrate the controversy, to the fullest extent permitted by law.  Such arbitration shall be governed by the rules of the organization convening the panel, to the fullest extent permitted by law.  Judgment on any award of any such arbitration may be entered in the Supreme Court of the State of New York or in any other court having jurisdiction over the party or parties against whom such award is rendered.  Each Member agrees that the determination of the arbitrators shall be binding and conclusive upon them.

(d)        No Member shall bring a putative or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against any person who has initiated in court a putative class action or who is a member of a putative class who has not opted out of the class with respect to any claims encompassed by the putative class action unless and until:  (i) the class certification is denied; (ii) the class is decertified; or (iii) the Member is excluded from the class by the court.  The forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this Agreement except to the extent stated herein.

Section  8.6     Not for Benefit of Creditors.  The provisions of this Agreement are intended only for the regulation of relations among past, present and future Members, Managers, J.H. Whitney and the Fund.  This Agreement is not intended for the benefit of non-Member creditors and no rights are granted to non-Member creditors under this Agreement.

Section  8.7     Consents.  Any and all consents, agreements or approvals provided for or permitted by this Agreement shall be in writing and a signed copy thereof shall be filed and kept with the books of the Fund.

Section  8.8     Merger and Consolidation.

(a)        The Fund may merge or consolidate with or into one or more limited liability companies formed under the Delaware Act or other business entities (as defined in Section 18-209(a) of the Delaware Act) pursuant to an agreement of merger or consolidation which has been approved in the manner contemplated by Section 18-209(b) of the Delaware Act.

(b)        Notwithstanding anything to the contrary contained elsewhere in this Agreement, an agreement of merger or consolidation approved in accordance with Section 18-209(b) of the Delaware Act may, to the extent permitted by Section 18-209(b) of the Delaware Act:  (i) effect any amendment to this Agreement, (ii) effect the adoption of a new limited liability company agreement for the Fund if it is the surviving or resulting limited liability company in the merger or consolidation, or (iii) provide that the limited liability company agreement of any other constituent limited liability company to the merger or consolidation (including a limited liability company formed for the purpose of consummating the merger or consolidation) shall be the limited liability company agreement of the surviving or resulting limited liability company.

Section  8.9     Pronouns.  All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons, firm or corporation may require in the context thereof.

Section  8.10    Confidentiality.

(a)        A Member may obtain from the Fund, for any purpose reasonably related to the Member’s Units, certain confidential information regarding the business affairs or assets of the Fund as is just and reasonable under the Delaware Act, subject to reasonable standards (including standards governing what information and documents are to be furnished, at what time and location, and at whose expense) established by the Board of Managers (the “Confidential Information”).

(b)        Each Member covenants that, except as required by applicable law or any regulatory body, it will not divulge, furnish or make accessible to any other person the name or address (whether business, residence or mailing) of any Member or any other Confidential Information without the prior written consent of the Board of Managers, which consent may be withheld in its sole discretion.

(c)        Each Member recognizes that in the event that this Section 8.10 is breached by any Member or any of its principals, partners, members, directors, officers, employees or agents or any of its Affiliates, including any of such Affiliates’ principals, partners, members, directors, officers, employees or agents, irreparable injury may result to the non-breaching Members and the Fund.  Accordingly, in addition to any and all other remedies at law or in equity to which the non-breaching Members and the Fund may be entitled, such Members and the Fund also shall have the right to obtain equitable relief, including, without limitation, injunctive relief, to prevent any disclosure of Confidential Information, plus reasonable attorneys’ fees and other litigation expenses incurred in connection therewith.

(d)        Notwithstanding anything to the contrary in this Agreement, the Fund shall have the right to keep confidential from the Members for such period of time as it deems reasonable any information which the Board of Managers reasonably believes to be in the nature of trade secrets or other information the disclosure of which the Board of Managers in good faith believes is not in the best interest of the Fund or could damage the Fund or its business or which the Fund is required by law or by agreement with a third party to keep confidential.

(e)        Notwithstanding anything in the foregoing or anything else contained in this Agreement to the contrary, except as reasonably necessary to comply with applicable securities and tax laws, each Member (and any employee, representative or other agent thereof) shall not disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the offering and ownership of Units (including the tax treatment and tax structure of any Fund transactions) and any transaction described in this Agreement and all materials of any kind (including opinions and other tax analyses) that are provided to such Member relating to such tax treatment and tax structure.  For this purpose, “tax structure” means any facts relevant to the federal income tax treatment of the offering and ownership of Units (including the tax treatment and tax structure of any Fund transactions) and any transaction described in this Agreement, and does not include information relating to the identity of the Fund or its Affiliates.  Nothing in this paragraph shall be deemed to require the Fund to disclose to any Member any information that the Fund is permitted or is required to keep confidential in accordance with this Agreement or otherwise.

Section  8.11    Certification of Non-Foreign Status.  Each Member or transferee of Units from a Member that is admitted to the Fund in accordance with this Agreement shall certify, upon admission to the Fund and at such other time thereafter as the Board of Managers may request, whether he or she is a “United States Person” within the meaning of Section 7701(a)(30) of the Code on forms to be provided by the Fund, and shall notify the Fund within 30 days of any change in such Member’s status.  Any Member who shall fail to provide such certification when requested to do so by the Board of Managers may be treated as a non-United States Person for purposes of U.S. Federal tax withholding.

Section  8.12    Severability.  If any provision of this Agreement is determined by a court of competent jurisdiction not to be enforceable in the manner set forth in this Agreement, each Member agrees that it is the intention of the Members that such provision should be enforceable to the maximum extent possible under applicable law.  If any provisions of this Agreement are held to be invalid or unenforceable, such invalidation or unenforceability shall not affect the validity or enforceability of any other provision of this Agreement (or portion thereof).

Section  8.13    Entire Agreement.  This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.  It is hereby acknowledged and agreed that, to the extent permitted by applicable law, the Fund, without the approval of any Member, may enter into written agreements with Members affecting the terms hereof or of any application in order to meet certain requirements of such Members.  The parties hereto agree that any terms contained in any such agreement with a Member shall govern with respect to such Member notwithstanding the provisions of this Agreement or of any application.

Section  8.14    Discretion.  Notwithstanding anything to the contrary in this Agreement or any agreement contemplated herein or in any provisions of law or in equity, to the fullest extent permitted by law, whenever in this Agreement a person is permitted or required to make a decision (i) in its “sole discretion” or “discretion” or under a grant of similar authority or latitude, such person shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Fund or the Members, or (ii) in its “good faith” or under another express standard, then such person shall act under such express standard and shall not be subject to any other or different standard imposed by this Agreement or any other agreement contemplated herein or by relevant provisions of law or in equity or otherwise.

Section  8.15    Counterparts.  This Agreement may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart.

Section  8.16    THE UNDERSIGNED ACKNOWLEDGES HAVING READ THIS AGREEMENT IN ITS ENTIRETY BEFORE SIGNING, INCLUDING THE ARBITRATION CLAUSES SET FORTH IN SECTION 8.6 ON PAGE 30 AND THE CONFIDENTIALITY CLAUSES SET FORTH IN SECTION 8.10 ON PAGES 31 AND 32.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

J.H. WHITNEY INVESTMENT MANAGEMENT, LLC

By:  _________________

Name:
Title:

ADDITIONAL MEMBERS:

Each person who has signed or has had signed on its behalf a Member Signature Page, which shall constitute a counterpart hereof.

MANAGERS:

The undersigned hereby acknowledges that it understands and agrees to the provisions of this Agreement pertaining to the obligations of Managers.

By:

Manager

By:

Manager

By:

Manager

By:

Manager

By:

Manager

STATEMENT OF ADDITIONAL INFORMATION

JHW Pan Asia Strategies Fund, LLC

Dated June 4, 2010

c/o J.H. Whitney Investment Management, LLC
711 Fifth Avenue
Suite 410
New York, NY 10022

Limited Liability Company Units

888-369-1860

This Statement of Additional Information (“SAI”) is not an offering memorandum.  This SAI relates to and should be read in conjunction with the confidential private placement memorandum (the “Memorandum”) of JHW Pan Asia Strategies Fund, LLC (the “Fund”) dated June 4, 2010, as it may be further amended or supplemented from time to time.  A copy of the Memorandum may be obtained without charge by contacting the Fund at the telephone number or address set forth above.

This SAI is not an offer to sell units of limited liability company interests (“Units”) of the Fund and is not soliciting an offer to buy the Units in any state where the offer or sale is not permitted.

Capitalized terms not otherwise defined herein have the same meaning set forth in the Memorandum.

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Page

INVESTMENT POLICIES AND PRACTICES	1
FUNDAMENTAL POLICIES	2
ADDITIONAL INFORMATION ON INVESTMENT TECHNIQUES OF THE MASTER FUND AND THE SUB-MANAGER FUNDS AND RELATED RISKS	3
BOARDS OF MANAGERS AND OFFICERS	22
CODES OF ETHICS	29
INVESTMENT MANAGEMENT AND OTHER SERVICES	29
BROKERAGE	34
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND LEGAL COUNSEL	36
CUSTODIAN	36
ANTI-MONEY LAUNDERING CONSIDERATIONS	36
PROXY VOTING POLICIES AND PROCEDURES	36
APPENDIX A - PROXY VOTING POLICY	A-1

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INVESTMENT POLICIES AND PRACTICES

The investment objective of the Fund and JHW Pan Asia Strategies Master Fund, LLC (the “Master Fund”), in which the Fund will invest all or substantially all of its assets, as well as the principal investment strategies of the Master Fund and the principal risks associated with such investment strategies, are set forth in the Memorandum.  Certain additional information regarding the investment program of the Fund and the Master Fund is set forth below.  The Fund has adopted a non-fundamental investment policy relating to the geographic area in which it may invest. The Fund will, under normal market circumstances, invest at least 80% of its total assets in Sub-Manager Funds and/or Portfolio Accounts that are tied economically to Asia.  To determine whether a Sub-Manager Fund or Portfolio Account is “tied economically” to Asia, the Investment Manager will consider whether the Sub-Manager Fund’s or Portfolio Account’s primary investment objective is focused on Asia; whether the base of its research is located in Asia; or whether operations are closely linked to investment activities in Asia.  The Fund will notify Members at least 60 days prior to any change in this investment policy.

FUNDAMENTAL POLICIES

The Fund’s fundamental policies, which may only be changed by the affirmative vote of a majority of the outstanding voting securities of the Fund (the “Units”), are listed below.  As defined by the Investment Company Act of 1940, as amended (the “Investment Company Act”), the vote of a “majority of the outstanding voting securities of the Fund” means the vote, at an annual or special meeting of the Members of the Fund, duly called, (i) of 67% or more of the units of limited liability company interests of the Fund (the “Units”) present at such meeting, if the holders of more than 50% of the outstanding Units are present in person or represented by proxy; or (ii) of more than 50% of the outstanding Units, whichever is less.  The Master Fund has adopted substantially similar fundamental policies to those of the Fund, which may only be changed, by the affirmative vote of a majority of the outstanding voting securities of the Master Fund, which are its limited liability company interests (the “Master Fund Interests”).  No other policy is a fundamental policy of the Fund or the Master Fund, except as expressly stated.  Within the limits of the fundamental policies of the Fund and the Master Fund, the management of the Fund and the Master Fund has reserved freedom of action.  The Fund may not:

(1)	Issue any senior security, except to the extent permitted by Section 18 of the Investment Company Act, as interpreted, modified, or otherwise permitted by the Securities and Exchange Commission

1

(the “SEC”) or any other applicable authority, which may be in the form of exemptive relief.

(2)
Borrow money, except to the extent permitted by Section 18 of the Investment Company Act, as interpreted, modified, or otherwise permitted by the SEC or any other applicable authority.  This investment restriction does not apply to borrowings from affiliated investment companies or other affiliated persons of the Fund to the extent permitted by the Investment Company Act, the SEC or any other applicable authority, which may be in the form of exemptive relief.

(3)
Underwrite securities of other issuers, except insofar as the Fund may be deemed to be an underwriter under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the disposition of its portfolio securities.

(4)
Make loans, except through purchasing fixed-income securities, lending portfolio securities, or entering into repurchase agreements in a manner consistent with the investment policies of the Fund, or as otherwise permitted under the Investment Company Act.  This investment restriction does not apply to loans to affiliated investment companies or other affiliated persons of the Fund to the extent permitted by the Investment Company Act, the SEC or any other applicable authority.  Such permission may be in the form of exemptive relief.

(5)
Purchase, hold or deal in real estate, except that the Fund may invest in securities that are secured by real estate, including, without limitation, mortgage-related securities, or that are issued by companies that invest or deal in real estate or real estate investment trusts, and may hold and dispose of real estate acquired by the Fund as a result of the ownership of securities or other permitted investments.

(6)
Invest in commodities and commodity contracts, except that the Fund (i) may purchase and sell non-U.S. currencies, options, swaps, futures and forward contracts, including those related to indexes, options and options on indexes, as well as other financial instruments and contracts that are commodities or commodity contracts, (ii) may also purchase or sell commodities if acquired as a result of ownership of securities or other instruments, (iii) may invest in commodity pools and other entities that purchase and sell commodities and commodity contracts, and (iv) except as permitted

2

by the Investment Company Act, which may be in the form of exemptive relief.

(7)
Invest 25% or more of the value of its total assets in the securities of issuers engaged in any single industry, except that U.S. government securities and repurchase agreements collateralized by U.S. government securities may be purchased without limitation.  This investment restriction does not apply to investments by the Fund in securities of privately placed investment vehicles (“Sub-Manager Funds”) or the Fund’s investment in the Master Fund (or in another comparable investment pool).  The Fund may invest in Sub-Manager Funds that may concentrate their assets in one or more industries.

With respect to these investment restrictions and other policies described in this SAI or the Memorandum (except the Fund’s policies on borrowings and senior securities set forth above), if a percentage restriction is adhered to at the time of an investment or transaction, a later change in percentage resulting from a change in the values of investments or the value of the Fund’s total assets, unless otherwise stated, will not constitute a violation of such restriction or policy.  The Fund’s and the Master Fund’s investment policies and restrictions do not apply to the activities and the transactions of the Sub-Manager Funds, but the Master Fund’s investment policies and restrictions will apply to investments made by a Portfolio Account Manager on behalf of the Master Fund.

The investment objective of the Fund is not fundamental and may be changed by the Board of Managers of the Fund (the “Board”) without the vote of a majority (as defined by the Investment Company Act) of the Fund’s outstanding Units.  Similarly, the investment objective of the Master Fund is not fundamental and may be changed by the Board of Managers of the Master Fund (the “Master Fund Board”) without the vote of a majority of the Master Fund’s outstanding Master Fund Units.

ADDITIONAL INFORMATION ON INVESTMENT TECHNIQUES OF THE MASTER FUND AND THE SUB-MANAGER FUNDS AND RELATED RISKS

As discussed in the Memorandum, the Fund intends to pursue its investment objective by investing all or substantially all of its assets in the Master Fund, which in turn intends to invest its assets in Sub-Manager Funds and Portfolio Accounts.  This section provides additional information about types of investments and investment techniques of Sub-Manager Funds in which the Master Fund invests, as well as certain investment activities of the Master Fund.  Some or all of the Sub-Manager Funds may make the investments described in this section.  As there is no limit on the types of investments the Sub-Manager Funds may make, however, this cannot be a comprehensive description.  Any decision to invest in the Fund should take into account the possibility that the Sub-Manager Funds may make virtually any kind of investment,

3

and that such investments will be subject to related risks, which can be substantial.  For purposes of this discussion, references to the activities of the Sub-Manager Funds should generally be interpreted to include the activities of Portfolio Account Managers.

Equity Securities

A Sub-Manager Fund’s portfolio may include long and short positions in common stocks, preferred stocks, and convertible securities of U.S. and foreign issuers.  A Sub-Manager Fund also may invest in depositary receipts relating to foreign securities.  Some of the specific risks related to investments in foreign securities, depositary receipts relating to foreign securities, or foreign currency transactions are described below in this section under “—Foreign Investments” and —“Foreign Currency Transactions.”  Equity securities fluctuate in value, often based on factors unrelated to the value of the issuer of the securities.

Common Stock

Common stock or other common equity issued by a corporation or other entity generally entitles the holder to a pro rata share of the profits, if any, of the entity without preference over any other shareholder or claims of shareholders, after making required payments to holders of the entity’s preferred stock and other senior equity.  Common stock usually carries with it the right to vote and frequently an exclusive right to do so.

Preferred Stock

Preferred stock or other preferred equity generally has a preference as to dividends and, in the event of liquidation, to an issuer’s assets, over the issuer’s common stock or other common equity, but it ranks junior to debt securities in an issuer’s capital structure.  Preferred stock generally pays dividends in cash or additional shares of preferred stock at a defined rate but, unlike interest payments on debt securities, preferred stock dividends are generally payable only if declared by the issuer’s board of directors.  Dividends on preferred stock may be cumulative, meaning that, in the event the issuer fails to make one or more dividend payments on the preferred stock, no dividends may be paid on the issuer’s common stock until all unpaid preferred stock dividends have been paid.  Preferred stock may also be subject to optional or mandatory redemption provisions.

Convertible Securities

Convertible securities are bonds, debentures, notes, preferred stock, or other securities that may be converted into or exchanged for a specified amount of common equity of the same or different issuer within a specified period of time at a specified price or based on a specified formula.  In many cases, a convertible security entitles the holder to receive interest or a dividend that is generally paid or accrued until the convertible security matures or is redeemed, converted, or exchanged.  Convertible securities have

4

unique investment characteristics in that they generally: (i) have higher yields (i.e., rates of interest or dividends) than common stocks, but lower yields than comparable non-convertible securities; (ii) are less subject to fluctuation in value than the underlying common stock into which they are convertible due to their fixed-income characteristics; and (iii) provide the potential for capital appreciation if the market price of the underlying common stock increases.

The value of a convertible security is primarily a function of its “investment value” (determined by its yield in comparison with the yields of other securities of comparable maturity and quality that do not have a conversion privilege) and its “conversion value” (determined by reference to the security’s anticipated worth, at market value, if converted into the underlying common stock).  The investment value of a convertible security is influenced by changes in interest rates, with investment value typically declining as interest rates increase and increasing as interest rates decline.  The credit standing of the issuer and other factors may also increase or decrease the convertible security’s value.  If the conversion value is low relative to the investment value, the price of the convertible security is governed principally by its investment value.  Generally, the conversion value decreases as the convertible security approaches maturity.  To the extent the market price of the underlying common stock approaches or exceeds the conversion price, the price of the convertible security will be increasingly influenced by its conversion value.  A convertible security generally will sell at a premium over its conversion value by the extent to which investors place value on the right to acquire the underlying common stock while holding a fixed-income security.

A convertible security may in some cases be subject to redemption at the option of the issuer at a price established in the convertible security’s governing instrument.  If a convertible security held by a Sub-Manager Fund is called for redemption, the Sub-Manager Fund will generally have a choice of tendering the security for redemption, converting it into common stock prior to redemption, or selling it to a third party.  Any of these actions could have a material adverse effect on a Sub-Manager Fund, which, in turn, could result in losses to the Master Fund and the Fund.

Foreign Investments

The Master Fund will primarily invest in Sub-Manager Funds that invest in securities of companies located in the Asia-Pacific region. Investments outside of the United States or denominated in foreign currencies require consideration of certain risks typically not associated with investing in U.S. securities or property.  Such risks include, among other things, trade balances and imbalances and related economic policies, unfavorable currency exchange rate fluctuations, imposition of exchange control regulation by the United States or foreign governments, United States and foreign withholding taxes, limitations on the removal of funds or other assets, policies of governments with respect to possible nationalization of their industries, political difficulties, including expropriation of assets, confiscatory taxation and economic or

5

political instability in foreign nations. There may be less publicly available information about certain foreign companies than would be the case for comparable companies in the United States and certain foreign companies may not be subject to accounting, auditing and financial reporting standards and requirements comparable to or as uniform as those of United States companies.  Securities markets outside the United States, while growing in volume, have for the most part substantially less volume than U.S. markets, and many securities traded on these foreign markets are less liquid and their prices more volatile than securities of comparable U.S. companies.  Transaction costs of investing outside the United States are generally higher than in the United States.  Higher costs result because of the cost of converting a foreign currency to U.S. dollars, the payment of fixed brokerage commissions on some foreign exchanges, the imposition of transfer taxes or transaction charges by non-U.S. exchanges and confiscatory taxation.  In addition, settlement of trades in some non-U.S. markets is slower, less systematic and more subject to failure than in U.S. markets. There is generally less government supervision and regulation of exchanges, brokers and issuers than there is in the United States and there is greater difficulty in taking appropriate legal action in non-U.S. courts.

Fixed-Income Securities

A Sub-Manager Fund may invest in fixed-income securities.  Investment in these securities may offer opportunities for income and capital appreciation, and may also be used for temporary defensive purposes and to maintain liquidity.

Fixed-income securities are obligations of the issuer to make payments of principal and/or interest on future dates, and include, among other securities: bonds, notes, and debentures issued by corporations; debt securities issued or guaranteed by the U.S. government or one of its agencies or instrumentalities or by a foreign government; municipal securities; and mortgage-backed and asset-backed securities. These securities may pay fixed, variable, or floating rates of interest, and may include zero coupon obligations.  Fixed-income securities are subject to the risk of the issuer’s inability to meet principal and interest payments on its obligations (i.e., credit risk) and are subject to price volatility due to such factors as interest rate sensitivity, market perception of the creditworthiness of the issuer, and general market liquidity (i.e., market risk).

A Sub-Manager Fund may invest in both investment grade and non-investment grade debt securities.  Investment grade debt securities are securities that have received a rating from at least one nationally recognized statistical rating organization in one of the four highest rating categories or, if not rated by such a rating organization, have been determined to be of comparable quality.  Non-investment grade debt securities (commonly known as “junk bonds”) are securities that have received a rating of below investment grade or have been given no rating, and are considered by one or more rating organizations to be of questionable credit strength.  Non-investment grade debt securities in the lowest rating categories may involve a substantial risk of default or may be in default.  Non-investment grade debt securities generally offer higher yields than are

6

available from investment grade debt securities, but involve greater risk.  The returns of debt securities may also be subject to: (i) adverse changes in general economic conditions; (ii) changes in the financial condition of their issuers; (iii) changes in interest rates; and (iv) changes in market liquidity.  During periods of economic downturns or rising interest rates, issuers of securities rated below investment grade or comparable unrated securities are more likely to experience financial stress that could adversely affect their ability to make payments of principal and interest and increase the possibility of default.  In addition, the market for lower grade debt securities may be thinner and less active than for higher grade debt securities.  Non-investment grade debt securities have historically experienced greater default rates than investment grade securities.

Bank Loans and Participations

A Sub-Manager Fund may invest, directly or indirectly, in bank loans or participations in bank loans (collectively, “bank loans”), either of which may become non-performing for a variety of reasons. Such non-performing bank loans may require substantial workout negotiations or restructuring in the event of a default or bankruptcy, which may entail, among other things, a substantial reduction in the interest rate and a substantial write-down of the principal of the bank loan. In addition, bank loans are generally subject to liquidity risks since bank loans are traded in an “over-the-counter” market.

Bank loans, like most other debt obligations, are subject to the risk of default. While all investments involve some amount of risk, bank loans generally involve less risk than equity instruments of the same issuer because the payment of principal of and interest on debt instruments is a contractual obligation of the issuer that, in most instances, takes precedence over the payment of dividends, or the return of capital, to the issuer’s shareholders. However, in the event of the bankruptcy, receivership, or other insolvency proceeding of a borrower, a Sub-Manager Fund could experience delays or limitations with respect to its ability to collect the principal of and interest on the bank loan and with respect to its ability to realize the benefits of the collateral securing the bank loan, if any.

Although a Sub-Manager Fund may invest in bank loans that will be fully collateralized with assets with a market value that, at the time of acquisition, equals or exceeds the principal amount of the bank loan, the value of the collateral may decline below the principal amount of the bank loan subsequent to the Sub-Manager Fund’s investment in such bank loan. In addition, to the extent that collateral consists of stock of the borrower or its subsidiaries or affiliates, the Sub-Manager Fund will be subject to the risk that this stock may decline in value, may be relatively illiquid, or may lose all or substantially all of its value, causing the bank loan to be undercollateralized. Bank loans are also subject to the risk of default of scheduled interest or principal payments. In the event of a failure to pay scheduled interest or principal payments on bank loans held by a Sub-Manager Fund, the Sub-Manager Fund could experience a reduction in its income,

7

and would experience a decline in the market value of the particular bank loan so affected, and may experience a decline in its net asset value or the amount of its distributions, which may materially adversely affect the performance of the Master Fund and the Fund.  A Sub-Manager Fund may also invest in bank loans which are subordinate to senior debt of a borrower or which are secured with the same assets as more senior debt, which will increase the risk of loss to the Sub-Manager Fund.

The risk of default will increase in the event of an economic downturn or a substantial increase in interest rates.  To the extent that a Sub-Manager Fund holds an investment in a bank loan acquired from another lender, the Sub-Manager Fund may be subject to certain credit risks with respect to that lender. Further, there is no assurance that the liquidation of the collateral (if any) underlying a bank loan would satisfy the issuer’s obligation to the Sub-Manager Fund in the event of non-payment of scheduled interest or principal, or that collateral could be readily liquidated. The risk of non-payment of interest and principal also applies to other debt instruments in which the Sub-Manager Fund may invest. There is no assurance that the sale of collateral would raise enough cash to satisfy the borrower’s payment obligation or that the collateral can or will be liquidated. Some or all of the bank loans held by a Sub-Manager Fund may not be secured by any collateral, and such bank loans entail greater risk than secured bank loans.

Private Investments

Some of the investments made by Sub-Manager Funds may be investments in the securities of private companies, including, without limitation, investments in pre-IPO companies.  Investing in privately held companies involves risk. For example, privately held companies are not subject to SEC reporting requirements, are not required to maintain their accounting records in accordance with generally accepted accounting principles, and are not required to maintain effective internal controls over financial reporting. As a result, a Sub-Manager may not have timely or accurate information about the business, financial condition and results of operations of the privately held companies in which the Sub-Manager Fund invests. In addition, the securities of privately held companies are generally illiquid.

Hedging Techniques

The Master Fund and Sub-Manager Funds may or may not employ hedging techniques.  These techniques could involve a variety of derivative transactions, including futures contracts, exchange-listed and over-the-counter put and call options on securities, financial indexes, forward foreign currency contracts, and various interest rate transactions.  Certain of these techniques are described more fully under “—Foreign Currency Transactions” and “—Derivative Instruments” below.  Hedging techniques involve risks different from risks associated with the securities or other investments which underlie hedging instruments.  In particular, the variable degree of correlation between price movements of hedging instruments and price movements in the position

8

being hedged creates the possibility that losses on the hedge may be greater than gains in the value of the Sub-Manager Fund’s positions.  In addition, certain hedging instruments and markets may not be liquid in all circumstances.  As a result, in volatile markets, transactions in certain of these instruments may not be able to be closed out without incurring losses substantially greater than the initial deposit.  Although the contemplated use of these instruments should tend to minimize the risk of loss due to a decline in the value of the hedged position, at the same time they tend to limit any potential gain which might result from an increase in the value of such position.  The ability of the Master Fund or a Sub-Manager Fund to hedge successfully will depend on the ability of the Investment Manager or Sub-Manager, as applicable, to predict pertinent market movements, which cannot be assured.  The Investment Manager and Sub-Managers are not required to hedge and there can be no assurance that hedging transactions will be available or, even if undertaken, will be effective.

Foreign Currency Transactions

A forward foreign currency exchange contract is an agreement to purchase or sell a specific currency at a future date and at a price set at the time the contract is entered into.  A Sub-Manager Fund may engage in such transactions for hedging and non-hedging purposes.  In order to hedge its exposure to fluctuation of a particular currency, a Sub-Manager Fund might enter into forward currency contracts to fix the U.S. dollar value of a security it has agreed to buy or sell for the period between the date the trade was entered into and the date the security is to be delivered and paid for, or to hedge the U.S. dollar value of securities it owns.  A Sub-Manager Fund may enter into a forward currency contract to sell or buy a specified amount of a foreign currency, including for purposes of attempting to protect the value of its existing holdings of foreign securities.  The forward currency contract would approximate the value of some or all of the Sub-Manager Fund’s portfolio securities denominated in such foreign currency.  The precise matching of the forward currency contract amounts and the value of securities involved will not generally be possible since the future value of such securities in foreign currencies will change as a consequence of market involvement in the value of those securities between the date the forward currency contract is entered into and the date it matures.  The projection of short-term currency market movement is extremely difficult, and the successful execution of a short-term hedging strategy is highly uncertain.  At the maturity of a forward currency contract, a Sub-Manager Fund may either sell the portfolio security and make delivery of the foreign currency, or it may retain the security and terminate its contractual obligation to deliver the foreign currency by purchasing an “offsetting” contract obligating it to purchase, on the same maturity date, the same amount of the foreign currency.

Because it is impossible to forecast with absolute precision the market value of securities at the expiration of the forward currency contract, it may be necessary for a Sub-Manager Fund to purchase additional foreign currency on the spot market (and bear

9

the expense of such purchase) if the market value of the security is less than the amount of foreign currency the Sub-Manager Fund is obligated to deliver and if a decision is made to sell the security and make delivery of the foreign currency.  Conversely, it may be necessary to sell on the spot market some of the foreign currency received upon the sale of the portfolio security if its market value exceeds the amount of foreign currency the Sub-Manager Fund is obligated to deliver.  If a Sub-Manager Fund retains the portfolio security and engages in offsetting transactions, the Sub-Manager Fund will incur a gain or a loss (as described below) to the extent that there has been movement in forward contract prices.  If the Sub-Manager Fund engages in an offsetting transaction, it may subsequently enter into a new forward contract to sell the foreign currency.  Should forward prices decline during the period between the date the Sub-Manager Fund enters into a forward currency contract for the sale of a foreign currency and the date it enters into an offsetting contract for the purchase of the foreign currency, the Sub-Manager Fund will realize a gain to the extent the price of the currency it has agreed to sell exceeds the price of the currency it has agreed to purchase.  Should forward prices increase, the Sub-Manager Fund will suffer a loss to the extent the price of the currency it has agreed to purchase exceeds the price of the currency it has agreed to sell.  This method of hedging against a decline in the value of a currency does not eliminate fluctuations in the underlying prices of the securities, but rather establishes a rate of exchange at a future date.  Additionally, although such contracts tend to minimize the risk of loss due to a decline in the value of a hedged currency, they may also limit any potential gain that might result from an increase in the value of that currency.  The cost of currency conversion may materially adversely affect a Sub-Manager Fund’s returns.  Although foreign exchange dealers do not charge a fee for conversion, they do realize a profit based on the difference or “spread” between the prices at which they are buying and selling various currencies.  Thus, a dealer may offer to sell a foreign currency to the Sub-Manager Fund at one rate, while offering a lesser rate of exchange should the Sub-Manager Fund desire to resell that currency to the dealer.

Forward contracts are subject to the risk that the counterparty to such contract will default on its obligations.  Since a forward foreign currency exchange contract is not guaranteed by an exchange or clearinghouse, a default on the contract would deprive the Sub-Manager Fund of unrealized profits, transaction costs or the benefits of a currency hedge or force the Sub-Manager Fund to cover its purchase or sale commitments, if any, at the current market price.

Short Selling

A Sub-Manager Fund may attempt to hedge its exposure to a possible market decline in the value of its portfolio securities through short sales of securities that the Sub-Manager believes possess volatility characteristics similar to those being hedged.  In addition, a Sub-Manager Fund may use short sales for non-hedging purposes to pursue its investment objective.  For example, a Sub-Manager Fund may “short” a security if, in the

10

Sub-Manager’s view, the security is over-valued.  Certain Sub-Manager Funds may make short selling a significant part of their investment strategy.

To effect a short sale, a Sub-Manager Fund would borrow a security from a brokerage firm or other counterparty to make delivery to a buyer.  The Sub-Manager Fund is then obligated to replace the borrowed security by purchasing it at the market price at the time of replacement.  The price at such time may be more or less than the price at which the security was sold by the Sub-Manager Fund, which would result in a loss or gain, respectively.  Short selling is speculative and, in certain circumstances, can substantially increase the impact of adverse price movements on the Sub-Manager Fund’s portfolio, which, in turn, could result in losses to the Master Fund and the Fund.  Significantly, a short sale of a security involves the risk of an unlimited increase in the market price of the security that could result in an inability to cover the short position, and thus, a theoretically unlimited loss.  There can be no assurance that securities necessary to cover a short position will be available for purchase.

A Sub-Manager Fund may also make short sales “against-the-box” which involves selling short securities that it owns or has the right to obtain.  The Sub-Manager Fund will incur certain transaction costs, including interest expenses, in connection with short selling against-the-box.  If a Sub-Manager Fund effects a short sale of securities “against-the-box” at a time when it has an unrealized gain on the securities, it may be required to recognize that gain as if it had actually sold the securities (referred to as a “constructive sale”) on the date it effects the short sale.  Uncertainty regarding the tax consequences of effecting short sales may limit the extent to which a Sub-Manager Fund may effect short sales.

Derivative Instruments

A Sub-Manager Fund may use financial instruments known as derivatives.  A derivative is generally defined as an instrument whose value is derived from, or based upon, some underlying index, reference rate (such as interest rates or currency exchange rates), security, commodity, or other asset.  Following are descriptions of certain derivatives that the Sub-Manager Funds may use.  Certain risks associated with derivatives are described under “INVESTMENT RELATED RISKS—Risks Associated with Derivative Instruments Generally” in the Memorandum.

Options and Futures

A Sub-Manager Fund may utilize options contracts, futures contracts, and options on futures contracts.  It also may use so-called “synthetic” options or other derivative instruments written by broker-dealers or other financial intermediaries.  Options transactions may be effected on securities exchanges or in the over-the-counter market.  When options are purchased over-the-counter, the Sub-Manager Fund’s portfolio bears the risk that the counterparty that wrote the option will be unable or unwilling to perform

11

its obligations under the option contract.  Such options may also be illiquid and, in such cases, a Sub-Manager Fund may have difficulty closing out its position.  Over-the-counter options purchased and sold by the Sub-Manager Fund also may include options on baskets of specific securities.

A Sub-Manager Fund may purchase call and put options on specific securities or currencies, and may write and sell covered or uncovered call and put options for hedging purposes and non-hedging purposes to pursue its investment objective.  A put option gives the purchaser of the option the right to sell, and obligates the writer to buy, the underlying security at a stated exercise price at any time prior to the expiration of the option.  A call option gives the purchaser of the option the right to buy, and obligates the writer to sell, the underlying security at a stated exercise price at any time prior to the expiration of the option.

A covered call option is a call option with respect to which a Sub-Manager Fund owns the underlying security.  The sale of such an option exposes the Sub-Manager Fund, during the term of the option, to possible loss of opportunity to realize appreciation in the market price of the underlying security and to the possibility that it might hold the underlying security in order to protect against depreciation in the market price of the security during a period when it might have otherwise sold the security.  The seller of a covered call option assumes the risk of a decline in the market price of the underlying security below the purchase price of the underlying security less the premium received, and gives up the opportunity for gain on the underlying security above the exercise price of the option.  The seller of an uncovered call option assumes the risk of a theoretically unlimited increase in the market price of the underlying security above the exercise price of the option.

A covered put option is a put option with respect to which the seller has a short position in the underlying security.  The seller of a covered put option assumes the risk of an increase in the market price of the underlying security above the sales price (in establishing the short position) of the underlying security plus the premium received, and gives up the opportunity for gain on the underlying security below the exercise price of the option.  If the seller of the put option owns a put option covering an equivalent number of shares with an exercise price equal to or greater than the exercise price of the put written, the position is “fully hedged” if the option owned expires at the same time or later than the option written.  The seller of an uncovered put option assumes the risk of a decline in the market price of the underlying security below the exercise price of the option.  The seller of a put option may also be required to place cash or liquid securities in a segregated account to ensure compliance with its obligation to purchase the underlying security.  The sale of such an option exposes the Sub-Manager Fund during the term of the option to a decline in price of the underlying security while depriving the Sub-Manager Fund of the opportunity to invest the segregated assets.

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A Sub-Manager Fund may close out a position when writing options by purchasing an option on the same security with the same exercise price and expiration date as the option that it has previously written on the security.  The Sub-Manager Fund will realize a profit or loss if the amount paid to purchase an option is less or more, as the case may be, than the amount received from the sale thereof.  To close out a position as a purchaser of an option, the Sub-Manager Fund would generally make a similar “closing sale transaction,” which involves liquidating its position by selling the option previously purchased.  However, if deemed advantageous by the Sub-Manager, the Sub-Manager Fund would be entitled to exercise the option.

A Sub-Manager Fund may enter into stock futures contracts, interest rate futures contracts, and currency futures contracts in U.S. domestic markets or on exchanges located outside the United States.  Foreign markets may offer advantages such as trading opportunities or arbitrage possibilities not available in the United States.  Foreign markets, however, may have greater risk potential than domestic markets.  For example, some foreign exchanges are principal markets so that no common clearing facility exists and an investor may look only to the broker for performance of the contract.  Transactions on foreign exchanges may include both commodities which are traded on domestic exchanges and those which are not.  Unlike trading on domestic commodity exchanges, trading on foreign commodity exchanges is not regulated by the U.S. Commodity Futures Trading Commission (the “CFTC”).  Therefore, the CFTC does not have the power to compel enforcement of the rules of the foreign exchange or the laws of the foreign country.  Moreover, such laws or regulations will vary depending on the foreign country in which the transaction occurs.  For these reasons, the Sub-Manager Funds may not be afforded certain of the protections which apply to domestic transactions, including the right to use domestic alternative dispute resolution procedures.  In particular, funds received from customers to margin foreign futures transactions may not be provided the same protections as funds received to margin futures transaction on domestic exchanges.  In addition, the price of any foreign futures or option contract and, therefore, the potential profit and loss resulting therefrom, may be affected by any fluctuation in the foreign exchange rate between the time the order is placed and the foreign futures contract is liquidated or the foreign option contract is liquidated or exercised.

In addition to futures contracts traded on U.S. domestic markets or exchanges that are regulated by the CFTC or on foreign exchanges, Sub-Manager Funds may also trade certain futures either over-the-counter or on trading facilities such as derivatives transaction execution facilities, exempt boards of trade or electronic trading facilities that are licensed and/or regulated to varying degrees by the CFTC.  In addition, certain single stock futures and narrow based security index futures may be traded over-the-counter or on trading facilities such as contract markets, derivatives transaction execution facilities and electronic trading facilities that are licensed and/or regulated to varying degrees by both the CFTC and the SEC or on foreign exchanges.

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Trading in futures involves risk of loss to the Sub-Manager Fund that could materially adversely affect the value of the net assets of the Master Fund and the Fund.  No assurance can be given that a liquid market will exist for any particular futures contract at any particular time.  Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day by regulations referred to as “daily price fluctuation limits” or “daily limits.”  Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day.  Futures contract prices could move to the limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and potentially subjecting the Sub-Manager Fund to substantial losses, which may result in losses to the Master Fund and the Fund.  In addition, the CFTC and various exchanges impose speculative position limits on the number of positions that each Sub-Manager Fund may indirectly hold or control in certain particular futures or options contracts.  Many of the major U.S. exchanges have eliminated speculative position limits and have substituted position accountability rules that would permit the Sub-Managers to trade without restriction as long as the Sub-Managers can demonstrate the positions acquired were not acquired for the purpose of manipulating the market.

Successful use of futures by a Sub-Manager depends on its ability to predict correctly movements in the direction of the relevant market, and, to the extent the transaction is entered into for hedging purposes, to ascertain the appropriate correlation between the transaction being hedged and the price movements of the futures contract.

The prices of commodities contracts and all derivative instruments, including futures and options prices, are highly volatile.  Price movements of forward contracts, futures contracts, and other derivative contracts in which a Sub-Manager Fund may invest are influenced by, among other things: interest rates; changing supply and demand relationships; trade, fiscal, monetary, and exchange control programs and policies of governments; and national and international political and economic events and policies.  In addition, governments from time to time intervene, directly and by regulation, in certain markets, particularly those currencies and interest rate related futures and options.  Such intervention often is intended directly to influence prices and may, together with other factors, cause all of such markets to move rapidly in the same direction because of, among other things, interest rate fluctuations.  Sub-Manager Funds are also subject to the risk of the failure of any of the exchanges on which their positions trade or of their clearinghouses.

A stock index future obligates a Sub-Manager Fund to pay, or entitles it to receive, an amount of cash equal to a fixed dollar amount specified in the futures contract multiplied by the difference between the settlement price of the contract on the contract’s last trading day and the value of the index based on the stock prices of the securities that comprise it at the opening of trading in such securities on the next business day.  An

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interest rate future obligates a Sub-Manager Fund to purchase or sell an amount of a specific debt security at a future date at a specific price.  A currency future obligates a Sub-Manager Fund to purchase or sell an amount of a specific currency at a future date at a specific price.

Call and Put Options on Securities Indexes

A Sub-Manager Fund may purchase and sell call and put options on stock indexes listed on national securities exchanges or traded in the over-the-counter market for hedging purposes and non-hedging purposes to pursue its investment objectives.  A stock index fluctuates with changes in the market values of the stocks included in the index.  Accordingly, successful use by a Sub-Manager Fund of options on stock indexes will be subject to its Sub-Manager’s ability to predict correctly movements in the direction of the stock market generally or of a particular industry or market segment.  This requires different skills and techniques than predicting changes in the price of individual stocks.

Yield Curve Options

A Sub-Manager Fund may enter into options on the yield “spread” or differential between two securities.  Such transactions are referred to as “yield curve” options. In contrast to other types of options, a yield curve option is based on the difference between the yields of designated securities, rather than the prices of the individual securities, and is settled through cash payments.  Accordingly, a yield curve option is profitable to the holder if this differential widens (in the case of a call) or narrows (in the case of a put), regardless of whether the yields of the underlying securities increase or decrease.  The trading of yield curve options is subject to all of the risks associated with the trading of other types of options.  In addition, such options present a risk of loss even if the yield of one of the underlying securities remains constant, or if the spread moves in a direction or to an extent which was not anticipated.

Rights and Warrants

A Sub-Manager Fund may invest in rights and warrants believed by the Sub-Manager to provide capital appreciation opportunities.  Rights (sometimes referred to as “subscription rights”) and warrants may be purchased separately or may be received as part of a distribution in respect of, or may be attached to, other securities which a Sub-Manager Fund has purchased.  Rights and warrants are securities that give the holder the right, but not the obligation, to purchase equity securities of the company issuing the rights or warrants, or a related company, at a fixed price either on a date certain or during a set period.  Typically, rights have a relatively short term (e.g., two to four weeks), whereas warrants can have much longer terms.  At the time of issue, the cost of a right or warrant is substantially less than the cost of the underlying security itself.

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Particularly in the case of warrants, price movements in the underlying security are generally magnified in the price movements of the warrant.  This effect would enable a Sub-Manager Fund to gain exposure to the underlying security with a relatively low capital investment but increases the Sub-Manager Fund’s risk in the event of a decline in the value of the underlying security and can result in a complete loss of the amount invested in the warrant.  In addition, the price of a warrant tends to be more volatile than, and may not correlate exactly to, the price of the underlying security.  If the market price of the underlying security is below the exercise price of the warrant on its expiration date, the warrant will generally expire without value.  The equity security underlying a warrant is authorized at the time the warrant is issued or is issued together with the warrant, which may result in losses to the Master Fund and the Fund.  Investing in warrants can provide a greater potential for profit or loss than an equivalent investment in the underlying security, and, thus, can be a speculative investment.  The value of a warrant may decline because of a decline in the value of the underlying security, the passage of time, changes in interest rates or in the dividend or other policies of the company whose equity underlies the warrant or a change in the perception as to the future price of the underlying security, or any combination thereof.  Warrants and rights do not carry with them the right to dividends or voting rights with respect to the securities that they entitle the holder to purchase, and they do not represent any rights in the assets of the issuer.

Swaps

A Sub-Manager Fund may enter into equity, interest rate, index, currency rate, and total return swap agreements.  These transactions are entered into in an attempt to obtain a particular return when it is considered desirable to do so, possibly at a lower cost than if a Sub-Manager Fund had invested directly in the asset that yielded the desired return.  Swap agreements are two-party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than a year.  In a standard swap transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments, which may be adjusted for an interest factor.  The gross returns to be exchanged or “swapped” between the parties are generally calculated with respect to a “notional amount” (i.e., the return on or increase in value of a particular dollar amount invested at a particular interest rate, in a particular foreign currency, or in a “basket” of securities representing a particular index).

Interest Rate, Mortgage and Credit Swaps

A Sub-Manager Fund may enter into interest rate swaps.  Forms of swap agreements include interest rate caps, under which, in return for a premium, one party agrees to make payments to the other to the extent interest rates exceed a specified rate or “cap”; interest rate floors, under which, in return for a premium, one party agrees to make payments to the other to the extent interest rates fall below a specified level or “floor”; and interest rate collars, under which a party sells a cap and purchases a floor or vice versa in an attempt to protect itself against interest rate movements exceeding given

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minimum or maximum levels.  Mortgage swaps are similar to interest rate swaps in that they represent commitments to pay and receive interest.  The notional principal amount, however, is tied to a reference pool or pools of mortgages.  Credit swaps involve the receipt of floating or fixed note payments in exchange for assuming potential credit losses on an underlying security. Credit swaps give one party to a transaction the right to dispose of or acquire an asset (or group of assets), or the right to receive a payment from the other party, upon the occurrence of specified credit events.

Equity Index Swaps

A Sub-Manager Fund may enter into equity index swaps.  Equity index swaps involve the exchange by a Sub-Manager Fund with another party of cash flows based upon the performance of an index or a portion of an index of securities which usually includes dividends.  A Sub-Manager Fund may purchase cash-settled options on equity index swaps.  A cash-settled option on a swap gives the purchaser the right, but not the obligation, in return for the premium paid, to receive an amount of cash equal to the value of the underlying swap as of the exercise date.  These options typically are purchased in privately negotiated transactions from financial institutions, including securities brokerage firms.

Currency Swaps

A Sub-Manager Fund may enter into currency swaps for both hedging and non-hedging purposes.  Currency swaps involve the exchange of rights to make or receive payments in specified foreign currencies.  Since currency swaps are individually negotiated, a Sub-Manager Fund would expect to achieve an acceptable degree of correlation between its portfolio investments and its currency swap positions.  Currency swaps usually involve the delivery of the entire principal value of one designated currency in exchange for another designated currency.  Therefore, the entire principal value of a currency swap is subject to the risk that the other party to the swap will default on its contractual delivery obligations.  The use of currency swaps is a highly specialized activity which involves special investment techniques and risks.  If its Sub-Manager is incorrect in its forecasts of market values and currency exchange rates, the Sub-Manager Fund’s performance will be materially adversely affected.  If there is a default by the other party to such a transaction, the Sub-Manager Fund will have contractual remedies pursuant to the agreements related to the transaction.

Total Return Swaps

A Sub-Manager Fund may invest in total return swaps with appropriate counterparties.  In a total return swap, one party pays a rate of interest in exchange for the total rate of return on another investment.  For example, if a Sub-Manager Fund wished to invest in a senior loan, it could instead enter into a total return swap and receive the

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total return of the senior loan, less the “funding cost,” which would be a floating interest rate payment to the counterparty.

Swaptions

The Master Fund and Sub-Manager Funds may also purchase and write (sell) options contracts on swaps, commonly referred to as swaptions.  A swaption is an option to enter into a swap agreement.  Like other types of options, the buyer of a swaption pays a non-refundable premium for the option and obtains the right, but not the obligation, to enter into an underlying swap on agreed-upon terms.  The seller of a swaption, in exchange for the premium, becomes obligated (if the option is exercised) to enter into an underlying swap on agreed upon terms.

Certain swap agreements into which a Sub-Manager Fund enters may require the calculation of the obligations of the parties to the agreements on a “net basis.”  Consequently, the Sub-Manager Fund’s current obligations (or rights) under such swap agreements generally will be equal only to the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement (the “net amount”).  The risk of loss with respect to swaps consists of the net amount of the payments that the Sub-Manager Fund is contractually obligated to make.  If the other party to a swap defaults, the Sub-Manager Fund’s risk of loss consists of the net amount of the payments that the Sub-Manager Fund contractually is entitled to receive.

Mortgage-Backed Securities

A Sub-Manager Fund may invest in mortgage-backed securities.  Mortgage-backed securities represent direct or indirect participations in, or are collateralized by and payable from, mortgage loans secured by real property.  Mortgage-backed securities can be backed by either fixed rate mortgage loans or adjustable rate mortgage loans, and may be issued by either a governmental or non-governmental entity.  Privately issued mortgage-backed securities are normally structured with one or more types of “credit enhancement.”  However, these mortgage-backed securities typically do not have the same credit standing as U.S. government guaranteed mortgage-backed securities.

Mortgage-backed securities may include multiple class securities, including collateralized mortgage obligations (“CMOs”) and real estate mortgage investment conduit (“REMIC”) pass-through or participation certificates.  CMOs provide an investor with a specified interest in the cash flow from a pool of underlying mortgages or of other mortgage-backed securities.  CMOs are issued in multiple classes.  In many cases, payments of principal are applied to the CMO classes in the order of their respective stated maturities, so that no principal payments will be made on a CMO class until all other classes having an earlier stated maturity date are paid in full.  A REMIC is a CMO

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that qualifies for special tax treatment under the Code and invests in certain mortgages principally secured by interests in real property and other permitted investments.

Mortgage-backed securities also include stripped mortgage-backed securities (“SMBSs”), which are derivative multiple class mortgage-backed securities.  SMBSs are usually structured with two different classes: one that receives substantially all of the interest payments and the other that receives substantially all of the principal payments from a pool of mortgage loans.  The market value of SMBSs consisting entirely of principal payments generally is unusually volatile in response to changes in interest rates.  The yields on SMBSs that receive all or most of the interest from mortgage loans are generally higher than prevailing market yields on other mortgage-backed securities because their cash flow patterns are more volatile and there is a greater risk that the initial investment will not be fully recouped.

Asset-Backed Securities

A Sub-Manager Fund may invest in asset-backed securities.  Asset-backed securities are securities whose principal and interest payments are collateralized by pools of assets such as auto loans, credit card receivables, leases, installment contracts and personal property.  Asset-backed securities are often subject to more rapid repayment than their stated maturity date would indicate as a result of the pass-through of prepayments of principal on the underlying loans.  During periods of declining interest rates, prepayment of loans underlying asset-backed securities can be expected to accelerate.  Accordingly, a Sub-Manager Fund’s ability to maintain positions in such securities will be affected by reductions in the principal amount of such securities resulting from prepayments, and its ability to reinvest the returns of principal at comparable yields is subject to generally prevailing interest rates at that time.  Asset-backed securities present credit risks that are not presented by mortgage-backed securities.  This is because asset-backed securities generally do not have the benefit of a security interest in collateral that is comparable to mortgage assets.  If the issuer of an asset-backed security defaults on its payment obligations, there is the possibility that, in some cases, a Sub-Manager Fund will be unable to possess and sell the underlying collateral and that a Sub-Manager Fund’s recoveries on repossessed collateral may not be available to support payments on the securities.  In the event of a default, a Sub-Manager Fund may suffer a loss if it cannot sell collateral quickly and receive the amount it is owed.

Distressed Securities

A Sub-Manager Fund may invest in debt or equity securities of domestic and foreign issuers in weak financial condition, experiencing poor operating results, having substantial capital needs or negative net worth, facing special competitive or product obsolescence problems, or that are involved in bankruptcy or reorganization proceedings. Investments of this type may involve substantial financial and business risks that can

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result in substantial or at times even total losses.  Among the risks inherent in investments in troubled entities is the fact that it frequently may be difficult to obtain information as to the true condition of such issuers.  Such investments also may be adversely affected by state and federal laws relating to, among other things, fraudulent transfers and other voidable transfers or payments, lender liability, and a bankruptcy court’s power to disallow, reduce, subordinate, or disenfranchise particular claims.  The market prices of such securities are also subject to abrupt and erratic market movements and above-average price volatility, and the spread between the bid and ask prices of such securities may be greater than those prevailing in other securities markets.  It may take a number of years for the market price of such securities to reflect their intrinsic value.  In liquidation (both in and out of bankruptcy) and other forms of corporate reorganization, there exists the risk that the reorganization either will be unsuccessful (due to, for example, failure to obtain requisite approvals), will be delayed (for example, until various liabilities, actual or contingent, have been satisfied), or will result in a distribution of cash or a new security the value of which will be less than the purchase price to the Sub-Manager Fund of the security in respect to which such distribution was made.

Repurchase Agreements

The Fund, the Master Fund and the Sub-Manager Funds may enter into repurchase agreements with commercial banks and broker-dealers as a short-term cash management tool.  A repurchase agreement is an agreement under which a party acquires a security, generally a U.S. government obligation, subject to resale at an agreed upon price and date.  The resale price reflects an agreed upon interest rate effective for the period of time the acquiring party holds the security and is unrelated to the interest rate on the security.  Although the Fund’s and the Master Fund’s repurchase agreements will at all times be fully collateralized, this may not always be true of repurchase agreements entered into by the Sub-Manager Funds.

Repurchase agreements could involve certain risks in the event of bankruptcy or other default by the seller.  If a seller under a repurchase agreement were to default on the agreement and be unable to repurchase the security subject to the repurchase agreement, the Fund, the Master Fund or the applicable Sub-Manager Fund would look to the collateral underlying the seller’s repurchase agreement, including the security subject to the repurchase agreement, for satisfaction of the seller’s obligation.  In such an event, the Fund, the Master Fund or the applicable Sub-Manager Fund may incur a loss if the value of the collateral declines and may incur disposition costs in liquidating the collateral.  In addition, the Fund, the Master Fund or the applicable Sub-Manager Fund may be subject to possible delays or restrictions on its ability to dispose of the underlying securities.  Repurchase agreements are typically entered into for periods of one week or less.  The SEC staff currently takes the position that repurchase agreements maturing in more than seven days are illiquid.

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Reverse Repurchase Agreements

The Fund, the Master Fund and the Sub-Manager Funds may enter into reverse repurchase agreements, subject, in the case of the Fund and Master Fund, to applicable requirements of the Investment Company Act.  A reverse repurchase agreement typically involves the sale of a security by a party to a bank or securities dealer and the selling party’s simultaneous agreement to repurchase that security for a fixed price (reflecting a rate of interest) on a specific date, and may be considered a form of borrowing for some purposes.  These transactions involve risks that the value of portfolio securities the Fund, the Master Fund or a Sub-Manager Fund relinquishes may decline below the price the Fund, the Master Fund or the applicable Sub-Manager Fund must pay when the transaction closes or that the other party to a reverse repurchase agreement will be unable or unwilling to complete the transaction as scheduled, which may result in losses to the Fund, the Master Fund or the Sub-Manager Fund.  Reverse repurchase agreements are a form of leverage that may also increase the volatility of the Fund’s, the Master Fund’s or a Sub-Manager Fund’s investment portfolio.

Lending Portfolio Securities

The Master Fund and the Sub-Manager Funds may lend securities (which, in the case of the Master Fund, will not include its interests in the Sub-Manager Funds) from their portfolios to broker-dealers, institutional investors, or other persons pursuant to securities lending agreements.  During the period of such a loan, the Master Fund or the Sub-Manager Fund will be entitled to payments of the interest, dividends or other distributions payable on the loaned securities. Additionally, the Master Fund or the Sub-Manager Fund will retain at least a portion of the interest earned on the investment of the collateral or a fee from the borrower or placing agent.  However, the Master Fund or the Sub-Manager Fund generally will pay certain administrative and custodial fees in connection with each loan.  Any loans of securities must be secured by collateral at least equal to 100% of the value of the loaned securities, marked to market on a daily basis.  It is expected that the Master Fund or the Sub-Manager Fund will generally receive collateral consisting of cash, U.S. government securities, letters of credit or other similar instruments in connection with a loan of portfolio securities.

The risks in lending portfolio securities, as with other extensions of secured credit, consist of possible delays in receiving additional collateral or in the recovery of the loaned securities or the possible loss of rights in the collateral should the borrower fail financially.  In addition, the Master Fund or the Sub-Manager Fund will be responsible for any loss that might result from its investment of the borrower’s collateral.  In the case of the Master Fund, loans will be made only to firms deemed by the Investment Manager to be of good standing and will not be made unless, in the judgment of the Investment Manager, the consideration to be earned from such loans would justify the risk.  The Investment Manager or an affiliate of the Investment Manager may serve as the lending agent for the Sub-Manager Fund and, subject to applicable regulatory approval, the

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Master Fund, may share in revenue received from securities lending transactions as compensation for this service.

BOARDS OF MANAGERS AND OFFICERS

The business operations of the Fund are managed and supervised under the direction of the Board, subject to the laws of the State of Delaware and the Fund’s limited liability company agreement (“LLC Agreement”).  The business operations of the Master Fund are managed and supervised under the direction of the Master Fund Board, subject to the laws of the State of Delaware and the Master Fund’s limited liability company agreement (“Master Fund LLC Agreement”).  The Board and the Master Fund Board each has overall responsibility for the management and supervision of the business affairs of the applicable fund on behalf of its members, including the authority to establish policies regarding the management, conduct and operation of its business.  The Board and the Master Fund Board each exercises the same powers, authority and responsibilities on behalf of the applicable fund as are customarily exercised by the board of directors of a registered investment company organized as a corporation.  The officers of the Fund and the Master Fund conduct and supervise the daily business operations of the applicable fund.

The members of the Board and the Master Fund Board (each, a “Manager”) are not required to contribute to the capital of the Fund or the Master Fund or to hold interests therein.  A majority of the Managers of each of the Board and the Master Fund Board are not “interested persons” (as defined in the Investment Company Act) of either the Fund or the Master Fund (collectively, the “Independent Managers”).

The identity of the Managers of the Board and the Master Fund Board and officers of the Fund and the Master Fund, and their brief biographical information, including their addresses, their date of birth and descriptions of their principal occupations during the past five years is set forth below.

The Managers serve on the Board or the Master Fund Board for terms of indefinite duration.  A Manager’s position in that capacity will terminate if the Manager is removed or resigns or, among other events, upon the Manager’s death, incapacity, retirement or bankruptcy.  A Manager may resign upon written notice to the other Managers of the applicable fund, and may be removed either by (i) the vote of at least two-thirds of the Managers of the applicable fund not subject to the removal vote or (ii) the vote of members of the applicable fund holding not less than two-thirds of the total number of votes eligible to be cast by all members of the applicable fund.  In the event of any vacancy in the position of a Manager, the remaining Managers of the applicable fund may appoint an individual to serve as a Manager so long as immediately after the appointment at least two-thirds of the Managers of such fund then serving have been elected by the members of such fund.  Each of the Board and the Master Fund Board may call a meeting of the applicable fund’s members to fill any vacancy in the position of a

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Manager of such fund, and must do so if the Managers who were elected by the members of such fund cease to constitute a majority of the Managers then serving on the Board of Managers of such fund.

INDEPENDENT MANAGERS

NAME, ADDRESS AND YEAR OF BIRTH	POSITION(S) HELD WITH THE FUND	LENGTH OF TIME SERVED	PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS AND OTHER DIRECTORSHIPS HELD BY MANAGER	NUMBER OF PORTFOLIOS IN FUND COMPLEX OVERSEEN BY MANAGER OR OFFICER
John R. Hass Year of Birth: 1961 c/o J.H. Whitney Investment Management, LLC 711 Fifth Avenue Suite 410 New York, NY 10022	Manager	Since Inception	President, Gatehouse Inc. (2010-Present); Managing Director of Alternative Investments Group, Brown Brothers Harriman (1987-2010).	3
Andrew E. Schultz Year of Birth: 1958 c/o J.H. Whitney Investment Management, LLC 711 Fifth Avenue Suite 410 New York, NY 10022	Manager	Since Inception	1999- present, Member, Holding Capital Group. Board Activities: Niagara LaSalle Steel, Director representing interest of minority shareholders/lenders M|C Communications, Moard Member and Chairman of Compensation Committee PSI LLC, Board Chairman Mori Lee, LLC, Managing Member MT Group, LLC, Managing Member	3

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John E. Welsh, III Year of Birth: 1951 c/o J.H. Whitney Investment Management, LLC 711 Fifth Avenue Suite 410 New York, NY 10022	Manager	Since Inception	President, Avalon Capital Partners, LLC (2005-Present); Chairman, General Cable Corporation (2001-Present).	3
(1)        Until 2010, Mr. Hass served as a Managing Director at Brown Brothers Harriman.  The Investment Manager serves as a sub-adviser to one of Brown Brothers Harriman’s private funds.

INTERESTED MANAGERS AND OFFICERS

NAME, ADDRESS AND YEAR OF BIRTH	POSITION(S) HELD WITH THE FUND	LENGTH OF TIME SERVED	PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS AND OTHER DIRECTORSHIPS HELD BY MANAGER	NUMBER OF PORTFOLIOS IN FUND COMPLEX OVERSEEN BY MANAGER OR OFFICER
William Ng Year of Birth: 1972 c/o J.H. Whitney Investment Management, LLC 711 Fifth Avenue Suite 410 New York, NY 10022	President and Manager	Since Inception	Chief Executive Officer, J.H. Whitney Investment Management, LLC (2009 - Present); Portfolio Manager, J.H. Whitney Investment Management, LLC (2004 - 2009).	3
John M. B. O’Connor Year of Birth: 1954 c/o J.H. Whitney Investment Management, LLC 711 Fifth Avenue Suite 410 New York, NY 10022	Manager	Since Inception	Chairman, J.H. Whitney Investment Management, LLC (2009-Present); Chairman and Chief Executive Officer, Tactronics Holdings, LLC (2009 to Present); Chief Executive Officer, J.H. Whitney Investment Management, LLC (2004 - 2009).	3

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Patricia Zemlanicky Year of Birth: 1970 c/o J.H. Whitney Investment Management, LLC 711 Fifth Avenue Suite 410 New York, NY 10022	Treasurer	Since Inception	Chief Financial Officer, J.H. Whitney Investment Management, LLC (2009 - Present); Controller, J.H. Whitney Investment Management, LLC (2002-2009).	3
Laura Wajs Year of Birth: 1977 c/o J.H. Whitney Investment Management, LLC 711 Fifth Avenue Suite 410 New York, NY 10022	Chief Compliance Officer	Since Inception	Chief Compliance Officer, J.H. Whitney Investment Management, LLC (2006 - Present); Neuberger Berman. Deputy Director of Compliance. (2004-2006)	3
M. Christine Bellarosa Year of Birth: 1970 c/o J.H. Whitney Investment Management, LLC 711 Fifth Avenue Suite 410 New York, NY 10022	Secretary	Since Inception	Group Controller, J.H. Whitney Investment Management, LLC (2009 - Present); Vice President, J.P. Morgan Hedge Fund Services (2006- 2009). Citigroup Asset Management, Vice President (2003-2006)	3

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The Board believes that each of the Managers’ experience, qualifications, attributes and skills on an individual basis and in combination with those of the other Managers lead to the conclusion that each Manager should serve in such capacity.  Among the attributes common to all Managers is the ability to review critically, evaluate, question and discuss information provided to them, to interact effectively with the other Managers, the Adviser, other service providers, counsel and the independent registered public accounting firm, and to exercise effective business judgment in the performance of their duties as Managers.  A Manager’s ability to perform his or her duties effectively may have been attained through the Manager’s business, consulting,  and public service; experience as a board member of non-profit entities or other organizations; education or professional training; and/or other life experiences.  In addition to these shared characteristics, set forth below is a brief discussion of the specific experience, qualifications, attributes or skills of each Manager.

William Ng.   Mr. Ng has been a Manager since the Fund’s inception.  He is the Chief Executive Officer of the Investment Manager.  Mr. Ng has over 12 years of investment management experience.

John M. B. O’Connor.   Mr. O’Connor has been a Manager since the Fund’s inception.  He is Chairman of the Investment Manager and previously served as Chief Executive Officer of the Investment Manager before assuming the role of Chairman in 2009.  He previously served as Chief Executive Officer of J.H. Whitney Investment Management, LLC before assuming the role of Chairman in January 2009.  Mr. O’Connor has over 19 years of experience in the investment management field.

John R. Hass.   Mr. Hass has been a Manager since the Fund’s inception.  He has over 23 years of investment management experience.

Andrew E. Schultz.   Mr. Schultz has been a Manager since the Fund’s inception.  He has over 24 years of business and private equity experience.

John E. Welsh III.   Mr. Welsh has been a Manager since the Fund’s inception.  He has over 35 years of investment management, finance and business experience.

Specific details regarding each Manager’s principal occupations during the past five years are included in the table above.

Leadership Structure and Oversight Responsibilities

Overall responsibility for oversight of the Fund rests with the Board.  The Fund, through the Master Fund, has engaged the Investment Manager to manage the Funds and the Master Fund on a day-to-day basis.  The Board and the Master Fund Board are responsible for overseeing the Investment Manager and other service providers in the

26

operations of the Fund and the Master Fund in accordance with the provisions of the 1940 Act, applicable provisions of state and other laws and the LLC Agreement and Master Fund LLC Agreement.  The Board is currently composed of five members, three of whom are Independent Managers.  The Board will meet in-person at regularly scheduled meetings four times each year. In addition, the Board may hold special in-person or telephonic meetings or informal conference calls to discuss specific matters that may arise or require action between regular meetings.  The Independent Managers have also engaged independent legal counsel to assist them in performing their oversight responsibility.  The Independent Managers will meet with their independent legal counsel in-person prior to and during each quarterly in-person board meeting.  As described below, the Board has established an Audit Committee, and may establish ad hoc committees or working groups from time to time to assist the Board in fulfilling its oversight responsibilities.

The Board has appointed John M.B. O’Connor to serve in the role of Chairman. The Chairman’s role is to preside at all meetings of the Board and to act as liaison with the Adviser, other service providers, counsel and other Managers generally between meetings.  The Chairman serves as a key point person for dealings between management and the Managers.  The Chairman may also perform such other functions as may be delegated by the Board from time to time.  The Board has determined that the Board’s leadership structure is appropriate because it allows the Board to exercise informed and independent judgment over matters under its purview and it allocates areas of responsibility among committees of Managers and the full Board in a manner that enhances effective oversight.

The Fund is subject to a number of risks, including investment, compliance, operational and valuation risks, among others.  Risk oversight forms will form of the Board’s general oversight of the Fund and will be addressed as part of various Board and committee activities.  Day-to-day risk management functions are subsumed within the responsibilities of the Investment Manager and other service providers (depending on the nature of the risk), which carry out the Fund’s investment management and business affairs.  The Investment Manager and other service providers employ a variety of processes, procedures and controls to identify various events or circumstances that give rise to risks, to lessen the probability of their occurrence and/or to mitigate the effects of such events or circumstances if they do occur.  Each of the Investment Manager and other service providers have their own independent interests in risk management, and their policies and methods of risk management will depend on their functions and business models.  The Board recognizes that it is not possible to identify all of the risks that may affect the Fund or to develop processes and controls to eliminate or mitigate their occurrence or effects.  The Board will require senior officers of the Fund, including the President, Treasurer and Chief Compliance Officer (“CCO”) and the Investment Manager, to report to the full Board on a variety of matters at regular and special meetings of the Board, including matters relating to risk management.  The Board and the

27

Audit Committee will also receive regular reports from the Fund’s independent registered public accounting firm on internal control and financial reporting matters.  The Board will also receive reports from certain of the Fund’s other primary service providers on a periodic or regular basis, including the Fund’s custodian, distributor, sub-administrator and securities lending counterparty.  The Board may, at any time and in its discretion, change the manner in which it conducts risk oversight.

Committees of the Boards of Managers

Audit Committee

The Board has formed an Audit Committee that is responsible for overseeing the Fund’s accounting and financial reporting policies and practices, its internal controls, and, as appropriate, the internal controls of certain service providers; overseeing the quality and objectivity of the Fund’s financial statements and the independent audit of those financial statements; and acting as a liaison between the Fund’s independent auditors and the full Board.  In performing its responsibilities, the Audit Committee will select and recommend annually to the entire Board a firm of independent certified public accountants to audit the books and records of the Fund for the ensuing year, and will review with the firm the scope and results of each audit.  The Audit Committee currently consists of each of the Fund’s Independent Managers.  As the Fund is recently organized, the Audit Committee has not held any meetings during the last year.  The Master Fund Board has established an Audit Committee that provides similar functions and currently has the same membership as the Fund’s Audit Committee.

Manager Ownership of Securities

The Fund has not yet commenced operations.  Therefore, none of the Managers owns Units.As of June 4, 2010, none of the Independent Managers (or their immediate family members) owned securities of the Investment Manager, or of an entity (other than a registered investment company) controlling, controlled by or under common control with the Investment Manager.

Manager Compensation

In consideration of the services rendered by the Independent Managers, the Master Fund will pay each Independent Manager a retainer of $18,000 per year.  The Fund will bear the cost of this compensation indirectly through its investment in the Master Fund. The Independent Managers do not receive any pension or retirement benefits.

Managers that are interested persons will be compensated by the Investment Manager and/or its affiliates and will not be separately compensated by the Fund or the Master Fund.

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The following table sets forth certain information regarding the compensation of the Managers, estimated for the current fiscal year ending March 31, 2011.

Name of Manager	Aggregate Compensation from the Fund	Total Compensation from Fund and Fund Complex Paid to Managers
John R. Hass	$0	$18,000
Andrew E. Schultz	$0	$18,000
John E. Welsh III	$0	$18,000
William Ng	$0	$0
John M. B. O’Connor	$0	$0

CODES OF ETHICS

The Fund, the Master Fund and the Investment Manager each has adopted a code of ethics pursuant to Rule 17j-1 of the Investment Company Act, which is designed to prevent affiliated persons of the Fund, the Master Fund and the Investment Manager from engaging in deceptive, manipulative, or fraudulent activities in connection with securities held or to be acquired by the Fund or the Master Fund.  The codes of ethics permit persons subject to them to invest in securities, including securities that may be held or purchased by the Fund or the Master Fund, subject to a number of restrictions and controls.  Compliance with the codes of ethics is carefully monitored and enforced.

The codes of ethics are included as exhibits to the Fund’s registration statement filed with the SEC and can be reviewed and copied at the SEC’s Public Reference Room in Washington, DC.  Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-942-8090.  The codes of ethics are available on the EDGAR database on the SEC’s Internet site at http://www.sec.gov, and may also be obtained after paying a duplicating fee, by electronic request at the following E-mail address: publicinfo@sec.gov, or by writing the SEC’s Public Reference Section, Washington, DC  20549-0102.

INVESTMENT MANAGEMENT AND OTHER SERVICES

The Investment Manager

J.H. Whitney Investment Management, LLC, a Delaware limited liability company (the “Investment Manager”), serves as the investment manager to the Master Fund.  The Investment Manager is registered with the SEC under the Investment Advisers Act of 1940, as amended.  Subject to the general supervision of the Master Fund Board, and in accordance with the investment objective, policies, and restrictions of the

29

Master Fund, the Investment Manager is responsible for the management and operation of the Master Fund and the selection of Sub-Manager Funds and Portfolio Account Managers with which the Master Fund invests its assets.  The Investment Manager provides such services to the Master Fund pursuant to an investment management agreement with the Master Fund (the “Investment Management Agreement”).

In the United States and Singapore, the Investment Manager has 27 employees and manages $1.2 billion in fund assets as of March 31, 2010.  The Investment Manager and its affiliates have a well-established presence in the Asian markets.  The Investment Manager manages three Asian-focused single strategy funds, one Asian focused multi-strategy fund, and several Asian-focused managed accounts.  Additionally, J.H. Whitney Pan-Asia Advisor II, LLC, wholly owned by the Investment Manager, is the sub-adviser of an Asian focused multi-strategy fund.

The Investment Manager was formerly affiliated with J.H. Whitney & Co. (“JHW&Co.”).  JHW&Co. was founded in 1946 by John Hay Whitney as one of the first private equity firms in the United States.  Over the years, the firm helped shape the development of the private equity industry while sponsoring hundreds of successful market-leading businesses.  While private equity remained the foundation of its business, in the 1990s the firm expanded the scope of its business to other classes of alternative assets, including mezzanine debt and hedge funds.  In 1996, JHW&Co. launched its first hedge fund with capital from the firm’s principals, and in 2000 the first Asian-focused hedge fund was opened to outside investors.  The Investment Manager was formed in 2004 to further expand the hedge fund activities.  As a result of the continued growth of the hedge fund area, JHW&Co.’s hedge fund and private equity fund operations developed into two distinct business enterprises with separate managements, and in December of 2006 these two businesses were separated and are now controlled and operated independently of each other.  The Investment Manager is the registered investment adviser for all of the hedge fund operations.  JHW&Co.’s activities are now only in the areas of the private equity and mezzanine debt funds.

The Investment Management Agreement became effective as of March 22, 2010, and will continue in effect for an initial two-year term.  Thereafter, the Investment Management Agreement will continue in effect from year to year provided such continuance is specifically approved at least annually by (i) the vote of a majority of outstanding voting securities of the Master Fund or a majority of the Master Fund Board, and (ii) the vote of a majority of the Independent Managers of the Master Fund, cast in person at a meeting called for the purpose of voting on such approval.

Through its investment in the Master Fund (via the Offshore Fund), the Fund will bear a proportionate share of the investment management fee (“Investment Management Fee”) paid by the Master Fund to the Investment Manager in consideration of the advisory and other services provided by the Investment Manager to the Master Fund.  Pursuant to the Investment Management Agreement, the Master Fund will pay the

30

Investment Manager a monthly Investment Management Fee equal to 2.00% on an annualized basis of the Master Fund’s net assets as of each month-end.  The Investment Management Fee will be paid to the Investment Manager out of the Master Fund’s assets and will decrease the net profits or increase the net losses of the Master Fund that are credited to or debited against each Master Fund member’s capital account, thereby decreasing the net profits or increasing the net losses of the Fund.  Net assets means the total value of all assets of the Master Fund, less an amount equal to all accrued debts, liabilities and obligations of the Master Fund.  The Investment Management Fee will be computed based on the net assets of the Master Fund as of the last day of each month, and will be due and payable in arrears within five business days after the end of the month.

The Portfolio Management Team

The personnel of the Investment Manager who will initially have primary responsibility for the day-to-day management of the Master Fund’s portfolio (the “Portfolio Management Team”) are William Ng and Steve Sun.

Other Accounts Managed by the Portfolio Management Team (1)

PORTFOLIO MANAGER	TYPE OF ACCOUNTS	TOTAL # OF ACCOUNTS MANAGED	TOTAL ASSETS	# OF ACCOUNTS MANAGED FOR WHICH ADVISORY FEE IS BASED ON PERFORMANCE	TOTAL ASSETS FOR WHICH ADVISORY FEE IS BASED ON PERFORMANCE
William Ng	Registered Investment Companies	0	$0	0	$0
	Other Pooled Investment Vehicles	2	$330mm	2	$330mm
	Other Accounts	0	$0	0	$0

Steve Sun	Registered Investment Companies	0	$0	0	$0
	Other Pooled Investment Vehicles	2	$330mm	2	$330mm
	Other Accounts	0	$0	0	$0
 (1)         As of May 15, 2010.

Conflicts of Interest

The Fund may be subject to a number of actual and potential conflict of interests.

Each of the Investment Manager, the Administrator, and the Sub-Managers, and each of their respective employees or affiliates, may conduct any other business, including any business within the securities industry, and may act as general partner, managing member, investment manager or administrator for others, may manage funds or capital for others, may have, make and maintain investments in their own names or through other entities, may serve as a consultant, partner or stockholder of one or more

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Sub-Manager Funds, partnerships, securities firms or advisory firms and may act as a director, officer or employee of any corporation, a trustee of any trust, an executor or administrator of any estate or an administrative official of any other business entity.  The Investment Manager, the Administrator, or any of their respective employees or affiliates, or any entity or account managed by the Investment Manager or its affiliates, may establish or have agreements, arrangements, associations or other business relationships with the Sub-Managers, funds managed by the Sub-Managers or any other service provider that may provide services to the Fund or the Sub-Manager Funds or in respect of the Sub-Manager Funds or their brokers.  Such activities may involve actual or apparent conflicts of interest between the Investment Manager, the Administrator and the Sub-Managers and their employees and affiliates, on one hand, and the Fund and the Master Fund, on the other.  The Investment Manager will not be required to give the Fund, any Member or any member of the Master Fund preference with respect to any investment opportunity, and none of the Investment Manager, the Administrator or the Sub-Managers, or their employees or affiliates, will be required to refrain from any other activity or disgorge any profits from any such activity and will not be required to devote all or any particular part of its time and effort to the Fund, the Master Fund or their affairs.

Investment Manager Conflicts:  The Investment Manager’s activities in connection with investments proposed for and held by the Fund could, in certain circumstances, result in a conflict of interest as a result of additional compensation that would be paid to or earned by the Investment Manager, its affiliates, employees or principals.  Such circumstances could include the following:

•
Subject to applicable law, the Investment Manager and its affiliates may engage in marketing activities, act as distributor and/or provide back-office support on behalf of unaffiliated hedge funds in which the Master Fund may invest.

•	Subject to applicable law, the Investment Manager, its affiliates, employees or principals may invest in the managers or management companies of Sub-Manager Funds in which the Master Fund may invest.

Portfolio Manager Conflicts:  Certain conflicts may arise out of a portfolio manager’s activities in connection with proposed investments on behalf of the Fund, including but not limited to the following:

•
A Sub-Manager of a Sub-Manager Fund may determine that it would be appropriate for a Sub-Manager Fund and one or more of its other accounts to participate in an investment opportunity at the same time.  When this happens, the portfolio manager may aggregate, place, or allocate orders on any basis that the Sub-Manager elects.  Decisions in this regard are necessarily subjective and there

32

is no requirement that the Sub-Manager Fund participates, or participates to the same extent as the other accounts, in all trades.

•
Conflicts of interest may also arise from the fact that the Sub-Managers and their affiliates generally will be carrying on substantial investment activities for other clients, including other investment funds, in which the Fund will have no interest.  The Sub-Managers of the Sub-Manager Funds may have financial incentives to favor certain of such accounts over the Sub-Manager Funds. Any of their proprietary accounts and other customer accounts may compete with the Sub-Manager Funds for specific trades, or may hold positions opposite to positions maintained on behalf of the Sub-Manager Funds.  The Sub-Managers may give advice and recommend securities to, or buy or sell securities for, a Sub-Manager Fund in which the Fund’s assets are invested, which advice or securities may differ from advice given to, or securities recommended or bought or sold for, other accounts and customers, even though their investment objectives may be the same as, or similar to, those of any Sub-Manager Fund or the Fund.

When a Sub-Manager of a Sub-Manager Fund determines that it would be appropriate for a Sub-Manager Fund and one or more of its other accounts to participate in an investment opportunity at the same time, it may aggregate, place, or allocate orders on any basis that the Sub-Manager elects. Decisions in this regard are necessarily subjective and there is no requirement that the Sub-Manager Fund participates, or participates to the same extent as the other accounts, in all trades.

•
Situations may occur where the Fund could be disadvantaged because of the investment activities conducted by a Sub-Manager of a Sub-Manager Fund for its other accounts. Such situations may be based on, among other things, the following: (1) legal restrictions on the combined size of positions that may be taken for a Sub-Manager Fund or the other accounts, thereby limiting the size of the Sub-Manager Fund’s position; (2) the difficulty of liquidating an investment for a Sub-Manager Fund or the other accounts where the market cannot absorb the sale of the combined positions; and (3) the determination that a particular investment is warranted only if hedged with an option or other instrument and there is a limited availability of such options or other instruments.

The directors, partners, trustees, managers, members, officers and employees of the Investment Manager and their affiliates may buy and sell securities or other investments for their own accounts (including through Sub-Manager Funds managed by the Investment Manager or its affiliates).  As a result of differing trading and investment strategies or constraints, positions may be taken by directors, partners, trustees, managers, members, officers and employees that are the same, different from or made at different times than positions taken for the Fund or Master Fund.  To reduce the possibility that the Fund or Master Fund will be materially adversely affected by the personal trading described above, each of the Fund, the Master Fund, and the Investment Manager have

33

adopted codes of ethics in compliance with Section 17(j) of the Investment Company Act that restricts securities trading in the personal accounts of investment professionals and others who normally come into possession of information regarding the portfolio transactions of the Fund or the Master Fund.  See “CODES OF ETHICS.”

Compensation

           The Investment Manager compensates the portfolio managers for their management of the Master Fund. The portfolio managers' compensation consists of a salary and a bonus. The bonus is based on the performance of the Master Fund relative to a peer group as measured on a one and three year basis, profitability of the firm and individual performance. Individual performance is subjective and may be based on a number of factors, such as the individual's leadership and contributions to the development of the investment team.

Portfolio Management Team’s Ownership of Securities in the Fund and Master Fund

The Fund and the Master Fund have not yet commenced operations. Therefore, none of the portfolio managers owns Units or Master Fund Interests.

BROKERAGE

Each Sub-Manager is responsible for placing orders for the execution of portfolio transactions and the allocation of brokerage for any Sub-Manager Fund it manages.  Transactions on U.S. stock exchanges and on some non-U.S. stock exchanges involve the payment of negotiated brokerage commissions.  On the great majority of non-U.S. stock exchanges, commissions are fixed.  In over-the-counter markets, securities are generally traded on a “net” basis with dealers acting as principal for their own accounts without a stated commission, although the price of a security usually includes a profit to the dealer.  In underwritten offerings, securities are purchased at a fixed price which includes an amount of compensation to the underwriter, generally referred to as the underwriter’s concession or discount.  On occasion, certain instruments may be purchased directly from an issuer, in which case no commissions or discounts are paid.

The Investment Manager expects that each Sub-Manager selected by the Master Fund will generally select brokers and dealers to effect transactions on behalf of its Sub-Manager Fund substantially as described below, although the Investment Manager can give no assurance that a Sub-Manager will adhere to, and comply with, the described practices.  The Investment Manager generally expects that, in selecting brokers and dealers to effect transactions on behalf of a Sub-Manager Fund, a Sub-Manager will seek to obtain the best price and execution for the transactions, taking into account factors such as price, size of order, difficulty of execution and operational facilities of a brokerage firm and the firm’s risk in positioning a block of securities.  Subject to

34

appropriate disclosure, however, Sub-Managers of Sub-Manager Funds that are not investment companies registered under the Investment Company Act may select brokers on a basis other than that outlined above and may receive benefits other than research or that benefit the Sub-Manager rather than its Sub-Manager Fund.  This may result in a Sub-Manager not paying the lowest commissions available on each transaction.  The Investment Manager may, but need not, consider the broker selection process employed by a Sub-Manager as a factor in determining whether to invest in its Sub-Manager Fund.

Consistent with seeking best price and execution, a Sub-Manager may place brokerage orders with brokers (including affiliates of the Investment Manager) that may provide the Sub-Manager and its affiliates with supplemental research, market and statistical information, including advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities, and furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts.  The expenses of a Sub-Manager are not necessarily reduced as a result of the receipt of this supplemental information, which may be useful to the Sub-Manager or its affiliates in providing services to clients other than a Sub-Manager Fund.  In addition, not all of the supplemental information is used by the Sub-Manager in connection with a Sub-Manager Fund in which the Master Fund invests.  Conversely, the information provided to the Sub-Manager by brokers and dealers through which other clients of the Sub-Manager and its affiliates effect securities transactions may be useful to the Sub-Manager in providing services to a Sub-Manager Fund.

The foregoing considerations also apply with respect to Portfolio Account Managers.  In addition, in the case of a broker selected by a Portfolio Account Manager, the Investment Manager may receive from such broker research and other information of the types described in the preceding paragraph.

It is the policy of each of the Fund and the Master Fund to obtain the best results in connection with effecting its portfolio transactions taking into account factors similar to those expected to be considered by the Sub-Managers as described above.  In most instances, the Master Fund will purchase interests in a Sub-Manager Fund directly from the Sub-Manager Fund, and such purchases by the Master Fund may be, but are generally not, subject to transaction expenses.  Nevertheless, the Fund and the Master Fund anticipate that some of their portfolio transactions (including investments in Sub-Manager Funds by the Master Fund) may be subject to expenses.  The Fund and the Master Fund contemplate that, consistent with the policy of obtaining the best net result, any brokerage transactions of the Fund and the Master Fund may be conducted through affiliates of the Investment Manager as permitted under the Investment Company Act.

35

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND LEGAL COUNSEL

PricewaterhouseCoopers LLP, whose principal business address is 300 Madison Avenue, New York, NY 10017, has been selected as independent registered public accounting firm for the Fund and the Master Fund and in such capacity will audit the Fund’s and the Master Fund’s annual financial statements and financial highlights.

Drinker Biddle & Reath LLP, One Logan Square, Ste. 2000, Philadelphia, PA 19103-6996, serves as counsel to the Fund and the Master Fund.

CUSTODIAN

UMB Bank, N.A. (the “Custodian”), serves as the primary custodian of the assets of the Fund and the Master Fund, including the assets managed by the Portfolio Account Managers, and may maintain custody of such assets with U.S. and non-U.S. subcustodians (which may be banks, trust companies, securities depositories and clearing agencies) in accordance with the requirements of Section 17(f) of the Investment Company Act.  Assets of the Fund, the Master Fund and Sub-Manager Funds are not held by the Investment Manager or commingled with the assets of other accounts other than to the extent that securities are held in the name of the Custodian or U.S. or non-U.S. subcustodians in a securities depository, clearing agency or omnibus customer account of such custodian.  The Custodian’s principal business address is 1010 Grand Boulevard, Kansas City, Missouri 64106.

ANTI-MONEY LAUNDERING CONSIDERATIONS

If the Fund, the Investment Manager or any governmental agency believes that the Fund has sold Units to, or is otherwise holding assets of, any person or entity that is acting, directly or indirectly, in violation of federal, international or other anti-money laundering laws, rules, regulations, treaties or other restrictions, or on behalf of any suspected terrorist or terrorist organization, suspected drug trafficker, or senior foreign political figure(s) suspected of engaging in corruption, the Fund, the Investment Manager or such governmental agency may freeze the assets of such person or entity invested in the Fund.  The Fund may also be required to, or deem it necessary or advisable to, remit or transfer those assets to a governmental agency, in some cases without prior notice to the investor.

PROXY VOTING POLICIES AND PROCEDURES

           The Investment Manager will vote proxies in accordance with the proxy voting policy attached as Appendix A.  The Fund and the Master Fund will be required to file Forms N-PX, with their complete proxy voting record for the twelve months ended June

36

30, no later than August 31 of each year.  Once filed, the Fund’s and the Master Fund’s Forms N-PX filing will be available:  (i) without charge, upon request, by calling the Fund at 1-888-369-1860 or (ii) by visiting the SEC’s website at www.sec.gov.

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APPENDIX A

J.H. WHITNEY INVESTMENT MANAGEMENT, LLC

PROXY VOTING POLICY

Purpose.  J.H. Whitney Investment Management, LLC (“JHWIM”) has adopted this Proxy Voting Policy to seek to ensure that voting authority on behalf of each of the investment funds (collectively, the “Funds”) that it and its affiliates manage is exercised in a manner consistent with the best interests of such Fund.  It is JHWIM’s policy to vote proxies in respect to client securities for the exclusive benefit of and in the best economic interests of the Funds.  JHWIM seeks to do this in the manner that, in its judgment, is most likely to maximize total return to the Funds as investors in the securities being voted.

Proxy Voting Committee.  JHWIM has established a Proxy Voting Committee to oversee and administer this Policy and the voting of proxies on behalf of Funds.  The Committee’s responsibilities include reviewing and updating this Policy as may be appropriate from time to time; identifying and resolving any material conflicts of interest that may affect particular proxy votes; when deemed appropriate, consulting with portfolio managers and investment professionals on particular proposals or categories of proposals presented for vote; and determining how to vote.

Proxy Review.  Because JHWIM does not have to deal with large numbers of proxies, it has adopted a policy of reviewing all proxy items on a case-by-case basis rather than categorizing the types of items that are submitted to stockholder votes establishing specific guidelines with respect to each such item (e.g., always vote for, always vote against, or review on a case-by-case basis).  Proxy statements from portfolio companies of its domestic hedge funds will be reviewed initially by the fund manger of such Fund.  Proxy materials from portfolio companies of its foreign hedge funds that are accompanied by English language translations or summaries will be reviewed initially by JHWIM’s Chief Compliance Officer.  To the extent that he deems necessary, each Proxy Voting Committee member will consult with the other members of the Proxy Voting Committee and JHWIM’s investment professionals and other personnel in determining whether a material conflict of interest may exist and in reaching a decision as to how to vote on each item.  If the Committee member believes that a material conflict of interest may exist, the item will be referred to the Proxy Voting Committee for a determination as to whether such a conflict exists.  If no conflict of interest is found to exist, the Committee member will vote the proxy with respect to such item.  Investors in a Fund may obtain information as to how JHWIM voted with respect to securities held by the Fund by written request to JHWIM’s Chief Compliance Officer.

A-1

Conflicts of Interest.  Given the nature of the activities of JHWIM and the Funds, it is not contemplated that material conflicts of interest between JHWIM’s interests and those of a Fund will arise frequently.  A JHWIM investment professional may on occasion serve on the Board of Directors of a portfolio company.  JHWIM does not believe that this, of itself, presents a material conflict of interest, whether in voting on the election of directors or on any other matter.  In determining whether a conflict of interest is material, the Committee members may take into consideration the relative size of any ownership or other economic interest held by JHWIM and/or its personnel.  If the Proxy Voting Committee determines that a material conflict of interest does exist, the Chief Compliance Officer will decide how the matter will be handled.  He will either (a) make the decision himself as to how the shares will be voted if he believes that he is in position to disregard the conflict and make a determination as to what is in the best interests of the Fund, or (b) refer the matter to an independent third party (e.g., outside counsel) who will be authorized to determine how the proxy will be voted with respect to such matter.  JHWIM will provide such third party with access to its personnel for purposes of answering questions and providing information, but it will not provide advice or make any recommendation to the third party as to how the proxy should be voted.

Circumstances Under Which JHWIM Does Not Vote Proxies.  JHWIM may elect not to vote a proxy for securities of a Fund where it determines that the time and cost involved in voting such proxy will exceed any expected potential benefit to the Fund.  Examples of such circumstances include proxy materials that are in a foreign language and are not accompanied by English language translations or sufficiently detailed summaries, and shareholder social and environmental proposals whose impact on share value can rarely be anticipated with any high degree of confidence.  JHWIM believes that the time and expense involved in having such foreign proxy materials translated into English and in evaluating such social and environmental proposals outweigh any value to the Fund.  JHWIM may also elect not to vote proxies in situations where the securities are no longer held in a Fund’s account or are unavailable to vote or when the proxy and other relevant materials are not received in sufficient time to allow analysis or an informed vote by the voting deadline.  JHWIM will not vote proxies with respect to a Fund’s portfolio securities if proxy voting discretion has been delegated to a third party.

A-2

PART C:
OTHER INFORMATION

JHW Pan Asia Strategies Fund, LLC (the “Registrant”)

Item 25.  Financial Statements and Exhibits

(1)	Financial Statements:

Not Applicable.

(2)	Exhibits

(a)(1)	See Appendix A.

(a)(2)	Certificate of Limited Liability Company is incorporated by reference to Exhibit (a)(2) of the Registrant’s Registration Statement as previously filed on January 15, 2010.

(b)	Not applicable.

(c)	Not applicable.

(d)	Refer to Exhibit (a)(1).

(e)	Not applicable.

(f)	Not applicable.

(g)	Not applicable.

(h)	Form of Placement Agent Agreement is filed herewith.

(i)	Not applicable.

(j)	Form of Custody Agreement is filed herewith.

(k)(1)	Form of Administration Agreement is filed herewith.

(k)(2)	Form of Escrow Agreement is filed herewith.

(l)	Not applicable.

(m)	Not applicable.

(n)	Not applicable.

(o)	Not applicable.

(p)	Not applicable.

(q)	Not applicable.

(r)(1)	Code of Ethics of Registrant is filed herewith.

(r)(2)	Code of Ethics of J.H. Whitney Investment Management, LLC is filed herewith.

Item 26.  Marketing Arrangements

Not applicable.

Item 27.  Other Expenses of Issuance and Distribution of Securities Being Registered

All figures are estimates:

Registration fees	$0
Legal fees	$77,000
Printing fees	$10,000
Blue Sky fees	$1,500
Transfer Agent fees	$30,000

Total	$118,500

Item 28.  Persons Controlled by or Under Common Control With Registrant

The Board of JHW Pan Asia Strategies Master Fund, LLC (the “Master Fund”) is identical to the board of managers of the Registrant and JHW Pan Asia Strategies TE Fund, LLC (together the “Feeder Funds”).  In addition, the officers of the Master Fund and these other funds are substantially identical.  Nonetheless, the Master Fund takes the position that it is not under common control with the Feeder Funds since the power residing in the respective boards and officers arises as a result of an official position with the respective funds.

Item 29.  Number of Holders of Securities

Title of Class	Number of Record Holders*
Limited Liability Company Interests	0
* As of June 1, 2010.

Item 30.  Indemnification

Section 3.7 of the Registrant’s Limited Liability Company Agreement states as follows:

(a)        To the fullest extent permitted by law, the Fund shall, subject to Section 3.7(b) hereof, indemnify each Manager, former Manager, officer and former officer of the Fund (including for this purpose their executors, heirs, assigns, successors or other legal representatives) from and against all losses, charges, claims, expenses, assessments, damages, costs and liabilities (collectively, “Losses”), including, but not limited to, amounts paid in satisfaction of judgments, in compromise, or as fines or penalties, and reasonable counsel fees and disbursements, incurred in connection with the defense or disposition of any action, suit, investigation or other proceeding, whether civil or criminal, before any judicial, arbitral, administrative or legislative body, in which such indemnitee may be or may have been involved as a party or otherwise, or with which such indemnitee may be or may have been threatened, while in office or thereafter, by reason of being or having been a Manager or officer of the Fund, as applicable, or the past or present performance of services to the Fund by such indemnitee, except to the extent such Losses shall have been finally determined in a non-appealable decision on the merits in any such action, suit, investigation or other proceeding to have been incurred or suffered by such indemnitee by reason of willful misfeasance or gross negligence involved in the conduct of such indemnitee’s office. The rights of indemnification provided under this Section 3.7 shall not be construed so as to provide for indemnification of an indemnitee for any Losses (including any liability under federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith) to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the applicable provisions of this Section 3.7 to the fullest extent permitted by law.  Any manager of the Fund appointed by the Organizational Member prior to the effectiveness of this Agreement shall be deemed to be a “Manager” for purposes of this Section 3.7.

(b)        Expenses, including reasonable counsel fees and disbursements, so incurred by any such indemnitee (but excluding amounts paid in satisfaction of judgments, in compromise, or as fines or penalties), shall be paid or reimbursed by the Fund in advance of the final disposition of any such action, suit, investigation or proceeding upon receipt of an undertaking by or on behalf of such indemnitee to repay to the Fund amounts so paid if it shall ultimately be determined that indemnification of such expenses is not authorized under Section 3.7(a) hereof.

(c)        Any indemnification or advancement of expenses made pursuant to this Section 3.7 shall not prevent the recovery from any indemnitee of any such amount if such indemnitee subsequently shall be determined in a final decision on the merits of any court of competent jurisdiction in any action, suit, investigation or proceeding involving the liability or expense that gave rise to such indemnification or advancement of expenses to be liable to the Fund or its Members by reason of willful misfeasance or gross negligence involved in the conduct of such indemnitee’s office.

(d)        As to the disposition of any action, suit, investigation or proceeding (whether by a compromise payment, pursuant to a consent decree or otherwise) without an adjudication or a decision on the merits by a court, or by any other body before which the proceeding shall have been brought, that an indemnitee is liable to the Fund or its Members by reason of willful misfeasance or gross negligence involved in the conduct of such indemnitee’s office, indemnification shall be provided pursuant to Section 3.7(a) hereof if (i) approved as in the best interests of the Fund by a majority of the Managers (excluding any Manager who is seeking indemnification hereunder) upon a determination based upon a review of readily available facts (as opposed to a full trial-type inquiry) that such indemnitee acted in good faith and in the reasonable belief that the actions or omissions in question were in the best interests of the Fund and that such indemnitee is not liable to the Fund or its Members by reason of willful misfeasance or gross negligence involved in the conduct of such indemnitee’s office, or (ii) the Board of Managers secures a written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry) to the effect that such indemnitee acted in good faith and in the reasonable belief that the actions or omissions in question were in the best interests of the Fund and that such indemnitee is not liable to the Fund or its Members by reason of willful misfeasance or gross negligence involved in the conduct of such indemnitee’s office.

(e)         In any suit brought by an indemnitee to enforce a right to indemnification under this Section 3.7 it shall be a defense that, and in any suit in the name of the Fund to recover any indemnification or advancement of expenses made pursuant to this Section 3.7 the Fund shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in this Section 3.7.  In any such suit brought to enforce a right to indemnification or to recover any indemnification or advancement of expenses made pursuant to this Section 3.7, the burden of proving that the indemnitee is not entitled to be indemnified, or to any indemnification or advancement of expenses, under this Section 3.7 shall be on the Fund (or any Member acting derivatively or otherwise on behalf of the Fund or its Members).

(f)         An indemnitee may not satisfy any right of indemnification or advancement of expenses granted in this Section 3.7 or to which he, she or it may otherwise be entitled except out of the assets of the Fund, and no Member shall be personally liable with respect to any such claim for indemnification or advancement of expenses, provided that Section 3.7(e) shall not limit the rights of the Fund pursuant to Section 2.10.

(g)         The rights of indemnification provided hereunder shall not be exclusive of or affect any other rights to which any person may be entitled by contract or otherwise under law.  Nothing contained in this Section 3.7 shall affect the power of the Fund to purchase and maintain liability insurance on behalf of any Manager, officer of the Fund or other person.

(h)         To the extent permitted by applicable law, the Placement Agent and the Administrator, and any other party serving as the placement agent or administrator of the Fund or providing other services to the Fund shall be entitled to indemnification from the Fund upon such terms and subject to such conditions and exceptions, and with such entitlement to have recourse to the assets of the Fund with a view to meeting and discharging the cost thereof as may be provided under the Placement Agent Agreement, the Administration Agreement or any agreement between any such party and the Fund.

Item 31.  Business and Other Connections of Investment Manager

Information as to the directors and officers of the Master Fund’s Investment Manager, J.H. Whitney Investment Management, LLC, together with information as to any other business, profession, vocation, or employment of a substantial nature in which the Investment Manager, and each director, executive officer, managing member or partner of the Investment Manager, is or has been, at any time during the past two fiscal years, engaged in for his or her own account or in the capacity of director, officer, employee, managing member, partner or trustee, is included in its Form ADV as filed with the Securities and Exchange Commission (File No. 801- 65465), and is incorporated herein by reference.

Item 32.  Location of Accounts and Records

All accounts, books, and other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940 and the rules promulgated thereunder are maintained at the offices of (i) the Registrant, (ii) the Registrant’s Administrator, and/or (iii) the Registrant’s counsel.  The address of each is as follows:

1.	JHW Pan Asia Strategies Fund, LLC
711 Fifth Avenue, Suite 410
New York, NY 10022

2.	J.D. Clark & Company
2425 Lincoln Avenue
Ogden, Utah 84401

3.	Drinker Biddle & Reath LLP
One Logan Square, Ste. 2000
Philadelphia, PA 19103

Item 33.  Management Services

Not applicable.

Item 34.  Undertakings

Not applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York in the State of New York on the 4th day of June, 2010.

JHW Pan Asia Strategies Fund, LLC

By:	/s/ William Ng
Name: William Ng
Title: President

Exhibit Index

(h)	Form of Placement Agency Agreement

(j)	Form of Custody Agreement

(k)(1)	Form of Administration Agreement

(k)(2)	Form of Escrow Agreement

(r)(1)	Code of Ethics of the Registrant

(r)(2)	Code of Ethics of J.H. Whitney Investment Management, LLC